As filed with the Securities and Exchange Commission on July 29, 2021

Registration No. 333-258146

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

Amendment No. 1

to

FORM S-1

________________________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Electric Last Mile Solutions, Inc.

(Exact name of registrant as specified in its charter)

________________________

Delaware	3711	84-2308711
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1055 W. Square Lake Road
Troy, Michigan 48098
(888) 825-9111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Benjamin Wu

General Counsel and Secretary

Electric Last Mile Solutions, Inc.

1055 W. Square Lake Road

Troy, Michigan 48098

(888) 825-9111

(Name, address, including zip code, and telephone number including area code, of agent for service)

________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Paul D. Broude, Esq.

Megan A. Odroniec, Esq.

Garrett F. Bishop, Esq.

Foley & Lardner LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 342-4000

________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(9)
Common stock, par value $0.0001 per share	110,104,070(2)	$9.62(3)	$1,059,201,154(3)	$115,559
Private Placement Warrants to purchase common stock	247,082(4)		(5)	(5)
Common stock, par value $0.0001 per share, underlying the Public Warrants	8,333,293(6)	$11.50(7)	$95,832,870	$10,456(7)
Common stock, par value $0.0001 per share, underlying the Private Placement Warrants	247,082(8)	$11.50(7)	$2,841,443	$310(7)
Total			$1,157,875,467	$126,325

____________

(1)      Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)      110,104,070 shares of common stock registered for resale by the Selling Securityholders named in this Registration Statement, which includes (i) up to 6,250,000 Founder Shares (as defined below) issued in a private placement to the Sponsor (as defined below), (ii) up to 741,250 shares of common stock that were a constituent part of the Private Placement Units (as defined below), (iii) up to 82,360,597 shares of common stock issued or issuable to the ELM stockholders (as defined below), including Earnout Shares (as defined below) and shares of Adjustment Escrow Stock (as defined below) that may be issued to the ELM stockholders, (iv) up to 13,000,000 shares issued in a private placement to third-party investors, (v) up to 2,752,223 shares issued to the holders of convertible promissory notes upon automatic conversion of such notes, and (vi) up to 5,000,000 shares issued to SF Motors, Inc. d/b/a SERES.

(3)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on July 21, 2021 (this date being the date as of which the initial filing fee was calculated and which was within five business days of the date that this Registration Statement was first filed with the U.S. Securities and Exchange Commission), as reported on the Nasdaq Global Select Market.

(4)      247,082 Private Placement Warrants registered for resale by the Selling Securityholders.

(5)      In accordance with Rule 457(i) under the Securities Act, the entire registration fee for these Private Placement Warrants is allocated to the shares of common stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

(6)      8,333,293 shares issuable upon the exercise of the Public Warrants (as defined below), based on the number of Public Warrants outstanding on July 21, 2021.

(7)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The price per share and aggregate offering price are based on the price at which the warrants may be exercised.

(8)      247,082 shares issuable upon the exercise of the Private Placement Warrants.

(9)      The registration fee was previously paid by the registrant in connection with the filing of its Registration Statement on Form S-1 on July 23, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated July 29, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

118,684,445 Shares of Common Stock
Warrants to Purchase 247,082 Shares of Common Stock

The selling securityholders named in this prospectus may offer and sell from time to time up to 110,351,152 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to 247,082 shares of common stock, consisting of:

•        up to 6,250,000 Founder Shares (as defined below) issued in a private placement to the Sponsor (as defined below);

•        up to 205,416 Private Placement Warrants (as defined below) issued in a private placement to the Sponsor;

•        up to 41,666 Private Placement Warrants issued in a private placement to the IPO underwriter (as defined below);

•        up to 247,082 shares of common stock issuable upon exercise of the Private Placement Warrants;

•        up to 741,250 shares of common stock that were a constituent part of the Private Placement Units (as defined below);

•        up to 82,360,597 shares of common stock issued or issuable to the stockholders of Electric Last Mile, Inc. (the “ELM stockholders”) as merger consideration pursuant to the Merger Agreement (as defined below), which includes Earnout Shares (as defined below) and shares of Adjustment Escrow Stock that may be issued to the ELM stockholders;

•        up to 13,000,000 shares of common stock issued in a private placement that closed immediately prior to the closing of the Business Combination (as defined below);

•        up to 2,752,223 shares of common stock issued to the holders of convertible promissory notes previously issued by Electric Last Mile, Inc. upon automatic conversion of such notes in connection with the closing of the Business Combination; and

•        up to 5,000,000 shares of common stock issued to SF Motors, Inc. d/b/a SERES (“SERES”) in accordance with the SERES Asset Purchase Agreement (as defined below) upon the closing of the Business Combination.

In addition, this prospectus relates to the issuance by us of (i) up to 8,333,293 shares of common stock that are issuable upon the exercise of the Public Warrants (as defined below), which were previously registered, and (ii) up to 247,082 shares of common stock that are issuable upon the exercise of the Private Placement Warrants.

The Selling Securityholders may offer, sell or distribute all or a portion of these securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or warrants. See “Plan of Distribution” beginning on page 96 of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock and Public Warrants are listed on The Nasdaq Global Select Market under the symbols “ELMS” and “ELMSW”, respectively. On July 28, 2021, the last reported sales price of our common stock was $8.63 per share and the last reported sales price of our Public Warrants was $1.75 per Public Warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendment or supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021.

You should rely only on the information contained in this prospectus, in any supplement to this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, prospects, financial condition, and results of operations may have changed since that date.

For investors outside the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this prospectus, including statements regarding our future financial performance, strategy, operations, operating results, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “might,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “possible,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain such identifying terms. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

•        our financial and business performance following the Business Combination, including financial projections and business metrics;

•        our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•        developments and projections relating to our competition and industry;

•        our business, expansion plans and opportunities;

•        our ability to profitably expand into new markets;

•        our ability to execute our business model, including market acceptance of our planned products and services;

•        our ability to realize our projected timelines and cost and volume targets for the production, launch and ramp up of production of our vehicles and the modification of our manufacturing facility;

•        our ability to obtain customers, obtain product orders, and convert our non-binding pre-orders into binding orders or sales;

•        our ability to implement our business plans and strategies;

•        our ability to raise capital in the future; and

•        our ability to address other factors detailed herein under the section entitled “Risk Factors”.

Forward-looking statements are based on management’s current expectations, assumptions, beliefs, estimates, projections, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. While we believe these expectations, assumptions, beliefs, estimates, projections, intentions and strategies are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus are not guarantees of future performance. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by the forward-looking statements. In addition, even if our actual results or performance are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or performance in future periods.

SELECTED DEFINITIONS

In this document:

“Adjustment Escrow Stock” means the 250,000 shares of common stock that the Company placed into an escrow account at the Closing of the Business Combination (in each case as defined below) to secure any downward post-closing merger consideration adjustment.

“Board” means the Board of Directors of the Company.

“Business Combination” means the business combination and related transactions contemplated by the Merger Agreement (as defined below), which were consummated on June 25, 2021.

“Class A common stock” means the Class A common stock, par value $0.0001 per share, of Forum prior to the Closing of the Business Combination. In connection with the Closing, each share of Class A common stock was converted into one share of common stock of the Company.

“Class B common stock” means the Class B common stock, par value $0.0001 per share, of Forum prior to the Closing of the Business Combination. In connection with the Closing, each share of Class B common stock was converted into one share of Class A common stock and each such share of Class A common stock was converted into one share of common stock of the Company.

“Closing” means the closing of the Business Combination on June 25, 2021.

“common stock” means, except where otherwise indicated or where context implies, the common stock of the Company, par value $0.0001 per share.

“Earnout Shares” means the 5,000,000 shares of common stock that are payable after the Closing to the ELM stockholders (as defined below) pursuant to the Merger Agreement upon satisfaction, during the 36-month period after the Closing, of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 shares of common stock will be released to the ELM stockholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 shares of common stock will be released to the ELM stockholders. The Earnout Shares were placed into an escrow account at the Closing of the Business Combination.

“ELM” means Electric Last Mile, Inc., a Delaware corporation, and, following the Business Combination, a wholly owned subsidiary of the Company.

“ELMS Facility” means the Company’s manufacturing facility located at 12900 McKinley Highway, Mishawaka, Indiana.

“ELM stockholder” means a holder of ELM’s common stock, par value $0.001 per share, prior to the Business Combination.

“ELMS Vehicles” means the Company’s Urban Delivery and Urban Utility vehicles.

“EVAP Operations” means the Electric Vehicle Assembly Plant Operations, a wholly owned component of SERES, certain assets of which were purchased by ELM pursuant to the SERES Asset Purchase Agreement (as defined below).

“Forum” means Forum Merger III Corporation, which was our name prior to the Business Combination.

“Forum IPO” or “IPO” means Forum’s initial public offering.

“Founder Shares” means the 6,250,000 shares of Class B common stock of Forum owned by Sponsor which, upon the closing of the Business Combination, converted on a one-for-one basis into common stock of the Company.

“Intellectual Property” means all intellectual property and industrial property rights, including all: (a) works of authorship and expressions, whether or not copyrightable, including copyrights, designs, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights, and all unregistered design rights, design registrations, design patents, and applications for any of the foregoing

(“Copyrights and Design Rights”); (b) trade secrets, business and technical information and know-how and other confidential and proprietary information and all rights therein (“Know-How”); (c) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, algorithms, data collections, computerized databases, and other related specifications and documentation (“Software”); (d) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other government-issued indicia of invention ownership, including inventor’s certificates, petty patents, and patent utility models (“Patents”), provided that, “Patents” does not include any unregistered design rights, design registrations, design patents, and applications for any of the foregoing; and (e) trademarks, service marks, trade names, brand names, logos, trade dress, and other similar designations of source, sponsorship, association, or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications, and renewals for, any of the foregoing (“Trademarks”), provided that “Trademarks” does not include any unregistered design rights, design registrations, design patents, and applications for any of the foregoing.

“IPO underwriter” means Jefferies LLC.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 10, 2020, by and among Forum, ELMS Merger Corp., a Delaware corporation and, prior to the Closing, a wholly owned subsidiary of Forum (“Merger Sub”), ELM, and Jason Luo, in his capacity as the initial stockholder representative to ELM, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated May 7, 2021. Copies of the Merger Agreement and Amendment No. 1 are available at https://www.sec.gov/Archives/edgar/data/1784168/000121390020042147/ea131352ex2-1_forum3.htm and https://www.sec.gov/Archives/edgar/data/1784168/000121390021025170/ea140522ex2-1_forummer3.htm.

“Private Placement Shares” means the shares of common stock included in the Private Placement Units.

“Private Placement Units” means the 741,250 units issued in the concurrent private placement at the time of the Forum IPO to the Sponsor and the IPO underwriter, of which 616,250 were held by the Sponsor and 125,000 were held by the IPO underwriter, with each unit comprised of one Private Placement Share and one-third of one Private Placement Warrant.

“Private Placement Warrants” means the warrants included in the Private Placement Units issued in the concurrent private placement at the time of the Forum IPO, with each warrant entitling its holder to purchase one share of common stock at a price of $11.50 per share, in accordance with its terms.

“Public Warrants” means the warrants included in the units issued in the Forum IPO, each of which was originally exercisable for one share of Class A common stock, at an exercise price of $11.50 per share, in accordance with its terms, and each of which is now exercisable for one share of common stock.

“Selling Securityholders” means the selling securityholders named in this prospectus.

“SERES” means SF Motors Inc. (d/b/a SERES).

“SERES Asset Purchase Agreement” means the agreement of purchase and sale, dated April 9, 2021, by and between SERES and ELM.

“SERES Exclusive Intellectual Property License Agreement” means the exclusive IP license agreement, dated April 9, 2021, by and between SERES and ELM.

“SERES Licensed Intellectual Property” means the following Intellectual Property of EC35 and D51 models that are owned by SERES and Sokon and used in the design, manufacture, development, market, sell, offer to sell, or commercialize the SERES Licensed Products as such SERES Licensed Products are designed, manufactured, marketed and sold by SERES as of April 9, 2021: (a) Copyrights and Design Rights, including drawings, plans, specifications, and other engineering documentation, quality control and testing plans, databases, and data collections, and all other written documentation related to the SERES Licensed Products; (b) Know-How, including technical documents for welding, painting and assembling (including 3D data, 2D drawing, technical standard, BOM list), technical protocol, electrical diagram, manufacturing process and flow, configuration data, performance parameters, technical index, technical reports, test reports (if any), operation guidance, and other related technical knowledge, experience, methods or the combination that are not known to the public; and (c) trade secrets, business and technical information and other confidential and proprietary information and rights; provided that, for clarity, “SERES Licensed Intellectual Property” does not include any Patents, any Trademarks, any software, the product model name “EC35” and “D51”, any Copyright or Design Rights in connection with the design of the styling of headlights of the Licensed Product, or any Intellectual Property owned by any party other than SERES and its affiliates. A complete list of all SERES Licensed Intellectual Property is attached as Exhibit A to the SERES Exclusive Intellectual Property License Agreement.

“SERES Licensed Products” means urban utility or commercial vehicles designated as of April 9, 2021 as SERES’s EC35 and D51 models, including skateboards used for urban utility truck, cargo van, and open bed truck vehicles described in Exhibit B to the SERES Exclusive Intellectual Property License Agreement. SERES Licensed Products do not include headlights of both the EC35 and the D51 models, or any parts or components to the vehicles that are supplied by third parties.

“SERES Service Agreement” means the service agreement, dated March 24, 2021, by and between SERES and ELM.

“SERES/Sokon Contracts” means the SERES Exclusive Intellectual Property License Agreement, the SERES Asset Purchase Agreement and the Sokon Supply Agreement.

“Sokon” means Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd.

“Sokon Supply Agreement” means the supply agreement, dated April 9, 2021, by and between Sokon and ELM.

“Sponsor” means Forum Investors III LLC.

“Warrant Agreement” means the Warrant Agreement, dated August 18, 2020, by and between the Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent.

“warrants” means the Private Placement Warrants and the Public Warrants.

“Wuling Contracts” means the Wuling Master Purchase Agreement, the Wuling Services Agreement, and the Wuling Supplemental Agreement.

“units” means the units of Forum sold in the Forum IPO, each of which consisted of one share of common stock and one-third of one Public Warrant, with each Public Warrant entitling the holder thereof to purchase one share of common stock at an exercise price of $11.50 per share. Prior to the Closing, each unit of Forum consisted of one share of Class A common stock and one-third of one Public Warrant of Forum, with each Public Warrant entitling the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share. Upon the Closing, the units separated into their component parts.

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PROSPECTUS SUMMARY

The following summary highlights selected information about our company and this offering that is included elsewhere in this prospectus in greater detail. It does not contain all of the information that you should consider before investing in our securities. Before investing in our securities, you should read this entire prospectus carefully, including the information presented under the heading “Risk Factors,” under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our consolidated and combined financial statements and notes thereto.

In this prospectus, unless we indicate otherwise or the context requires, the “Company,” “our company,” “the registrant,” “we,” “our,” “ours” and “us” refer to Electric Last Mile Solutions, Inc. (f/k/a Forum Merger III Corporation) and our consolidated subsidiaries (including ELM). All references to “Forum” refer to the Company before the Closing.

Our Company

We are a commercial electric vehicle solutions company founded for the purpose of designing, engineering, manufacturing and customizing electric “last mile” delivery and utility vehicles. According to the Electric Last Mile Solutions Market Study by Strategy&, over half of the total delivery cost for shipped packages is incurred in the last mile portion of the delivery. Our planned products are being designed with the goal of providing cost-effective, reliable and customized solutions for customers engaged in the last mile delivery of goods and services, with an expected purchase price parity with competing internal combustion engine (“ICE”) models and an anticipated lower cost of ownership as compared to competing ICE models. We expect to launch our first product, the Urban Delivery vehicle, by the end of the third quarter of 2021. If we are able to successfully launch the Urban Delivery on our current timetable, we believe, based on our current understanding of the competitive landscape, that the Urban Delivery will be the first electric Class 1 commercial vehicle in the U.S. market.

Our core mission is to transform the last mile commercial delivery business by meeting the needs and value considerations of customers who operate in the last mile segment. With the rise of e-commerce, this segment has experienced growing demand for electric vehicles that provide practical and cost-effective solutions to the issues facing the segment which include, but are not limited to, how to optimize delivery, efficiency and cost.

We believe that our in-house engineering expertise in vehicle integration, U.S. safety compliance and homologation, electric powertrain engineering, data connectivity and vehicle customization will provide us with a differentiated capability to bring reliable and customizable electric vehicles to the U.S. market. We plan to use existing components and platforms from other vehicle manufacturers as the foundation for our vehicle designs, and source various subsystems and componentry from a variety of suppliers to assemble our own, unique electric vehicles. Our design and engineering team will focus on the design, efficacy and safety of our vehicles and the adaptation of the chosen platforms and components for use in our vehicles. We believe that designing our vehicles around existing vehicle components and platforms will enable us to bring our electric delivery vehicles to the U.S. market on an accelerated timescale compared to manufacturers of competitive vehicles.

Currently, we are focused on bringing to market delivery and utility vehicles in the Class 1 (vehicles with a maximum gross vehicle weight of 6,000 lbs) to Class 3 (vehicles with a maximum gross vehicle weight between 10,001 and 14,000 lbs) commercial vehicle segments. We believe that our current design for the Urban Delivery will appeal to vehicle purchasers and end customers in both the Class 1 and Class 2 (vehicles with a maximum gross weight between 6,001 and 10,000 lbs) commercial vehicle segments. Similarly, we expect that our second commercial vehicle, the Urban Utility, will appeal to vehicle purchasers and end customers in both the Class 2 and Class 3 commercial vehicle segments.

We also aim to provide digital and customization solutions to our potential customers to maximize fleet efficiency and lower total cost of ownership as compared to our ICE and electric vehicle competitors. We seek to develop a differentiated, customer-specific suite of digital and productivity solutions as well as customized vehicles through the integration of vehicle upfitting during our production process.

Risk Factors

There are a number of risks that you should understand before making an investment decision regarding our securities. These risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary. If any of these risks actually occur, our business, prospects, financial condition, or results of operations would likely be materially and adversely affected. In such case, the trading price of our common stock would likely decline, and you may lose all or part of your investment. These risks include, but are not limited to:

•        Until such time as, and if, we develop or obtain rights to alternative technology and/or components, we will be dependent on agreements such as the SERES Exclusive Intellectual Property License Agreement and/or the Wuling Master Purchase Agreement for the technology underlying the platform for, and/or the technology and components used in, our Urban Delivery and Urban Utility vehicles.

•        The Sokon Supply Agreement and the Wuling Master Purchase Agreement are currently the only sources for a significant portion of the components to be used in our Urban Delivery and Urban Utility vehicles.

•        We currently depend on our rights under the SERES/Sokon Contracts and/or the Wuling Contracts to operate our business.

•        We have no prior operating history, which makes it very difficult to evaluate our future business prospects.

•        Failure to successfully finish the modification of the ELMS Facility to support the commercial production of the ELMS Vehicles could adversely affect our business, prospects, financial condition, and results of operations. We will rely on complex machinery for our operations, and production of the ELMS Vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs.

•        As the ELMS Vehicles are still in the development phase, we do not have any current customers or any pending orders, and there is no assurance that non-binding pre-orders will be converted into binding orders or sales.

•        Our growth depends upon our ability to develop and maintain relationships with suppliers of critical components, including battery cells, and to develop our supply chain, while effectively managing the risks related to such relationships.

•        We may experience delays in realizing our projected timelines and cost and volume targets for the production, launch and ramp up of production of the ELMS Vehicles and the modification of the ELMS Facility, which could adversely impact our business, prospects, financial condition, and results of operations.

•        We will initially depend on revenue generated from a single vehicle model and in the foreseeable future will be significantly dependent on a limited number of models.

•        We may not be able to accurately estimate the supply and demand for the ELMS Vehicles, which could result in inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

•        Our growth is dependent upon the willingness of operators of commercial vehicle fleets and fleet management companies to adopt electric vehicles and on our ability to produce, sell and service vehicles that meet their needs. If the market for commercial electric delivery vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition, and results of operations will be adversely affected.

•        Increases in costs, disruption of supply or shortage of lithium-ion battery cells and/or microchips could harm our business.

•        We face intense competition, which could prevent us from potentially being the “first to market” in the United States’ Class 1 electric commercial vehicle market with an electric “last mile” urban delivery vehicle. Many of our competitors have significantly greater financial or other resources, longer operating histories and greater name recognition than we do, and one or more of these competitors could use their greater resources and/or name recognition to gain market share at our expense or could make it difficult for us to establish significant market share.

•        Our electric vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than the ELMS Vehicles. We may be unable to keep up with changes in electric vehicle technology as new entrants and existing, larger manufacturers enter the electric vehicle space.

•        If the ELMS Vehicles fail to perform as expected, our ability to develop, market and sell the ELMS Vehicles could be harmed.

•        Our success may be dependent on our development and protection of intellectual property rights.

•        The ELMS Facility could be damaged or adversely affected as a result of disasters or other unpredictable events. Any prolonged disruption in the operations of the ELMS Facility would adversely affect our business, prospects, financial condition, and results of operations.

•        If we are unable to establish and maintain confidence in our long-term business prospects among commercial fleet operators and fleet management companies and within our industry, our financial condition, operating results and business prospects may be adversely affected.

•        There are complex software and technology systems that must be developed and/or modified in coordination with vendors and suppliers in order to commence full scale production of the ELMS Vehicles, and there can be no assurance such systems will be successfully developed and/or modified.

•        Interruption or failure of, or unauthorized access to, our or the ELMS Vehicles’ information technology and communications systems could adversely affect our operating results and reputation.

•        We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of the ELMS Vehicles and our business, prospects, financial condition, and results of operations.

•        Management has limited experience in operating a public company.

•        The other risks and factors described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time we are no longer considered to be an emerging growth company. At times, we may elect to early adopt a new or revised standard.

We will remain an emerging growth company until the earliest of: (i) the last day of our first fiscal year following the fifth anniversary of the closing of the Forum IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the Securities and Exchange Commission, which means (among other things) that the aggregate market value of our common equity held by non-affiliates is at least $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three year period.

For risks related to our status as an emerging growth company, see “Risk Factors — We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.”

Corporate Information

Forum was incorporated in Delaware in June 2019 as a blank check company under the name Forum Merger III Corporation. Our principal executive offices are located at 1055 W. Square Lake Road, Troy, Michigan 48098, and our telephone number is (888) 825-9111. Our corporate website address is www.electriclastmile.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

On June 25, 2021, Forum and ELM consummated the transactions contemplated by the Merger Agreement, following approval at the special meeting of the stockholders of Forum held on June 24, 2021, with ELM continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. In connection with the Closing of the Business Combination, we changed our name from “Forum Merger III Corporation” to “Electric Last Mile Solutions, Inc.”

The Offering

Securities offered by us

We are registering (i) 8,333,293 shares of common stock issuable by us upon exercise of the Public Warrants that were previously registered, and (ii) 247,082 shares of common stock issuable by us upon the exercise of the Private Placement Warrants.

Securities offered by the Selling Securityholders

We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 110,351,152 shares of common stock and warrants to purchase 247,082 shares of common stock, which includes:

•   up to 6,250,000 Founder Shares issued in a private placement to the Sponsor;

•   up to 205,416 Private Placement Warrants issued in a private placement to the Sponsor;

•   up to 41,666 Private Placement Warrants issued in a private placement to the IPO underwriter;

•   up to 247,082 shares of common stock issuable upon exercise of the Private Placement Warrants;

•   up to 741,250 shares of common stock that were a constituent part of the Private Placement Units;

•   up to 82,360,597 shares of common stock issued or issuable to the ELM stockholders as merger consideration pursuant to the Merger Agreement, which includes Earnout Shares and shares of Adjustment Escrow Stock that may be issued to the ELM stockholders;

•   up to 13,000,000 shares of common stock issued in a private placement that closed immediately prior to the closing of the Business Combination;

•   up to 2,752,223 shares of common stock issued to the holders of convertible promissory notes previously issued by ELM upon automatic conversion of such notes in connection with the closing of the Business Combination; and

•   up to 5,000,000 shares of common stock issued to SERES in accordance with the SERES Asset Purchase Agreement upon the closing of the Business Combination.

Terms of the offering by the Selling Securityholders	The Selling Securityholders will determine when and how they will dispose of the shares of common stock and warrants registered under this prospectus for resale.

Shares outstanding prior to the offering	As of July 21, 2021, we had 124,027,012 shares of common stock issued and outstanding.(1)
Shares outstanding after the offering	132,607,387 shares of common stock (assuming the exercise for cash of warrants to purchase 8,580,375 shares of common stock).
Use of proceeds

We will not receive any of the proceeds from the sale of the warrants or shares of common stock by the Selling Securityholders except with respect to amounts received by us due to the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

Nasdaq ticker symbols	Our common stock and Public Warrants are listed on The Nasdaq Global Select Market under the symbols “ELMS” and “ELMSW,” respectively.
Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 96.

____________

(1)      Includes 5,250,000 shares of common stock held in escrow (consisting of 5,000,000 Earnout Shares and 250,000 shares of Adjustment Escrow Stock). The determination of whether any Earnout Shares or any shares of Adjustment Escrow Stock will be released to the ELM stockholders has not been made as of the date of this prospectus. The Earnout Shares will only be released to the ELM stockholders upon satisfaction of certain earnout conditions based on the trading price of the Company’s common stock during the 36-month period following the Closing.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before deciding whether to purchase any of our securities. If any of these risks actually occur, it could harm our business, prospectus, financial condition, and operating results. In that event, the price of our securities could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

Until such time as, and if, we develop or obtain rights to alternative technology and/or components, we will be dependent on agreements such as the SERES Exclusive Intellectual Property License Agreement and/or the Wuling Master Purchase Agreement for the technology underlying the platform for, and/or the technology and components used in, our Urban Delivery and Urban Utility vehicles.

We expect that, for the foreseeable future, the technology underlying the platform for, and/or the technology and components used in, our Urban Delivery and Urban Utility vehicles will come from the SERES Exclusive Intellectual Property License Agreement, pursuant to which we have licensed certain platform-related technology, and the Wuling Master Purchase Agreement, pursuant to which we have the right to purchase certain technology and components. We will be dependent on the SERES Exclusive Intellectual Property License Agreement and/or the Wuling Master Purchase Agreement for access to and use of such technology and/or components, until such time as, and if, we develop or obtain rights to alternative technology and/or components.

If disagreements or disputes arise with either SERES with respect to the SERES Exclusive Intellectual Property License Agreement or with Wuling with respect to the Wuling Master Purchase Agreement, we may be unable to license or otherwise access and use the technology underlying the platform for, and/or the technology and components used in, the Urban Delivery and Urban Utility vehicles. In such event, we may be required to license or otherwise access alternative technology for use in the production and manufacture of our vehicles, which could be costly, could delay the production of the vehicles, and could result in the loss of our potential “first mover” advantage in the Class 1 electric commercial vehicle space in the United States, all of which could have a material adverse impact on our business, prospects, financial condition, and results of operations.

In addition, under the SERES Exclusive Intellectual Property License Agreement, SERES has granted us an exclusive right and license to make, use and sell certain SERES Licensed Products in the U.S., Canada, and Mexico and to use and commercialize the SERES Licensed Intellectual Property in connection with such SERES Licensed Products in those countries; however, SERES will not be restricted from making, importing, using, marketing, selling, or commercializing products (including the same SERES Licensed Products) within or outside the U.S., Canada, and Mexico. In the event that SERES chooses to sell one or more competing products in these markets and particularly in the U.S., our business, prospects, financial condition, and results of operations could be materially adversely impacted.

The Sokon Supply Agreement and the Wuling Master Purchase Agreement are currently the only sources for a significant portion of the components to be used in our Urban Delivery and Urban Utility vehicles.

The Sokon Supply Agreement and/or the Wuling Master Purchase Agreement currently represent our only sources of supply for a significant portion of the components to be used in our Urban Delivery and Urban Utility vehicles. Under the Sokon Supply Agreement, Sokon has no obligation to manufacture and conform products to comply with applicable laws and regulations to sell any products in the permitted territories. Accordingly, to the extent that we purchase components from Sokon under the Sokon Supply Agreement, we are responsible for investigating and making any such improvements or adjustments at our own risk and expense. If such modifications are required, we must submit a proposal to Sokon for Sokon’s approval at its sole discretion. If Sokon chooses to assist us in conforming the products, Sokon is entitled to reasonable compensation in providing such assistance. In addition, Sokon has the power to change prices upon thirty days’ notice to us, and Sokon has the right to hold any shipments until payment in full is made by us.

If there is a disagreement or dispute with respect to the Sokon Supply Agreement or if Sokon is unable or unwilling to perform any of its obligations or provide any required approvals requested by us under the Sokon Supply Agreement and/or there is a disagreement or dispute with respect to the Wuling Master Purchase Agreement or if Wuling is unable to provide us with necessary components, we may have to identify alternative sources for our components and we may experience delays in identifying such alternative sources. There can be no assurance that we will be able to find alternative sources or that components from such other sources would be materially similar to the cost and quality of the components we intend to source from Sokon under the Sokon Supply Agreement and/or Wuling under the Wuling Master Purchase Agreement, all of which could have a material adverse impact on our business, prospects, financial condition, and results of operations.

We currently depend on our rights under the SERES/Sokon Contracts and/or the Wuling Contracts to operate our business.

We currently depend on our rights under the SERES/Sokon Contracts and/or the Wuling Contracts to operate our business, including the right to use Intellectual Property licensed from SERES, purchase certain products from Sokon, and purchase, access and use certain products, components and technology from Wuling. We also currently depend on our rights under the SERES/Sokon Contracts to occupy and operate the Mishawaka, Indiana plant. The SERES/Sokon Contracts include significant obligations on our part, and provide Sokon and SERES with various approval rights, as well as termination rights and other remedies if we fail to pay amounts due under the SERES/Sokon Contracts, or otherwise breach the SERES/Sokon Contracts.

If we fail to pay amounts due under or otherwise fail to comply with the SERES/Sokon Contracts and are found to be in breach of any of the SERES/Sokon Contracts, or if any of we, SERES or Sokon become unable or unwilling to perform any of our respective obligations under any of the SERES/Sokon Contracts, it could have a material adverse impact on our business, prospects, financial condition, and results of operations. Further, if there is a disagreement or dispute with SERES or Sokon and/or a disagreement or dispute with Wuling, which disagreement or dispute limits, restricts or terminates our access to intellectual property, products, components and/or technology necessary for our business, it would have a material adverse impact on our business, prospects, financial condition, and results of operations. Finally, if there is a disagreement or dispute with SERES, which disagreement or dispute restricts or terminates our right to occupy and operate the Mishawaka, Indiana plant, it would have a material adverse impact on our business, prospects, financial condition, and results of operations.

We have no prior operating history, which makes it very difficult to evaluate our future business prospects.

We have no prior operating history and have generated no revenue to date. As we work to transition from initial start-up activities to commercial production and sales, it is difficult to forecast our future results, and we have limited insight into trends that may emerge and affect our business. The estimated costs and timelines that we have developed to reach full scale commercial production of the Urban Delivery and Urban Utility vehicles (collectively, the “ELMS Vehicles”) are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on developing its prototype vehicles to the large-scale manufacture and sale of the ELMS Vehicles. There can be no assurance of the accuracy of our estimates related to the costs and timing necessary to (a) finish the modification of the ELMS Facility (which was formerly used to manufacture traditional combustion engine vehicles), such that it can be used by the Company to manufacture the ELMS Vehicles on a commercial scale and (b) reach full scale commercial production of the ELMS Vehicles. These are complex processes that may be subject to delays, cost overruns and other unforeseen issues. Even if we are able to bring the ELMS Vehicles to market on time and on budget, there can be no assurance that fleet customers will embrace the ELMS Vehicles in significant numbers. Market conditions, many of which are outside of our control and subject to change, including general economic conditions, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for the ELMS Vehicles and our business, prospects, financial condition, and results of operations.

In addition, as a result of our limited operating history, as well as the limited financing we had received at the time of the issuance of our financial statements, our management concluded that there was substantial doubt about our ability to continue as a going concern. In addition, our independent auditor’s opinion with respect to our financial statements as of, and for the period ended, December 31, 2020, included an explanatory paragraph about our going concern uncertainty. Our financial statements contained in this prospectus do not include any adjustments that might result from the outcome of our inability to continue as a going concern. While we believe we have sufficient funds following the Business Combination, additional funding may be required in the future for a variety of reasons. There can be no assurance that such financing would be available to us on favorable terms or at all. If we were not able to continue as a going concern, or there was continued doubt about our ability to do so, the value of your investment could be materially and adversely affected.

We are subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect our business, prospects, financial condition, and results of operations.

We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, such as the ongoing COVID-19 pandemic. The effects and potential effects of the COVID-19 pandemic, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for the ELMS Vehicles if fleet management companies or other potential customers delay purchases of the ELMS Vehicles or if fuel prices for internal combustion engine vehicles remain low. In addition, the COVID-19 crisis may cause an increase in costs resulting from our efforts to mitigate the effects of COVID-19, delays in our schedule to achieve full commercial production of the ELMS Vehicles, and disruptions to our supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect our start-up and manufacturing plans. Measures that have been relaxed may be re-implemented if COVID- 19 continues to spread. If, as a result of these measures, we have to limit the number of employees and contractors at the ELMS Facility at a given time, it could cause a delay in the modification of the ELMS Facility and the production schedule for the ELMS Vehicles. Further, our sales and marketing activities may be adversely affected by the inability to conduct in-person sales activities, meetings, events and conferences. If our workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, our operations will be adversely affected. Our planned operations at a single manufacturing location concentrates these risks.

The extent to which the COVID-19 pandemic may affect our business will depend on continued developments, which are uncertain and cannot be predicted. Even if the COVID-19 pandemic subsides, we may continue to suffer an adverse impact on our business due to the global economic effect of the pandemic, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to electric vehicle purchases and other governmental support programs.

We expect to require continued capital investment in the future.

The design, manufacture and sale of the ELMS Vehicles is a capital-intensive business. Our business plan to design, produce, sell and service the ELMS Vehicles is expected to require continued capital investment to fund ongoing operations, continue research and development, and improve infrastructure. There can be no assurance that we will have access to the capital we need on favorable terms when required or at all. If we cannot raise additional funds when we need them, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

Failure to successfully finish the modification of the ELMS Facility to support the commercial production of the ELMS Vehicles could adversely affect our business, prospects, financial condition, and results of operations.

The modification of the ELMS Facility for production of the ELMS Vehicles is complicated and may present significant challenges. The size of the ELMS Facility is approximately 675,000 square feet, and although the ELMS Facility has been retooled and reconfigured to allow for the production of electric passenger vehicles, certain areas of the ELMS Facility still need to be tooled to allow for the production of the ELMS Vehicles in particular. We expect to invest an additional approximately $45 million in 2021 to support the start of production of the Urban Delivery vehicle line. As with any capital project, any necessary modifying or tooling could be subject to delays, cost overruns or other complications, as well as the need to make additional changes to the ELMS Facility. A failure to commence commercial production at the ELMS Facility on schedule would lead to additional costs and delay our ability to generate meaningful revenues. In addition, any such delays could diminish the anticipated “first mover” advantage we aim to attain in the Class 1 electric commercial vehicle space in the United States with the Urban Delivery, prevent us from gaining the confidence of potential customers, and open the door to increased competition. All of the foregoing could hinder our ability to successfully launch and grow our business and achieve a competitive position in the electric commercial delivery vehicle market.

We will rely on complex machinery for our operations, and production of the ELMS Vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely on complex machinery for our operations, and the production of the ELMS Vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs. The ELMS Facility will consist of large-scale machinery combining many components. These components are likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency of the ELMS Facility. Operational performance and costs can be difficult to predict and will be influenced by factors outside of our control, such as, but not limited to, the scarcity of natural resources, environmental hazards and remediation, costs associated with the decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, and seismic activity and natural disasters. Should operational risks materialize, they may result in personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

As the ELMS Vehicles are still in the development phase, we do not have any current customers or any pending orders, and there is no assurance that non-binding pre-orders will be converted into binding orders or sales.

Our business model is focused on building relationships with fleet customers, fleet management companies and dealers. To date, we have engaged in limited marketing activities and we have no binding contracts with customers. The non-binding pre-orders that we have signed did not require customer deposits and may not be converted into binding orders or sales. Until the time that the design and development of the ELMS Vehicles are complete, the ELMS Vehicles are commercially available for purchase, and we are able to scale up our marketing function to support sales, there will be uncertainty as to customer demand for the ELMS Vehicles. A long wait time from the time a pre-order is made until the delivery of the ELMS Vehicles is possible, and any delays beyond expected wait times could adversely impact user decisions on whether to ultimately make a purchase. Even if we are able to obtain binding orders, customers may limit their volume of purchases initially as they assess the ELMS Vehicles and whether to make a broader transition to electric vehicles. This may be a long process and will depend on the safety, reliability, efficiency and quality of the ELMS Vehicles, as well as the support and service that we offer. It will also depend on factors outside of our control, such as general market conditions and broader trends in fleet management and vehicle electrification that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for the ELMS Vehicles and the sales that we will be able to achieve.

Our growth depends upon our ability to develop and maintain relationships with suppliers of critical components, including battery cells, and to develop our supply chain, while effectively managing the risks related to such relationships.

Our success will be dependent upon our ability to enter into supplier agreements and develop and maintain our relationships with suppliers who are critical to the output and production of the ELMS Vehicles, including suppliers of battery cells. Initially, a significant portion of the components used by the Company for the Urban Delivery will be supplied by either Sokon or Wuling, see “Risks Related to Our Business and Industry — The Sokon Supply Agreement and/or the Wuling Master Purchase Agreement are currently the only sources for a significant portion of the components to be used in our Urban Delivery and Urban Utility vehicles.” If disputes arise with Sokon related to the Sokon Supply Agreement and with Wuling related to the Wuling Master Purchase Agreement, we may be unable to timely enter into other supply agreements to obtain components necessary for the ELMS Vehicles. Even if we are successful in entering into such agreements, the suppliers, including suppliers of battery cells, may become unable to provide, or experience delays in providing, components or if the supply agreements with the Company are terminated, we may be unable to find replacement components in a timely manner (or at all). Changes in business conditions, pandemics, governmental changes and other factors beyond our control or that we do not presently anticipate could adversely affect our ability to receive components from our suppliers.

We may be at a disadvantage in negotiating supply agreements for the production of the ELMS Vehicles due to our lack of operating history. Any delays or difficulties encountered by us in finalizing the supply agreements for the components of the ELMS Vehicles will delay our ability to commercially manufacture the ELMS Vehicles, and the cost of components under any such supply agreements could be at prices that make it difficult for us to compete with other vehicle manufacturers or to operate profitably.

In response to the changing global market and increased demand for supplies for electric vehicles as well as geopolitical conditions, our suppliers may extend lead times, limit supplies, place products on allocation or increase prices due to commodity price increases, capacity constraints or other factors. In the event that we cannot timely obtain sufficient quantities of materials at reasonable prices, the quality of the materials deteriorates or we are not able to pass on higher materials costs to our customers, our business, prospects, financial condition, and results of operations could be adversely impacted.

We may experience delays in realizing our projected timelines and cost and volume targets for the production, launch and ramp up of production of the ELMS Vehicles and the modification of the ELMS Facility, which could adversely impact our business, prospects, financial condition, and results of operations.

We have no experience in manufacturing the ELMS Vehicles. Our business depends on our ability to develop, manufacture, market and sell the ELMS Vehicles. Any delay in the financing, design, manufacture and launch of the ELMS Vehicles, including in the modification of the ELMS Facility, could materially damage our business, prospects, financial condition, and results of operations. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent we experience delays in the modification of the ELMS Facility or delays in the launch of the ELMS Vehicles, our growth prospects could be adversely affected. In addition, any such delays could diminish the anticipated “first mover” advantage we aim to attain in the Class 1 electric commercial vehicle space in the United States with the Urban Delivery, prevent us from gaining the confidence of potential customers and result in increased competition. We expect to rely on third-party suppliers to develop and provide many of the key components and materials used in the ELMS Vehicles. To the extent our suppliers experience any delays in providing us with or developing necessary components, whether due to the COVID-19 pandemic or other reasons, we could experience delays in meeting our projected timelines.

We will initially depend on revenue generated from a single vehicle model and in the foreseeable future will be significantly dependent on a limited number of models.

We will initially depend on revenue generated from a single vehicle model (the Urban Delivery) and in the foreseeable future will be significantly dependent on a single or limited number of models (the Urban Delivery and the Urban Utility). Historically, automobile customers have come to expect a variety of vehicle models offered in a manufacturer’s fleet and new and improved vehicle models to be introduced frequently. Given that, for the foreseeable future, our business will depend on a single or limited number of models, to the extent a particular model is not well-received by the market, our sales volume, business, prospects, financial condition, and results of operations could be materially and adversely affected.

If we fail to scale our business operations and otherwise manage our growth effectively, we may not be able to produce, market, service and sell the ELMS Vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, financial condition, and results of operations. We plan to commence limited commercial production of the Urban Delivery vehicles at the ELMS Facility by the end of the third quarter of 2021. Our future operating results depend to a large extent on our ability to manage our expansion and growth successfully. However, we have no experience in manufacturing the ELMS Vehicles. There can be no assurance that we will be able to develop efficient, automated, low-cost manufacturing capabilities and processes or reliable sources of component supply that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market the ELMS Vehicles. Any failure to develop such manufacturing capabilities and processes within our projected costs and timelines could stunt our growth and impair our ability to produce, market, service and sell the ELMS Vehicles successfully. Further, as a new company, we will need to hire and train sufficient personnel and develop management, financial, accounting, information and operating systems to support our current operations and our expected growth.

We may not be able to accurately estimate the supply and demand for the ELMS Vehicles, which could result in inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We will be required to provide forecasts of our demand to certain of our suppliers in advance of the scheduled delivery of the ELMS Vehicles to our prospective customers. Currently, there is no historical basis for estimating the demand for the ELMS Vehicles, or our ability to develop, manufacture and deliver the ELMS Vehicles. If we overestimate our requirements, we may have excess inventory, which would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt the manufacture of the ELMS Vehicles and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of components in a timely manner, the delivery of ELMS Vehicles to customers could be delayed, which would harm our business, prospects, financial condition, and results of operations.

Our growth is dependent upon the willingness of operators of commercial vehicle fleets and fleet management companies to adopt electric vehicles and on our ability to produce, sell and service vehicles that meet their needs. If the market for commercial electric delivery vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition, and results of operations will be adversely affected.

Our growth is dependent upon the adoption of electric vehicles by operators of commercial vehicle fleets and fleet management companies and on our ability to produce, sell and service vehicles that meet their needs. The entry of commercial electric vehicles into the “last mile” commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using electric vehicles in their businesses. The adoption of electric delivery vehicles has been slow to date. As part of our sales efforts, we must educate fleet managers as to the potential savings during the life of the ELMS Vehicles and the expected lower “total cost of ownership” of the ELMS Vehicles. We believe that operators of commercial vehicle fleets and fleet management companies will consider many factors when deciding whether to purchase the ELMS Vehicles (or commercial electric vehicles generally) or vehicles powered by internal combustion engines, particularly natural gas-fueled vehicles. We believe these factors include:

•        the difference between the initial purchase price of commercial electric vehicles and the initial purchase price of comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric vehicles;

•        the total cost of ownership of an ELMS Vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

•        the availability of tax and other governmental incentives to purchase and operate electric vehicles and future regulations requiring increased use of nonpolluting vehicles;

•        government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•        fuel prices, including a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to electric vehicles;

•        the cost and availability of other alternatives to gasoline-fueled vehicles, such as vehicles powered by natural gas;

•        corporate sustainability initiatives;

•        commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);

•        the quality and availability of service for the ELMS Vehicles, including the availability of replacement parts;

•        the limited range over which the ELMS Vehicles may be driven on a single battery charge;

•        access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;

•        electric grid capacity and reliability; and

•        macroeconomic factors.

If, in weighing these factors, operators of commercial vehicle fleets and fleet management companies determine that there is not a compelling business justification for purchasing commercial electric vehicles, particularly the ELMS Vehicles, then the market for the ELMS Vehicles may not develop as we anticipate or may develop more slowly than we expect, which would adversely affect our business, prospects, financial condition, and results of operations.

There is no assurance that current governmental incentives and subsidies available for purchasers of electric vehicles will remain available. Any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the electric commercial vehicle industry generally or the ELMS Vehicles in particular, which would adversely affect our business, prospects, financial condition, and results of operations.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Any reduction, elimination, or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle or other reasons, may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or the ELMS Vehicles in particular. This could materially and adversely affect the growth of the alternative fuel and electric vehicle markets and our business, prospects, financial condition, and results of operations. There is no guarantee that certain tax credits and other incentives for alternative energy production and/or alternative fuel and electric vehicles that were or are currently available will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed.

If we are unable to address the service requirements of our future customers, our business will be materially and adversely affected.

Demand for the ELMS Vehicles will depend, in part, on the availability of service support options. Servicing electric vehicles is different than servicing internal combustion engine or hybrid vehicles and requires specialized skills, including high voltage training and servicing techniques. As the ELMS Vehicles are not yet in production, we do not have experience servicing the ELMS Vehicles. We plan to provide service for the ELMS Vehicles in various ways, including through third-party service providers. We do not currently have any such arrangements in place with such third-party providers. Some potential customers may choose not to purchase the ELMS Vehicles because of the lack of a more widespread service network. If we are unable to satisfactorily service our future customers, our ability to generate customer loyalty, grow our business and sell the ELMS Vehicles could be impaired.

Increases in costs, disruption of supply or shortage of lithium-ion battery cells could harm our business.

We are exposed to multiple risks relating to the availability of and price fluctuations for battery cells. These risks include:

•        the inability or unwillingness of current battery manufacturers to build or operate battery cell production facilities to supply the numbers of battery cells required to support the growth of the electric vehicle industry as demand for such cells increases;

•        disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers;

•        the limited number of manufacturers of lithium-ion battery cells;

•        an increase in the cost of lithium-ion battery cells; and

•        an increase in the cost of raw materials.

Any disruption in the supply of battery cells could temporarily disrupt production of the ELMS Vehicles until a different supplier is fully qualified, which would adversely affect our business, prospects, financial condition and results of operations. Moreover, battery cell manufacturers may refuse to supply electric vehicle manufacturers if they determine that the vehicles are not sufficiently safe.

Increases in costs, disruption of supply or shortage of microchips could harm our business.

We are exposed to multiple risks relating to the availability of and price fluctuations for microchips. These risks include:

•        the inability or unwillingness of current microchip manufacturers to build or operate microchip production facilities to supply the numbers of microchips required to support the growth of the electric vehicle industry as demand for such microchips increases;

•        disruption in the supply of microchips due to quality issues;

•        the limited number of manufacturers of microchips;

•        an increase in the cost of microchips; and

•        an increase in the cost of raw materials.

Any disruption in the supply of microchips to the suppliers of our subsystems and components could temporarily disrupt production of the ELMS Vehicles until different suppliers are fully qualified, which would adversely affect our business, prospects, financial condition and results of operations.

We may be unable to adequately control the costs associated with our operations.

We expect to incur significant costs related to procuring the components required to manufacture the ELMS Vehicles. The prices for these components may fluctuate depending on factors beyond our control.

Furthermore, currency fluctuations, tariffs or shortages in petroleum and other economic or political conditions may result in significant increases in freight charges, logistics costs, and raw material costs. Substantial increases in freight charges, logistics costs, and/or raw materials would increase the cost of our components and consequently, our operating costs and the costs of our products. However, there can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which could reduce our margins. Further, substantial increases in freight costs and/or logistics costs may increase the costs of our products and the prices paid by our customers, which may decrease demand for our products and would adversely affect our business, prospects, financial condition and results of operations.

We are highly dependent upon the global transportation infrastructure to receive subsystems, components, and parts and/or to ship our products; delays in these shipments could adversely affect our business, prospects, financial condition, and results of operations.

We are highly dependent upon the global transportation systems we use to receive subsystems, components, and parts and to ship our products, including surface, ocean and air freight. Our attempts to closely match our inventory levels to our product demand intensify the need for our transportation systems to function effectively and without delay. The transportation network is subject to disruption or congestion from a variety of causes, including labor disputes or port strikes, acts of war or terrorism, natural disasters and congestion resulting from higher shipping volumes. If surface, ocean, and/or air freight transit times or delivery times increase unexpectedly for any reason, our ability to deliver products and/or receive subsystems, components, and parts on time would be materially adversely affected and result in delayed or lost revenue. In addition, if increases in fuel prices occur, our transportation costs would likely increase. A prolonged transportation disruption or a significant increase in the cost of freight could materially adversely affect our business, prospects, financial condition, and results of operations.

We depend upon key personnel and will need to hire and train additional personnel.

Our success depends on the continuing services of key employees. We believe the depth and quality of the experience of our executive team in the automotive and electric vehicle industries is a key to our ability to be successful. The loss of any of these individuals could have a material and adverse effect on our business operations. Additionally, the success of our operations will largely depend upon our ability to successfully attract and retain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract and retain such individuals or that the presence of such individuals will necessarily translate into profitability for the Company. The challenge will be exacerbated for the Company as we attempt to transition from start-up activities to full-scale commercial vehicle manufacturing and sales in a short period of time, particularly under the unforeseeable business conditions which continue to evolve as a result of the impact of the COVID-19 pandemic. Our inability to attract and retain key personnel may materially and adversely affect our business, prospects, financial condition, and results of operations.

We will also need to hire and train a significant number of hourly employees to engage in full-scale commercial manufacturing operations. There are various risks and challenges associated with hiring, training and managing a large workforce in time for us to commence our planned commercial production and sale of our Urban Delivery vehicle by the end of the third quarter of 2021, including that the workforce will not have experience with electric vehicle manufacturing and therefore will require significant training.

Furthermore, we anticipate that a significant number of employees to be hired by us will be members of a labor union, and we could be subject to risks as we negotiate with the union, including negotiations regarding the renewal of the labor union contract that is linked with the use of the ELMS Facility and which is set to expire in April 2022. This could be subject to risks including potential work slowdowns or stoppages, delays and increased costs. If we are unsuccessful in hiring and training a workforce in a timely and cost-effective manner, our business, prospects, financial condition, and results of operations could be adversely affected.

We face intense competition, which could prevent us from potentially being the “first to market” in the United States’ Class 1 electric commercial vehicle market with an electric “last mile” urban delivery vehicle. Many of our competitors have significantly greater financial or other resources, longer operating histories and greater name recognition than we do, and one or more of these competitors could use their greater resources and/or name recognition to gain market share at our expense or could make it difficult for us to establish significant market share.

We face intense competition in our industry, which could prevent us from being the potential “first mover” in the United States’ Class 1 electric commercial vehicle market with an electric “last mile” urban delivery vehicle. Established Original Equipment Manufacturers (“OEMs”) and new entrants to the industry have announced their intent to compete in the commercial electric urban delivery and urban utility vehicle market. In addition, certain OEMs intend to offer and/or currently offer alternative fuel and hybrid vehicles to the commercial fleet market. Further, if commercial fleet operators and fleet management companies begin transitioning to electric urban delivery and urban utility vehicles on a mass scale, which will be necessary for us to be successful, we expect that more competitors will enter the electric commercial vehicle market and competition will become intense, whether that be in the Class 1 space or otherwise. Certain potential competitors have more significant financial resources, established market positions, and long-standing relationships with customers and dealers, and have more resources available to develop new products and introduce them into the electric commercial vehicle marketplace than are currently available to us. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than the Company. This expected competition places significant pressure on our ability to achieve our goals of completing the development of the Urban Delivery, completing the modification of the ELMS Facility and commencing commercial production and sales of the Urban Delivery in the near term. If we are unable to do this successfully and leverage any potential “first mover” advantage to build strong customer relationships, we may not be able to compete successfully. This intense competitive environment may require us to make changes in our products, pricing, licensing, services, distribution or marketing to develop a market position, any of which could have an adverse effect on our business, prospects, financial condition, and results of operations.

Our electric vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than the ELMS Vehicles.

Our target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, our competitors are working on developing technologies that may be introduced in our target market. If any of these alternative technology vehicles provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of the ELMS Vehicles or make the ELMS Vehicles uncompetitive or obsolete.

We may be unable to keep up with changes in electric vehicle technology as new entrants and existing, larger manufacturers enter the electric vehicle space.

The ELMS Vehicles are designed for use with, and are dependent upon, existing electric vehicle technology. As new companies and larger, existing vehicle manufacturers enter the electric vehicle space, we may lose any technological advantage we may have had in the marketplace and suffer a decline in our position in the market. As technologies change, we plan to upgrade or adapt our products to continue to provide products with the latest technology. However, our products may become obsolete or our research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, our potential inability to adapt and develop the necessary technology may harm our competitive position.

Product liability or other claims could have a material adverse effect on our business.

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the manufacturing, marketing and sale of all vehicles, including electric vehicles. Liability insurance policies that we put in place may be inadequate to cover all potential product claims. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our business, prospects, financial condition, and results of operations. We may not be able to secure additional liability insurance coverage on acceptable terms or at reasonable costs when needed. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates. We cannot provide assurance that such claims and/or recalls will not be made in the future.

The ELMS Vehicles will make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have been observed to catch fire or vent smoke and flames. If such events occur in the ELMS Vehicles, we could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect our business, prospects, financial condition, and results of operations.

The battery packs in the ELMS Vehicles will use lithium-ion cells. If not appropriately managed and controlled, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. We could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect our business, prospects, financial condition, and results of operations. We carry commercial general liability, commercial automobile liability and umbrella insurance and plan to carry product liability insurance, which may not be adequate to ensure against all losses.

If the ELMS Vehicles fail to perform as expected, our ability to develop, market and sell the ELMS Vehicles could be harmed.

If the ELMS Vehicles were to contain defects in design and/or manufacture that cause them not to perform as expected or that require repair, our ability to manufacture, market and sell the ELMS Vehicles could be harmed. For example, the operation of the ELMS Vehicles is highly dependent on software that will require modification and updates over time. Software products are inherently complex and often contain defects and errors when first introduced. We currently have a limited frame of reference by which to evaluate the long-term quality, reliability and performance characteristics of the ELMS Vehicles, battery packs and other products. There can be no assurance that we will be able to detect and repair any defects in the ELMS Vehicles (or any of their components) before commencing the sale of the ELMS Vehicles. Any product defects or any other failure of the ELMS Vehicles to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims or significant warranty and other expenses, and could have a material adverse effect on our business, prospects, financial condition, and results of operations. As a new entrant to the commercial vehicle industry attempting to build customer relationships and earn trust, these adverse effects could be particularly significant to us.

We may be compelled to undertake product recalls or take other actions, which could adversely affect our reputation, and our business, prospects, financial condition, and results of operations.

Any product recall in the future may result in adverse publicity, damage our reputation and adversely affect our business, prospects, financial condition, and results of operations. In the future, we may, voluntarily or involuntarily, initiate a recall if any of our electric vehicles or their components (including battery cells) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls, whether caused by systems or components engineered or manufactured by us or our suppliers, involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image in our target market and our business, prospects, financial condition, and results of operations.

Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition, and results of operations.

Once the ELMS Vehicles are in production, we will need to maintain warranty reserves to cover any warranty-related claims. If our warranty reserves are inadequate to cover such future warranty claims, our business, prospects, financial condition, and results of operations could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Regulatory requirements may have a negative effect upon our business.

All vehicles sold must comply with international, federal and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. The ELMS Vehicles will be subject to substantial regulation under federal, state and local laws and standards. These regulations include those promulgated by the U.S. Environmental Protection Agency (“EPA”), the National Highway Traffic Safety Administration (“NHTSA”), Pipeline and Hazardous Materials Safety Administration (“PHMSA”) and various state boards, and compliance certification is required for each new model year. These laws and standards are subject to change from time to time, and we could become subject to additional regulations in the future. In addition, federal, state and local laws and industrial standards for electric vehicles are still developing. Compliance with these regulations and standards could be challenging, burdensome, time consuming and expensive. If compliance results in delays or substantial expenses, our business, prospects, financial condition, and results of operations could be adversely affected.

Our success may be dependent on our development and protection of intellectual property rights.

We have licensed some of the technology and intellectual property rights necessary to produce the ELMS Vehicles in the United States from SERES. We may develop our own proprietary technology in the future and, accordingly, will need to rely on confidentiality and trade secret protections for such potential future proprietary technology. All new developments by the Company will be owned by the Company. Our success will, in part, depend on our ability to obtain patents and trademarks and protect our trade secrets and proprietary technology. We are currently maintaining our engineering and intellectual property developments under confidentiality agreements and other agreements to preserve our trade secrets and other proprietary technology.

Our confidentiality agreements with our employees, consultants and contractors may not adequately protect our intellectual property, particularly with respect to conflicts of ownership relating to work product generated by our employees, consultants and contractors, and we cannot be certain that others will not gain access to our trade secrets and other proprietary technology. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We may be exposed to liability for infringing other companies’ intellectual property rights.

Our success will, in part, depend on our ability to operate without infringing the proprietary rights of others. We cannot be certain that infringement has not occurred or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights in a suit with another party.

We have accepted all environmental responsibility for the ELMS Facility.

Under the SERES Asset Purchase Agreement, we have assumed all environmental liabilities related to the ELMS Facility, whether known or unknown. SERES engaged an environmental testing firm to prepare a Phase I Environmental Site Assessment Report with respect to the ELMS Facility, and the U.S. Environmental Protection Agency and Indiana Department of Environmental Management have requested SERES’s voluntary participation regarding possible contaminated groundwater extending under the ELMS Facility. There can be no assurance that there will not be claims, lawsuits, fines or penalties that may arise with respect to these requests or the possible contaminated groundwater or other environmental issues, or that if they do arise, that they will not be material. Our assumption of environmental liabilities related to the ELMS Facility could expose us to potential costs and liabilities that could adversely impact our business, prospects, financial condition, and results of operations.

The ELMS Facility could be damaged or adversely affected as a result of disasters or other unpredictable events. Any prolonged disruption in the operations of the ELMS Facility would adversely affect our business, prospects, financial condition, and results of operations.

We plan to manufacture and assemble the ELMS Vehicles at a single facility initially. Any prolonged disruption of the ELMS Facility, whether due to technical issues, information system issues, communication network issues, strikes, accidents, weather conditions or other natural disasters, the COVID-19 pandemic or otherwise, would adversely affect our business, prospects, financial condition, and results of operations.

We may be exposed to delays, limitations and risks related to the environmental permits and other operating permits required to operate the ELMS Facility.

Operation of an automobile manufacturing facility, such as the ELMS Facility, requires land use and environmental permits and other operating permits from federal, state and local government entities for the operation of the facility. We may not have all permits necessary to perform our planned operations at the ELMS Facility. We are in the process of applying for and securing the environmental, wastewater and land-use permits necessary for the commercial operation of the ELMS Facility. Delays, denials or restrictions on any of the applications for, or assignments of, the permits needed to operate the ELMS Facility could adversely affect our ability to execute on our business plans and objectives.

We do not currently have a third-party retail product distribution network.

Third-party dealer networks are the traditional method of vehicle sales distribution. However, we do not currently have a traditional third-party retail product distribution network and may sell directly to commercial fleet operators and fleet management companies. If we do not engage a traditional third-party retail product distribution network, we will have to build an in-house sales and marketing function, which may be expensive and time consuming. In addition, if we do not engage a traditional third-party retail product distribution network, the lack of such network may result in lost opportunities to generate sales and could limit our ability to grow. If we use only an in-house sales and marketing team and such team is not effective, our business, prospects, financial condition, and results of operations could be adversely affected.

If we are unable to establish and maintain confidence in our long-term business prospects among commercial fleet operators and fleet management companies and within our industry, our financial condition, operating results and business prospects may be adversely affected.

Commercial fleet operators and fleet management companies may be less likely to purchase our products now if they are not convinced that our business will succeed or that our operations will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they do not believe that our business will ultimately succeed. Accordingly, to build, maintain and grow our business, we must maintain confidence among commercial fleet operators, fleet management companies, suppliers and other parties in our liquidity and long-term business prospects. Maintaining such confidence may be complicated by certain factors, such as our lack of operating history, third party unfamiliarity with our products, competition, and uncertainty regarding the future of electric vehicles generally. Many of these factors are largely outside of our control, and any negative perceptions about our long-term business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital in the future.

We intend to collect and process certain information about our customers and will be subject to various privacy and data protection laws.

We intend to collect and process certain information about our customers in accordance with applicable law and our own privacy policies. Any failure by us to comply with our own privacy policies or any federal, state or international privacy, data protection or security laws or regulations could result in regulatory or litigation-related actions against us, legal liability, fines, damages and other costs. A failure by any of our vendors or business partners to comply with contractual or legal obligations regarding the protection of information about our customers could carry similar consequences. Should we become subject to additional privacy or data protection laws, we may need to undertake compliance efforts that could carry a large cost. We may be required to expend significant resources to comply with data security incident notification requirements if a third party accesses or acquires the personal information of our customers without authorization or we otherwise experience a data security incident or loss of customers’ personal information. A major breach of our network security and systems could have negative effects on our business, prospects, financial condition, and results of operations, including possible fines, penalties and damages, reduced demand for the ELMS Vehicles and harm to our reputation and brand. Such a breach could also compromise or lead to a loss of protection of our intellectual property or trade secrets.

There are complex software and technology systems that must be developed and/or modified in coordination with vendors and suppliers in order to commence full scale production of the ELMS Vehicles, and there can be no assurance such systems will be successfully developed and/or modified.

The ELMS Vehicles will use a substantial amount of third-party and in-house software and complex hardware to operate. The development and/or modification of such advanced technologies are complex, and we will need to coordinate with our vendors and suppliers in order to commence full scale production of the ELMS Vehicles. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. Thus, our potential inability to develop and/or modify the necessary software and technology systems may harm our competitive position.

We are relying on third-party suppliers to develop a number of emerging technologies for use in our products. These technologies are not today, and may not ever be, commercially viable. There can be no assurance that our suppliers will be able to meet the technological requirements, production timing and volume requirements to support our business plan. In addition, the technology may not comply with the cost, performance, useful life and warranty characteristics we anticipate in our business plan. As a result, our business plan could be significantly impacted and we may incur significant liabilities under warranty claims which could adversely affect our business, prospects, financial condition, and results of operations.

Interruption or failure of, or unauthorized access to, our or the ELMS Vehicles’ information technology and communications systems could adversely affect our operating results and reputation.

We are currently developing information technology and communications systems to assist us in the management of our business. The production of the ELMS Vehicles will require the development, maintenance and improvement of information technology and communications systems in the United States, which will include product data management, procurement, inventory management, production planning and execution, sales, service and logistics, financial, tax and regulatory compliance systems. Our business will depend on these systems.

In addition, software, information technology and communications systems will be integral to the operation and functionality of the ELMS Vehicles. The ELMS Vehicles will be designed with either hard-wired or built-in data connectivity to accept and install periodic remote updates to improve or update their functionality.

We cannot be certain that such systems will be entirely free from vulnerabilities. All of these systems may be vulnerable to damage or interruption from, among other things, data breaches, cyber-attacks, fire, natural disasters, power loss, telecommunications failures, computer viruses and other attempts to harm our systems or the operation of the ELMS Vehicles. We cannot be certain that these systems or their required functionality will be effectively developed, implemented and maintained, and any disaster recovery planning cannot account for all eventualities. Any compromise of our proprietary information, our systems, or the systems of the ELMS Vehicles could adversely affect our reputation and could result in lengthy interruptions to our ability to operate our business and our customers’ ability to operate the ELMS Vehicles.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of the ELMS Vehicles and our business, prospects, financial condition, and results of operations.

Our business and prospects depend on our ability to establish, maintain and strengthen our brand through our marketing efforts. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Our current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition, and results of operations will be materially and adversely impacted.

Our insurance strategy may not be adequate to protect us from all business risks.

In the ordinary course of business, we may be subject to losses resulting from product liability, accidents, acts of God and other claims against us, for which we may have limited or no insurance coverage. We may not maintain as much insurance coverage as other OEMs do, and in some cases, we may not maintain any at all. Additionally, the policies that we do have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. A loss that is uninsured or exceeds policy limits may require us to pay substantial amounts, which could adversely affect our business, prospects, financial condition, and results of operations.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We may from time to time consider entering into strategic alliances, including joint ventures, minority equity investments or other transactions with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business, prospects, financial condition, and results of operations. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into the Company require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Management and the Company’s independent registered public accounting firm have identified internal control deficiencies that constitute a material weakness. Such deficiencies were initially identified by management of EVAP Operations and ELM and continue after the Closing of the Business Combination. If the Company fails to establish and maintain effective internal controls over financial reporting in the future, our ability to timely and accurately report our financial results could be adversely affected.

As a component of a private company, EVAP Operations had not been required to document and test its internal controls over financial reporting nor had its management been required to certify the effectiveness of EVAP Operations’ internal controls, and EVAP Operations’ auditors were not required to opine on the effectiveness of EVAP Operations’ internal control over financial reporting. In addition, ELM had not been required to document and test its internal controls over financial reporting nor had its management been required to certify the effectiveness of ELM’s internal controls, and ELM’s auditors have not been required to opine on the effectiveness of ELM’s internal control over financial reporting. Following the Business Combination, we are subject to the requirements of Sarbanes-Oxley Section 404 and will become subject to the auditor attestation requirement when we lose our “emerging growth company” status and we are deemed to be an accelerated filer, as defined by the SEC rules.

EVAP Operations has historically not been presented as a standalone entity. During the course of preparing the carve-out financial statements of EVAP Operations and in connection with the audit of the carve-out financial statements as of December 31, 2020 and 2019 and for the years then ended, management of EVAP Operations and its independent registered public accounting firm concluded that there were material weaknesses within its internal control over financial reporting as it relates to accounting for complex transactions, including carve out adjustments and information technology general controls. During the course of preparing the financial statements of ELM and in connection with the audit of its financial statements as of December 31, 2020 and for the period then ended, ELM’s management and its independent registered public accounting firm concluded that there were material weaknesses within its internal control over financial reporting as it relates to accounting for complex transactions. These material weaknesses continue to exist following the Business Combination and have not been remediated. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

We do not currently have the necessary business processes and related internal controls formally designed and implemented, or the internal resources with the appropriate level of experience and technical expertise to oversee our business processes and controls surrounding risk assessment, segregation of duties and complex accounting matters. If such limitations are not corrected with the hiring of additional accounting staff and implementation of adequate internal control, the lack of processes, internal control and adequate resources could result in a material misstatement or lack of disclosure within our annual or interim financial statements not being prevented or detected.

If management is unable to certify the effectiveness of our internal controls, or if our internal controls continued to have a material weakness, we may not timely detect errors, our financial statements could be misstated, and we could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm our business, prospects, financial condition, and results of operations and adversely affect the market price of our common stock.

Management has limited experience in operating a public company.

Except for Messrs. Luo and Taylor, none of our executive officers have direct experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could result in an increasing amount of their time that may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

Our forecasted operating and financial results rely in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, our actual operating and financial results may be significantly below our forecasts.

Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on a number of factors, many of which are outside of our control, including, but not limited to:

•        whether we can obtain sufficient capital to begin production and grow our business;

•        our ability to manage our growth;

•        whether we can manage relationships with key suppliers;

•        an increase in the cost of raw materials;

•        the ability to obtain necessary regulatory approvals;

•        demand for our products and services;

•        the timing and costs of new and existing marketing and promotional efforts;

•        competition, including from established and future competitors;

•        our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•        the overall strength and stability of the economies in the markets in which we operate or intend to operate in the future; and

•        regulatory, legislative and political changes.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, prospects, financial condition, and results of operations.

Our only significant asset is our ownership interest in ELM and the ownership may not be sufficient to satisfy our other financial obligations.

We have no direct operations and no significant assets other than our ownership interest in ELM. We will depend on ELM for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company. The financial condition and operating requirements of ELM may limit our ability to obtain cash from ELM. The earnings from, or other available assets of, ELM may not be sufficient to satisfy our other financial obligations.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate worldwide market value of our common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any election to opt out is irrevocable. We have elected not to opt out of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30th, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the aggregate worldwide market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Risks Related to Operating as a Public Company

The Company has not been managed as a public company, and our current resources may not be sufficient to fulfill our public company obligations.

Following the completion of the Business Combination, we are subject to various regulatory requirements, including those of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market. These requirements include record keeping, financial reporting and corporate governance rules and regulations. Our current management team does not have experience in managing a public company. We have not historically had the resources typically found in a public company. Our internal infrastructure may not be adequate to support our increased reporting obligations, and we may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. Our business could be adversely affected if our internal infrastructure is inadequate, if we are unable to engage outside consultants or if we are otherwise unable to fulfill public company obligations.

We will incur significantly increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

We will incur significant legal, accounting, insurance and other expenses as a public company. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional change. We expect that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase our expenses, including legal and accounting costs, and make some activities more time-consuming and costly. We also expect these laws, rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for us to attract and retain qualified persons to serve on the Board or as officers. Although the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) may, for a limited period of time, somewhat lessen the cost of complying with these additional regulatory and other requirements, we nonetheless expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our business, prospects, financial condition, and results of operations.

Risks Related to Our Securities

There is no guarantee that our stock price will ever be above the warrant exercise price, and the warrants may expire worthless.

The exercise price for our warrants is $11.50 per share of common stock. There is no guarantee that our stock price will ever be above the warrant exercise price prior to the expiration of the warrants, and as such, the warrants may expire worthless.

Our charter includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.

Our charter includes a forum selection clause. The charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case the Superior Court of the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders; (iii) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the charter or our bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following the determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under federal securities laws, including the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. If a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our business, prospects, financial condition, and results of operations. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from The Nasdaq Stock Market for any reason and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on The Nasdaq Stock Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If our business and results of operations do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If our business, prospects, financial condition, and results of operations do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there was not a public market for ELM’s stock and trading in the shares of Forum’s Class A common stock had not been active. Accordingly, the valuation ascribed to our common stock in the Business Combination may not be indicative of the price that will prevail in the trading market in the future. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could adversely effect your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In these circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the Company or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to us;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our common stock available for public sale;

•        any major change in our Board or management;

•        sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and The Nasdaq Stock Market have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial condition, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, including pursuant to the registration statement of which this prospectus forms a part. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. The Sponsor beneficially owns approximately 5.9% of our outstanding common stock (excluding Earnout Shares and Adjustment Escrow Stock). At the Closing, the Company entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, Jefferies LLC (“Jefferies”), SERES and the other parties thereto (collectively, the “Investors”), which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Forum IPO. Pursuant to the terms of the Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part. Pursuant to the Registration Rights Agreement, the Sponsor agreed, subject to certain limited exceptions, including distributions to the members of the Sponsor, who will also be subject to these transfer restrictions, that it will not transfer Founder Shares held by it prior to the earlier of (x) 12 months after the Closing, (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the Business Combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies agreed that they will not transfer Private Placement Units (or any securities underlying the Private Placement Units) until July 25, 2021 (30 days after the Closing). The ELM stockholders agreed that they will not transfer shares of common stock received as consideration in the Business Combination until December 25, 2021 (6 months after the Closing); provided that, each of Jason Luo, James Taylor, and SERES agreed that they will not transfer (i) any shares of common stock received pursuant to the Merger Agreement until June 25, 2022 (12 months after the Closing) and (ii) 50% of such shares until June 25, 2023 (24 months after the Closing).

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•        labor availability and costs for hourly and management personnel;

•        profitability of our products, especially in new markets and due to seasonal fluctuations;

•        changes in interest rates;

•        impairment of long-lived assets;

•        macroeconomic conditions, both nationally and locally;

•        changes in consumer preferences and competitive conditions;

•        expansion to new markets; and

•        fluctuations in commodity prices.

If securities or industry analysts cease publishing research or reports about us, our business, or our market, or if they change their recommendations and/or price target regarding our common stock adversely, then the price and trading volume of our common stock could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business, our market, or our competitors. If any of the analysts who cover the Company change their recommendations and/or price target regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who covers the Company were to cease coverage or fail to regularly publish reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The Sponsor has significant influence over the Company and its interests may be different from or in addition to (or may conflict with) your interests as a stockholder.

The Sponsor beneficially owns approximately 5.9% of our outstanding common stock (excluding Earnout Shares and Adjustment Escrow Stock) and has the right to nominate for election to our Board two individuals to serve as directors. As long as the Sponsor has the right to appoint or nominate for election directors to our Board, it will have the ability to significantly influence our corporate actions.

The Sponsor’s interests may not align with the interests of our other stockholders. The Sponsor is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Registration of the shares of common stock issuable upon exercise of the warrants may not be in place when an investor desires to exercise warrants, thus precluding the investor from being able to exercise his, her or its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are registering the shares of common stock issuable upon exercise of the warrants pursuant to the registration statement of which this prospectus forms a part, and will use commercially reasonable efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. However, we cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares of common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the Warrant Agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If holders exercise their warrants on a cashless basis, the number of shares of common stock that a holder will receive upon such cashless exercise will be based on a formula subject to a maximum amount of 0.361 shares of common stock per warrant (subject to adjustment).

Notwithstanding the above, if our shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange and are not “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, if we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares underlying the warrants, and we will use our commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available. Exercising the warrants on a cashless basis could have the effect of reducing the potential “upside” of the holder’s investment in our Company because the warrant holder will hold a smaller number of shares of common stock upon a cashless exercise of the warrants they hold than they would have upon a cash exercise. In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of the warrant shall not be entitled to exercise the warrant and the warrant may have no value and expire worthless. In that event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our Private Placement Warrants to exercise their warrants while a corresponding exemption does not exist for holders of the Public Warrants included as part of units sold in the Forum IPO. In such an instance, our initial stockholders and their permitted transferees (which may include our original directors and executive officers) would be able to exercise their warrants and sell the shares of common stock underlying the warrants while holders of our Public Warrants would not be able to exercise their warrants and sell the underlying shares of common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of these amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into cash or stock, and shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a Public Warrant.

We may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send notice of redemption to the warrant holders and provided certain other conditions are met. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants could force you to (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their Public Warrants prior to redemption for a number of shares of common stock determined based on the redemption date and the fair market value of our shares of common stock. The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of common stock received is capped at 0.361 shares of common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the Private Placement Warrants are redeemable by us (except as otherwise set forth herein) so long as they are held by the Sponsor or the IPO underwriter or their permitted transferees.

Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We currently have 124,027,012 shares of common stock issued and outstanding (including the Earnout Shares and the Adjustment Escrow Stock currently held in escrow). We have outstanding warrants to purchase 8,580,375 shares of common stock at a price of $11.50 per share. Shares of our common stock issued upon exercise of our warrants will result in dilution to holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of shares in the public market could adversely affect the market price of our common stock.

The Private Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or the IPO underwriter or their permitted transferees, the Private Placement Warrants (i) are not redeemable by us (except as otherwise set forth herein), (ii) may not (including the common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until July 25, 2021 (30 days after the completion of the Business Combination), (iii) may be exercised by the holders on a cashless basis, (iv) are entitled to registration rights and (v) for so long as they are held by the underwriters, will not be exercisable later than August 18, 2025 (5 years from the effective date of the registration statement related to the Forum IPO) in accordance with FINRA Rule 5110.

Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, prospects, financial condition, and results of operations and result in a diversion of the time and resources of our management and our Board.

Anti-takeover provisions contained in our charter and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Warrant Agreement governing our warrants. In response to the SEC Statement, we reevaluated the accounting treatment of our Public Warrants and Private Placement Warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on Forum’s balance sheet as of December 31, 2020 contained elsewhere in this prospectus are derivative liabilities related to our warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following issuance of the SEC Statement, on April 29, 2021, our management and our audit committee concluded that, in light of the SEC Statement, it was appropriate to restate our previously issued audited financial statements as of and for the period ended December 31, 2020 (the “Restatement”). See “— Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such process, we also identified a material weakness in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. We became aware of the need to change the classification of our warrants when the SEC Statement was issued on April 12, 2021. As a result, management, including our then Co-Chief Executive Officer and Chief Financial Officer, concluded that there was a material weakness in internal control over financial reporting as of December 31, 2020. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

General Risk Factors

Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, may be, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. This may have an adverse effect on us.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain persons were, are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may negatively affect our reputation.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our business, prospects, financial condition, results of operations, and stock price, which could cause you to lose some or all of your investment.

We may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses, which may be based on factors outside our control. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. Accordingly, any stockholders or warrant holders could suffer a reduction in the value of their securities. These stockholders or warrant holders are unlikely to have a remedy for the reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials relating to the Business Combination contained an actionable material misstatement or material omission.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our business, prospects, financial condition, and results of operations.

We are subject to income taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•        changes in the valuation of our deferred tax assets and liabilities;

•        expected timing and amount of the release of any tax valuation allowances;

•        tax effects of stock-based compensation;

•        costs related to intercompany restructurings;

•        changes in tax laws, regulations or interpretations thereof; and

•        lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could adversely affect our business, prospects, financial condition, and results of operations.

We may be unable to obtain additional financing to fund our operations and growth.

We may require additional financing to fund our operations or growth. We cannot assure you that such financing will be available on acceptable terms, if at all. The failure to secure additional financing could adversely affect our continued development or growth. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business, prospects, financial condition, and results of operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the warrants or shares of common stock by the Selling Securityholders.

We will receive up to an aggregate of approximately $98.7 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. We expect to use the net proceeds from the exercise of the warrants, if any, for working capital and general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

MARKET PRICE OF OUR SECURITIES

Forum’s Class A common stock, Public Warrants, and units were previously listed on The Nasdaq Capital Market under the symbols “FIII”, “FIIIW”, and “FIIIU”, respectively. Forum’s units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security, and, on June 28, 2021, the Company’s common stock and Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the trading symbols “ELMS” and “ELMSW,” respectively. Prior to the Closing, each unit of Forum consisted of one share of Class A common stock and one-third of one Public Warrant, with each whole Public Warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. Upon the Closing, Forum’s second amended and restated certificate of incorporation, dated August 18, 2020, was replaced with the third amended and restated certificate of incorporation (the “A&R Certificate”), which, among other things, reclassified all shares of Class B common stock as Class A common stock and immediately thereafter reclassified all shares of Class A common stock as common stock.

SELECTED FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data of ELM as of and for the period ended December 31, 2020 and as of and for the three months ended March 31, 2021. The statement of operations data for the period ended December 31, 2020 and the balance sheet data as of December 31, 2020 are derived from our audited financial statements, which are included elsewhere in this prospectus. Our summary historical financial information as of and for the three months ended March 31, 2021 are derived from our unaudited condensed interim financial statements included elsewhere in this prospectus. In the opinion of our management, the unaudited condensed interim financial statements include all adjustments necessary to state fairly our financial position and results of operations as of and for the three months ended March 31, 2021. These results are not necessarily indicative of the results that may be expected in the future and the results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2021 or any other period. The information below is only a summary and should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and our financial statements and the notes and schedules related thereto, which are included elsewhere in this prospectus.

	Three Months Ended March 31, 2021 (unaudited)	For the period from August 20, 2020 (inception) through December 31, 2020
Statement of Operations Data:
Operating expense
General and administrative expense	3,124,188	7,633,994
Total operating expense	3,124,188	7,633,994
Interest expense and other (income) expense, net	403,866	94,443
Loss before income taxes	(3,528,054)	(7,728,437)
Income tax benefit	—	—
Net loss and comprehensive loss	$(3,528,054)	$(7,728,437)
Basic and diluted loss per share	$(35.28)	$(191.30)
	March 31, 2021 (unaudited)	December 31, 2020
Balance Sheet Data:
Cash and cash equivalents	$16,388,316	$25,204,728
Total assets	17,150,097	25,242,949
Convertible promissory notes	25,500,832	25,094,088
Total liabilities	27,406,588	31,971,386
Total shareholders’ deficit	(10,256,491)	(6,728,437)

SELECTED FINANCIAL INFORMATION OF EVAP OPERATIONS

The summary historical financial information of EVAP Operations as of and for the years ended December 31, 2020 and 2019 are derived from EVAP Operations’ audited combined carve-out financial statements included elsewhere in this prospectus. We did not have material assets, liabilities or operations for the periods presented, therefore, the financial statements of EVAP Operations have been included in this prospectus as our financial predecessor, in connection with our acquisition of the EVAP Operations. The summary historical financial information of EVAP Operations as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 are derived from EVAP Operations’ unaudited interim condensed combined carve-out financial statements included elsewhere in this prospectus. In the opinion of management, the unaudited interim condensed combined carve-out financial statements include all adjustments necessary to state fairly EVAP Operations’ financial position and results of operations as of and for the three months ended March 31, 2021 and 2020. EVAP Operations’ results are not necessarily indicative of the results that may be expected in the future and the results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2021 or any other period. You should read the following selected historical financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and EVAP Operations’ combined carve-out financial statements and related notes included elsewhere in this prospectus.

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
	(unaudited)	(unaudited)
Statement of Operations Data:
Operating expense
Personnel expense	$378,110	$1,111,312	$2,870,234	$7,755,825
General and administrative expense	511,068	1,239,836	4,758,663	6,579,184
Total operating expense	889,178	2,351,148	7,628,897	14,335,009
Other expense	800	309	24,695	35,583
Loss before income taxes	(889,978)	(2,351,457)	(7,653,592)	(14,370,592)
Income tax expense	—	—	—	—
Net loss and comprehensive loss	$(889,978)	$(2,351,457)	$(7,653,592)	$(14,370,592)
	March 31, 2021	December 31, 2020	December 31, 2019
	(unaudited)
Balance Sheet Data:
Property, plant, and equipment-Net	$131,895,779	$131,907,772	$132,025,159
Total assets	131,919,711	131,949,654	132,067,041
Total liabilities	1,168,135	1,519,535	1,161,199
Parent’s* net investment	130,751,576	130,430,119	130,905,842

____________

*        Represents investment of SERES in EVAP Operations

SELECTED FINANCIAL INFORMATION OF FORUM

The following table contains summary historical financial data of Forum as of and for the three months ended March 31, 2021 and March 31, 2020, as of and for the year ended December 31, 2020 and as of and for the period ended December 31, 2019. The statement of operations data of Forum for the three months ended March 31, 2021 and March 31, 2020 and the balance sheet data of Forum as of March 31, 2021 and March 31, 2020 are derived from Forum’s unaudited condensed financial statements, which are included elsewhere in this prospectus. The statement of operations data of Forum for the period ended December 31, 2019 and the balance sheet data as of December 31, 2019 are derived from the audited financial statements of Forum, which are included elsewhere in this prospectus. The statement of operations data for the year ended December 31, 2020 and the balance sheet data as of December 31, 2020 are derived from Forum’s audited condensed financial statements, which are included elsewhere in this prospectus. The unaudited condensed financial statements of Forum have been prepared in conformity with GAAP and are prepared on the same basis as the annual audited financial statements of Forum included elsewhere in this prospectus.

This information is only a summary and should be read in conjunction with Forum’s financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of the Company. In connection with the Business Combination, Electric Last Mile, Inc. or ELM, which is now the wholly owned subsidiary of the Company, was determined to be the accounting acquirer.

	Three months ended March 31,		Year ended December 31, 2020	For the Period from June 25, 2019 (inception) Through December 31, 2019
	2021	2020
	(unaudited)	(unaudited)
Statement of Operations Data:
Formation and General and administrative expenses	$1,054,321	$160	$3,617,022	$2,156
Net income (loss)	12,486,665	(160)	(29,361,225)	(2,156)
Basic and diluted income per share	$0.00	$—	$0.00	$0.00

Statement of Cash Flow Data:
Net cash (used in) provided by operating activities	$(585,858)	$190	$(446,545)	$(190)
Net cash (used in) provided by investing activities	68,714	—	(250,000,000)	—
Net cash provided by financing activities	—	—	251,982,232	20,000
	As of March 31, 2021	As of December 31, 2020	As of December 31, 2019
	(unaudited)
Balance Sheet Data:
Total cash	$1,038,353	$1,555,497	$19,810
Total assets	251,216,519	251,779,573	82,536
Total liabilities	28,890,058	41,939,777	59,692
Total stockholders’ equity	5,000,001	5,000,006	22,844

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Prior to June 25, 2021, we were known as Forum Merger III Corporation. On June 25, 2021, Forum Merger III Corporation completed the Business Combination with Electric Last Mile, Inc., a private company, and Electric Last Mile, Inc. completed the acquisition of certain assets of EVAP Operations as required by the Merger Agreement and as contemplated by the SERES Asset Purchase Agreement.

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition. This discussion and analysis should be read together with “Selected Financial Information of the Company,” “Selected Financial Information of EVAP Operations,” and the audited and unaudited financial statements and related notes that are included elsewhere in this prospectus. This discussion and analysis should also be read together with our pro forma condensed combined financial information for the year ended December 31, 2020 and as of and for the three months ended March 31, 2021 (in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” and the “Company” are intended to refer to the business and operations of Electric Last Mile, Inc. prior to the Business Combination and to Electric Last Mile Solutions, Inc. (f/k/a Forum Merger III Corporation) and its consolidated subsidiaries (including Electric Last Mile, Inc.) after giving effect to the Business Combination. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “ELM” are intended to refer specifically to Electric Last Mile, Inc., which is now a consolidated subsidiary of the Company.

Basis of Presentation

This management’s discussion and analysis and the related financial statements relate to periods prior to the Closing of the Business Combination and prior to the acquisition by ELM of certain assets of EVAP Operations.

The Business Combination was conditioned upon the closing of the “Carveout Transaction,” which included, among other things, the effectiveness of the SERES/Sokon Contracts, the transfer of possession from SERES to ELM of the Mishawaka, Indiana manufacturing facility, and the receipt by ELM of key intellectual property rights related to its proposed business from SERES. Prior to the closing of the transactions contemplated by the SERES Asset Purchase Agreement, EVAP Operations was a wholly owned component of SERES. EVAP Operations primarily consisted of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. In August 2020, ELM was formed for the purpose of manufacturing electric commercial vehicles and upfitting. On April 9, 2021, ELM entered into agreements with SERES to purchase select assets, including the Mishawaka manufacturing facility and to license commercial vehicle intellectual property, consisting of know-how to manufacture electric commercial vehicles for the North American region.

Prior to the Business Combination, EVAP Operations was a component of SERES and not a separate legal entity. The combined financial statements of EVAP Operations have been prepared on a carve-out basis and were derived from the accounting records of SERES using the historical results of operations and basis of assets and liabilities in accordance with GAAP. As of the date of this prospectus, the Company is a pre-revenue company. For more information on the nature of the EVAP Operations, the business of the Company, the Business Combination, and the basis of presentation, refer to the notes in the accompanying combined carve-out financial statements of EVAP Operations and the notes in the accompanying financial statements of ELM included elsewhere in this prospectus.

Business Combination and Public Company Costs

On December 10, 2020, Forum, Merger Sub, ELM and Jason Luo, in his capacity as the initial stockholder representative of ELM, entered into the Merger Agreement (which was amended on May 7, 2021), pursuant to which

Merger Sub merged with and into ELM, with ELM surviving the merger in accordance with the DGCL as a wholly owned subsidiary of the Company. As noted above, the Business Combination, which closed on June 25, 20201, was conditioned upon the consummation of the Carveout Transaction.

On April 9, 2021, ELM entered into the SERES Asset Purchase Agreement relating to the purchase by ELM of the assets of EVAP Operations, along with certain other agreements, which give ELM the rights to produce and sell electric commercial vehicles in the U.S. The agreements govern the use by ELM of certain intellectual property of SERES, the supply of inventory from Sokon, and other arrangements required to operate the EVAP Operations on a standalone basis.

The Business Combination will be accounted for as a reverse recapitalization. ELM will be deemed the acquirer and accounting predecessor and the Company will be the successor SEC registrant, meaning ELM’s financial statements for previous periods will be disclosed in the registrant’s future period reports filed with the SEC. Under this method of accounting, the Company will be treated as the acquired company for accounting purposes. As ELM is a pre-revenue company and was formed in August 2020 to acquire certain EVAP Operations assets and enter into agreements with SERES and Sokon to enable the production, upfitting and sale of electric commercial vehicles, the financial statements of EVAP Operations, in addition to the financial statements of ELM, are presented in this prospectus as the predecessor for periods prior to the consummation of the Business Combination.

As a result of the Business Combination, ELM has become the successor to an SEC-registered and Nasdaq-listed company, which requires the Company to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. The Company expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel expenses and audit and other professional service fees.

Key Trends, Opportunities, and Uncertainties

We are a pre-revenue and pre-commercial start-up company and we believe our future performance and success depends, to a substantial extent, on our ability to capitalize on our competitive advantages and strategies as discussed in “Business — Our Competitive Advantages and Strategy”, which in turn are subject to significant risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

COVID-19

We continue to monitor the latest developments regarding the COVID-19 pandemic on our business, operations, financial condition, and results of operations. As we are a pre-revenue and pre-commercialization company, the effects of the COVID-19 pandemic to date have been minimal. Since our formation, we continue to increase our operations and employ additional individuals, however, the COVID-19 pandemic has not yet had a material adverse effect on our operations, financial condition and results of operations, given our operations, as of the date of this prospectus, have been largely administrative in nature and focused on vehicle engineering, procuring suppliers, and preparing for necessary capital expenditures in the Mishawaka manufacturing facility.

Despite careful tracking and planning, however, we are unable to accurately predict the extent of the impact of the pandemic on our business, operations, financial condition, and results of operations due to the uncertainty of future developments. In particular, we believe the ultimate impact on our business, operations, financial condition, and results of operations will be affected by the speed and extent of the continued spread of the coronavirus globally, the duration of the pandemic, new information that may emerge concerning the severity and incidence of COVID-19, the safety, efficacy and availability of vaccines and treatments for COVID-19, the global macroeconomic impact of the pandemic and governmental or regulatory actions to contain the virus or control supply of medicines. We are focused on all aspects of our business and are implementing measures aimed at mitigating issues where possible, including using digital technology to assist in operations for our manufacturing and research and development functions.

We will continue to pursue efforts to maintain the continuity of operations while monitoring for new developments related to the COVID-19 pandemic, which are unpredictable. Future COVID-19 developments could result in additional favorable or unfavorable impacts on our business, operations, financial condition, and results of operations. If we experience significant disruption in our manufacturing, supply chain or other operations, or if demand for our products is ultimately significantly reduced or does not reach anticipated levels as a result of the COVID-19 pandemic, we could experience an adverse impact on our business, operations, financial condition, and results of operations.

Comparability of Financial Information

Our future results of operations and financial position after the Business Combination may not be comparable to the historical results of EVAP Operations because we did not acquire all of the assets and liabilities associated with the EVAP Operations and we plan to modify the Mishawaka manufacturing facility for electric commercial vehicle manufacturing and upfitting.

Results of Operations

Key Components of Statement of Operations

Revenue

Neither we nor EVAP Operations have begun commercial operations and neither currently generates revenue. Once we commence production and commercialization of our vehicles, we expect that the significant majority of our revenue will be derived from direct sales of our commercial electric delivery vehicles. This will occur after the modification and tooling process and other necessary production-related preparation is complete, with the expectation that such actions will be complete by the end of 2021.

Cost of goods sold

Neither we nor EVAP Operations have cost of sales as neither has begun commercial operations or recorded revenue. Once we commence commercial production and sale of our electric commercial delivery vehicles, we expect cost of goods sold to include components, parts, labor costs, depreciation, and warranty costs.

Personnel expenses

Personnel expenses for EVAP Operations include wages, salaries and payroll taxes, as well as expenses determined directly based on wage or salary such as 401(k) employer contributions, service costs for defined benefit pensions, share-based compensation expense and severance costs. The personnel expenses for EVAP Operations relate to salaried and hourly employees at the Mishawaka, Indiana plant. These amounts do not include executive compensation allocated as part of corporate overhead and other allocations.

General and administrative expense

Our general and administrative expense includes audit fees, consulting fees, compensation expense, information technology expenses, and research and development expenses.

General and administrative expense for EVAP Operations includes consulting fees, costs of consumable supplies and materials, rent expense, utilities expenses, telephone expenses, insurance expenses, costs of repairs and maintenance, training expenses, property taxes, shipping and postage costs, depreciation expense and corporate allocation costs from its parent, SF Motors, Inc. (referred to herein as SERES).

Income tax expense (benefit)

Income tax provision for us and EVAP Operations, determined on a separate return basis, consist of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, changes in tax law and changes in deferred tax assets and liabilities. EVAP Operations maintains a full valuation allowance against the net deferred tax assets and liabilities because management believes it is not more likely than not that the tax assets are recoverable.

Our Results of Operations for the Three Months Ended March 31, 2021

Our unaudited condensed statement of operations data for the three months ended March 31, 2021 is presented below:

Three Months Ended March 31, 2021
Operating expenses
General and administrative expense	$3,124,188
Total operating expenses	$3,124,188
Interest expense and other income, net	$403,866
Loss before income taxes	$(3,528,054)
Income tax benefit	—
Net loss and comprehensive loss	$(3,528,054)
Basic and diluted loss per share	$(35.28)

General and administrative expense

For the three months ended March 31, 2021, general and administrative expense was $3,124,188 and consisted primarily of $816,759 of payroll and payroll related expense, $721,160 of legal fees, $428,289 of consulting and contractor fees, $329,250 of research and development expenses, $313,862 of audit fees, $139,189 of recruiting fees, and $129,877 of marketing fees. The remaining $245,802 consisted of smaller expenses including public relations, rent expense, IT expense, depreciation, amortization and other general expenses.

Interest expense and other income, net

For the three months ended March 31, 2021, interest expense and other income, net was $403,866 and consisted of interest expense on the ELM Convertible Notes of $406,744 and $2,878 of dividend income on mutual fund investments classified as cash and cash equivalents. The interest expense consisted of $9,246 of accrued interest to be capitalized and added to the outstanding principal balance on each anniversary of the ELM Convertible Notes (“PIK Interest”) and $397,498 of accretion expense on the ELM Convertible Notes.

Our Results of Operations for the Period from August 20, 2020 (inception) through December 31, 2020

Our condensed statement of operations data for the period from August 20, 2020 (inception) through December 31, 2020 is presented below:

For the Period from August 20, 2020 (inception) through December 31, 2020
Operating expenses
General and administrative expense	$7,633,994
Total operating expenses	$7,633,994
Interest and other expense	$94,443
Loss before income taxes	$(7,728,437)
Income tax benefit	—
Net loss and comprehensive loss	$(7,728,437)
Basic and diluted loss per share	$(191.30)

General and administrative expense

From inception through December 31, 2020, general and administrative expense was $7,633,994 and consisted primarily of technical support services provided by SERES in the amount of $5,334,000 for consulting services rendered and to facilitate knowledge transfer of intellectual property related to certain SERES electric commercial vehicles, which includes $1,591,500 of research and development costs. The remaining general and administrative expenses primarily related to fees for audit, legal and other consulting services.

Interest and other expense

From inception through December 31, 2020, interest and other expense was $94,443 and consisted of interest expense on the ELM Convertible Notes of $94,088 and investment losses of $355 on mutual fund investments classified as cash and cash equivalents. The interest expense consisted of $2,158 of PIK Interest and $91,930 of accretion expense on the ELM Convertible Notes.

EVAP Operations Results of Operations — Comparison of Three Months Ended March 31, 2021 and 2020

The unaudited condensed combined carve-out statements of operations data of EVAP Operations for the three months ended March 31, 2021 and 2020 are presented below:

	Three Months Ended March 31,		$ Change	% Change
	2021	2020
Operating expenses
Personnel expenses	$378,110	$1,111,312	$(733,202)	(66)%
General and administrative expense	$511,068	$1,239,836	$(728,768)	(59)%
Total operating expenses	$889,178	$2,351,148	$(1,461,970)	(62)%
Other expense	$800	$309	$491	159%
Loss before income taxes	$(889,978)	$(2,351,457)	$1,461,479	(62)%
Income tax expense (benefit)	—	—	—	0%
Net loss and comprehensive loss	$(889,978)	$(2,351,457)	$1,461,479	(62)%

Personnel expense

Personnel expense decreased by $733,202 or 66% from $1,111,312 for the three months ended March 31, 2020 to $378,110 for the three months ended March 31, 2021. This change is primarily due to the average headcount decrease of 27 or 69% from an average headcount of 39 for the three months ended March 31, 2020 to an average headcount of 12 for the three months ended March 31, 2021. The reduced headcount resulted in a $550,880 reduction in salary expense, a $53,757 reduction in payroll related taxes, a $118,313 reduction in employee related insurance costs, a $21,213 reduction in post-retirement expenses, and a $15,006 reduction in share-based compensation expense.

General and administrative expense

General and administrative expense decreased by $728,768 or 59% from $1,239,836 for the three months ended March 31, 2020 to $511,068 for the three months ended March 31, 2021. The decrease was primarily driven by a $519,296 reduction in allocation of corporate costs, a $118,896 reduction in utilities, a $69,414 reduction in loss on asset disposals, and a $14,724 reduction in repairs and maintenance costs. The reduction in corporate allocation costs is largely due to the executives located in Auburn Hills, Michigan terminating their employment with EVAP Operations in late 2020 to begin working at ELM as well as the reduction of allocated lease and related depreciation expense associated with the Santa Clara, California SERES headquarters, due to a significant reduction in required corporate support at the end of 2020. The remaining reductions are due to continued cost cutting measures taken at the plant.

Other expense

Other expense increased by $491 or 159% from $309 for the three months ended March 31, 2020 to $800 for the three months ended March 31, 2021 due to periodic pension costs including an increase in pension interest costs of $640 offset by expected return on plan assets of $148.

EVAP Operations Results of Operations — Comparison of Years Ended December 31, 2020 and 2019

The condensed combined carve-out statements of operations data of EVAP Operations for the years ended December 31, 2020 and 2019 are presented below:

	Year Ended December 31,		$ Change	% Change
	2020	2019
Operating expenses
Personnel expenses	$2,870,234	$7,755,825	$(4,885,591)	(63)%
General and administrative expense	$4,758,663	$6,579,184	$(1,820,521)	(28)%
Total operating expenses	$7,628,897	$14,335,009	$(6,706,112)	(47)%
Other expense	$24,695	$35,583	$(10,888)	(31)%
Loss before income taxes	$(7,653,592)	$(14,370,592)	$6,717,000	(47)%
Income tax expense (benefit)	—	—	—	0%
Net loss and comprehensive loss	$(7,653,592)	$(14,370,592)	$6,717,000	(47)%

Personnel expense

Personnel expense decreased by $4,885,591 or 63% from $7,755,825 in 2019 to $2,870,234 in 2020. This change is primarily due to the average headcount decrease of 47 or 67% from an average headcount of 70 for the year ended December 31, 2019 to an average headcount of 23 for the year ended December 31, 2020. In mid-2019, the retooling of the Mishawaka, Indiana plant was halted, resulting in a reduction of workforce including layoffs of hourly employees and terminations of salaried employees. This reduction in personnel expenses was partially offset by severance and supplemental unemployment benefits costs of $112,095 and $123,867 for the years ended December 31, 2019 and 2020, respectively. The headcount for the first half of 2019, prior to the workforce reduction, was more than 80 employees, which was reduced to 42 employees by December 31, 2019, to 17 employees by June 30, 2020, and to 13 employees by September 30, 2020 through December 31, 2020. The number of employees remained consistent at 13 employees between September 30, 2020 and December 31, 2020. The reduced headcount resulted in a $3,191,897 reduction in salary expense, a $292,104 reduction in payroll related taxes, a $263,709 reduction in bonus expense, a $789,435 reduction in employee related insurance costs, a $261,571 reduction in post-retirement expenses, and a $86,314 reduction in share-based compensation expense.

General and administrative expense

General and administrative expense decreased by $1,820,521 or 28% from $6,579,184 in 2019 to $4,758,663 in 2020. The decrease was primarily driven by a $680,060 reduction in utilities, a $378,626 reduction in repairs and maintenance, a $193,621 reduction in consumable supplies and materials, a $118,541 reduction in training costs, a $125,944 reduction in security and fire protection, and a $91,733 reduction in consulting and other fees. These reductions are all due to the halting of retooling activities in mid-2019 and other cost cutting measures, including the insourcing of security services.

Other expense

Other expense decreased by $10,888 or 31% from $35,583 in 2019 to $24,695 in 2020 due to periodic pension costs including actuarial loss reduction of $12,854 and expected return on plan assets reduction of $592 offset by an increase in pension interest costs of $2,558. The decrease in actuarial losses is due to a change in the discount rate from 4.3% to 3.4% and a partial-plan termination that resulted in the full vesting of those employees who were terminated during 2019.

Liquidity and Capital Resources

Convertible Promissory Notes

On December 10, 2020, ELM issued convertible promissory notes (the “ELM Convertible Notes”) to certain investors in an aggregate principal amount of $25 million. As of March 31, 2021, ELM had $25,500,832 of ELM Convertible Notes outstanding, including $11,404 of accrued PIK Interest, which converted at the closing of the Business Combination into shares of common stock, and $489,428 of accumulated accretion, which did not convert into shares of common stock. On June 25, 2021, the aggregate principal amount of the ELM Convertible Notes, plus accrued PIK Interest, was automatically converted into a total of 2,752,223 shares of common stock at a conversion price of $9.0909 per share in connection with the Closing of the Business Combination.

Our Cash Flows

A summary of our cash flows for the three months ended March 31, 2021 and the period from August 20, 2020 (inception) through December 31, 2020 are presented below:

Net cash provided by (used in)	For the Three Months Ended March 31, 2021	For the Period from August 20, 2020 (inception) through December 31, 2020
	(Unaudited)
Operating activities	$(8,592,708)	$(795,272)
Investing activities	$(223,704)	—
Financing activities	—	$26,000,000
Net change in cash	$(8,816,412)	$25,204,728

Cash Flows from Operating Activities

For the three months ended March 31, 2021, cash flows used in operating activities were $8,592,708. The cash used related to our net loss of $3,528,054, adjusted for certain non-cash expenses of $423,370 including $406,744 related to accrued interest under the ELM Convertible Notes, $15,255 related to amortization and depreciation expense and $1,371 related to deferred rent expense and adjusted for a $5,488,024 change in net working capital accounts including a $491,364 increase in prepaid and other current assets and a $5,023,387 decrease in accrued expenses offset by a $26,727 increase in accounts payable.

From inception through December 31, 2020, cash flows used in operating activities were $795,272. The cash used primarily related to our net loss of $7,728,437, adjusted for certain non-cash expenses of $94,799 including $94,088 related to accrued interest under the ELM Convertible Notes and $711 related to website amortization expense and adjusted for a $6,838,366 change in net working capital accounts including a $1,306,848 increase in accounts payable and a $5,531,518 increase in accrued expenses.

Cash Flows from Investing Activities

For the three months ended March 31, 2021, cash flows used in investing activities were $223,704, of which $176,093 was for purchases of property and equipment, and $47,611 was for payments for website development that were reported as non-cash investing activities for the period from inception through December 31, 2020. There were non-cash investing activities for unpaid property and equipment of $30,520 and intangible assets related to computer software reported for the three months ended March 31, 2021.

Cash Flows from Financing Activities

From inception through December 31, 2020, cash flows used in financing activities were $26,000,000, consisting of $25,000,000 from the issuance of the ELM Convertible Notes and $1,000,000 from the issuance of ELM common stock.

EVAP Operations Cash Flows

A summary of cash flows for EVAP Operations’ for three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 are presented below:

	For the Three Months Ended March 31,		For the Year Ended December 31,
Net cash provided by (used in)	2021	2020	2020	2019
	(Unaudited)	(Unaudited)
Operating activities	$(1,198,499)	$(2,059,656)	$(7,065,183)	$(14,731,128)
Investing activities	—	$(23,345)	$(23,345)	$(5,362,710)
Financing activities	$1,198,499	$2,083,001	$7,088,528	$20,093,838
Net change in cash	—	—	—	—

Cash Flows from Operating Activities

For the three months ended March 31, 2021, cash flows used in operating activities were $1,198,499. The cash used primarily related to EVAP Operations’ net loss of $889,978, adjusted for certain non-cash expenses including $12,936 related to share-based compensation, $11,993 related to depreciation, and $8,898 related to defined benefit pension costs and adjusted for a $342,348 change in net working capital accounts including a $137,244 decrease in accounts payable and a $223,054 decrease in accrued expenses, offset by a $17,950 decrease in prepaid expenses.

For the three months ended March 31, 2020, cash flows used in operating activities were $2,059,656. The cash used primarily related to EVAP Operations’ net loss of $2,351,457, adjusted for certain non-cash expenses including $27,942 related to share-based compensation, $11,639 related to depreciation, $12,746 related to defined benefit pension costs, and $69,414 related to loss on disposal of equipment and adjusted for a $170,060 change in net working capital accounts including a $17,950 decrease in prepaid expenses, a $12,734 increase in accounts payable and a $139,376 increase in accrued expenses.

For the year ended December 31, 2020, cash flows used in operating activities were $7,065,183. The cash used primarily related to EVAP Operations’ net loss of $7,653,592, adjusted for certain non-cash expenses including $57,087 related to defined benefit pension costs, $47,974 related to depreciation, $89,341 related to share-based compensation, and $69,414 related to loss on disposal of equipment and adjusted for a $324,593 change in net working capital accounts including a $136,471 increase in accounts payable and a $223,122 increase in accrued expenses, offset by a $35,000 pension benefit contribution.

For the year ended December 31, 2019, cash flows used in operating activities were $14,731,128. The cash used primarily related to EVAP Operations’ net loss of $14,370,592, adjusted for certain non-cash expenses including $85,330 related to defined benefit pension costs, $38,294 related to depreciation, and $175,655 related to share-based compensation and adjusted for a $659,815 change in net working capital accounts including a $35,000 pension benefit contribution, a $789,694 decrease in accounts payable, and a $132,667 decrease in accrued expenses, offset by a $22,470 decrease in prepaid expenses and a $275,076 decrease in security deposits.

Cash Flows from Investing Activities

The investing activities consist of expenditures on construction in progress to retool the Mishawaka, Indiana plant and the purchase of property, plant, and equipment. After the Business Combination, there will continue to be capital expenditures at the Mishawaka, Indiana plant, including up to $45 million of capital investment to support the start of production of the Urban Delivery vehicle line.

For the three months ended March 31, 2020, cash flows used in investing activities were $23,345 for purchases of property, plant, and equipment that were reported as non-cash investing activities at December 31, 2019.

For the year ended December 31, 2020, cash flows used in investing activities were $23,345 for purchases of property, plant, and equipment that were reported as non-cash investing activities at December 31, 2019.

For the year ended December 31, 2019, cash flows used in investing activities were $5,362,710, of which $5,055,423 was for purchases of property, plant, and equipment in 2019, and $307,287 was for payments for purchases in 2018 that were reported as non-cash investing activities for the year ended December 31, 2018. There were non-cash investing activities for unpaid construction in progress additions of $23,345 reported for the year ended December 31, 2019.

Cash Flows from Financing Activities

For the historical periods presented, EVAP Operations was a component of SERES with no cash balances as all operating and investing cash flows were funded by SERES. The net cash flow used in operations and investing activities were funded through cash flows from financing activities in the form of changes in SERES’s net investment.

Contractual Obligations and Commitments

EVAP Operations leased land for its parking lots from St. Joseph County, Indiana under a long-term operating lease. The operating lease was to expire in 2051 with four renewal options for 50 years each. The renewal options were not reasonably assured of being exercised and have been excluded from future minimum lease payments. The following table summarizes EVAP Operations’ contractual obligations for cash expenditures as of December 31, 2020 and the years in which these obligations are due:

	Payments Due by Period
As of December 31, 2020	Total	Less than 1 year	1 – 3 Years	4 – 5 Years	More than 5 Years
Operating lease obligation for parking lot	$2,153,910	$71,797	$143,594	$143,594	$1,794,743

EVAP Operations entered into agreements in the normal course of business with vendors, which were generally cancelable upon written notice after a certain period. Payments due upon cancellation consisted only of payments for services provided or expenses incurred, including noncancelable obligations of EVAP Operations service providers, up to the date of cancellation. Accordingly, these payments are not included in the preceding table as the amount and timing of such payments are not known.

The following table summarizes our contractual obligations and commitments for cash expenditures as of December 31, 2020 and the years in which these obligations are due:

	Payments Due by Period
As of December 31, 2020	Total	Less than 1 year	1 – 3 Years	4 – 5 Years	More than 5 Years
Convertible promissory notes	$25,000,000	$—	$25,000,000	$—	$—
Other contractual obligations	$163,283	$163,283	$—	$—	$—
Total	$25,163,283	$163,283	$25,000,000	$—	$—

Other than the $25.0 million in ELM Convertible Notes, we only had one other contractual obligation for engineering, development and testing of batteries to be performed in 2021 that was fully paid in February 2021. The ELM Convertible Notes were converted into common shares upon closing of the Business Combination.

On January 16, 2021, we commenced an operating lease for an office building expiring on December 31, 2023. The following table summarizes our contractual obligations under the lease agreement as of March 31, 2021 and the years in which these obligations are due:

	Payments Due by Period
As of March 31, 2021	Total	Less than 1 year	1 – 3 Years	4 – 5 Years	More than 5 Years
Operating lease obligation for office	$725,250	$256,500	$468,750	$—	$—

Off-Balance Sheet Arrangements

Neither we nor EVAP Operations had any off-balance sheet arrangements during the periods and years presented, and neither we nor EVAP Operations currently has any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

The preparation of EVAP Operations’ combined carve-out financial statements and our financial statements, in conformity with GAAP, requires estimates and assumptions that affect the amounts reported throughout the respective financial statements. Those estimates and assumptions are based on best estimates and judgment and can be subjective and complex. Estimates and assumptions are evaluated on an ongoing basis using historical experience and known facts and circumstances. Estimates and assumptions are adjusted when the facts and circumstances warrant an adjustment. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates.

The policies and estimates discussed below are critical to an understanding of our financial statements and the financial statements of EVAP Operations because the application of such policies and estimates places a significant demand on subjective judgment. An accounting estimate is critical if: (i) the accounting estimate requires assumptions about matters that were highly uncertain at the time the accounting estimate was made and (ii) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that reasonably could have been used in the current period, would have a material impact on the financial condition, results of operations or cash flows. Specific risks for these critical accounting policies are described in the following sections. For all these policies, note that future events rarely develop exactly as forecast, and such estimates routinely require adjustment.

The discussion of critical accounting policies and estimates is intended to supplement, not duplicate, the summary of significant accounting policies so that readers will have greater insight into the uncertainties involved in these areas. The more significant estimates include allocation of corporate costs, probability weighted cash flows for impairment testing and income taxes. For a summary of all the significant accounting policies, see (a) Notes 3 and 4 to the audited combined carve-out financial statements of EVAP Operations and (b) our audited financial statements included elsewhere in this prospectus.

Impairment of Long-Lived Assets

The carrying amount of property, plant and equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, the carrying amounts of the assets are compared to their undiscounted expected future cash flows. If the carrying value of the asset is not recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the property, plant and equipment exceeds its fair value.

If the asset is impaired, an impairment loss is recorded to adjust the asset’s carrying amount to its estimated fair value. EVAP Operations management must make significant judgments to estimate future cash flows, including the useful lives of the assets, the amount of revenue, the amount of capital and operations and maintenance spending and management’s intended use of the assets. Alternate courses of action are considered to recover the carrying amount of a long-lived asset, and estimated cash flows from the “most likely” alternative are used to assess impairment whenever one alternative is clearly the most likely outcome. If no alternative is clearly the most likely, then a probability-weighted approach is used taking into consideration estimated cash flows from the alternatives. For assets tested for impairment as of the balance sheet date, the estimates of future cash flows used in that test consider the likelihood of possible outcomes that existed at the balance sheet date, including an assessment of the likelihood of a future sale of the assets. That assessment is not revised based on events that occur after the balance sheet date. Changes in assumptions and estimates could result in materially different results than those identified and recorded in the financial statements.

Income Tax Valuation Allowances

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the EVAP Operations’ history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance for all years presented. EVAP Operations management believes that SERES’s income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on EVAP Operations consolidated financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. EVAP Operations management does not expect unrecognized tax benefits to change significantly over the next twelve months.

We also had net deferred tax assets that are fully offset by a valuation allowance for all periods presented. Management believes that our income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on our financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. Management does not expect unrecognized tax benefits to change significantly over the next twelve months.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time we are no longer considered to be an emerging growth company. At times, we may elect to early adopt a new or revised standard.

We intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the closing of the IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years.

Recent Accounting Pronouncements

See Note 4 to the audited financial statements of EVAP Operations included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption and management’s assessment of their potential impact on EVAP Operations’ financial condition and results of operations. See Note 4 to our audited financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption and management’s assessment of their potential impact on our financial condition and results of operations.

Quantitative and Qualitative Disclosures About Market Risk

Neither we nor EVAP Operations have been exposed to material market risks given our respective early stage of operations. Upon completion of the Business Combination and commencement of commercial operations, we expect to be exposed to commodity risk, interest rate risk and foreign currency risks.

BUSINESS

Overview

We are a commercial electric vehicle solutions company founded for the purpose of designing, engineering, manufacturing and customizing electric “last mile” delivery and utility vehicles. According to the Electric Last Mile Solutions Market Study by Strategy&, over half of the total delivery cost for shipped packages is incurred in the last mile portion of the delivery. Our planned products are being designed with the goal of providing cost-effective, reliable and customized solutions for customers engaged in the last mile delivery of goods and services, with an expected purchase price parity with competing internal combustion engine (“ICE”) models and an anticipated lower cost of ownership as compared to competing ICE models. We expect to launch our first product, the Urban Delivery vehicle, by the end of the third quarter of 2021. If we are able to successfully launch the Urban Delivery on our current timetable, we believe, based on our current understanding of the competitive landscape, that the Urban Delivery will be the first electric Class 1 commercial vehicle in the U.S. market.

Our core mission is to transform the last mile commercial delivery business by meeting the needs and value considerations of customers who operate in the last mile segment. With the rise of e-commerce, this segment has experienced growing demand for electric vehicles that provide practical and cost-effective solutions to the issues facing the segment which include, but are not limited to, how to optimize delivery, efficiency and cost.

We believe that our in-house engineering expertise in vehicle integration, U.S. safety compliance and homologation, electric powertrain engineering, data connectivity and vehicle customization will provide us with a differentiated capability to bring reliable and customizable electric vehicles to the U.S. market. We plan to use existing components and platforms from other vehicle manufacturers as the foundation for our vehicle designs, and source various subsystems and componentry from a variety of suppliers to assemble our own, unique electric vehicles. Our design and engineering team will focus on the design, efficacy and safety of our vehicles and the adaptation of the chosen platforms and components for use in our vehicles. We believe that designing our vehicles around existing vehicle components and platforms will enable us to bring our electric delivery vehicles to the U.S. market on an accelerated timescale compared to manufacturers of competitive vehicles.

Currently, we are focused on bringing to market delivery and utility vehicles in the Class 1 (vehicles with a maximum gross vehicle weight of 6,000 lbs) to Class 3 (vehicles with a maximum gross vehicle weight between 10,001 and 14,000 lbs) commercial vehicle segments. We believe that our current design for the Urban Delivery will appeal to vehicle purchasers and end customers in both the Class 1 and Class 2 (vehicles with a maximum gross weight between 6,001 and 10,000 lbs) commercial vehicle segments. Similarly, we expect that our second commercial vehicle, the Urban Utility, will appeal to vehicle purchasers and end customers in both the Class 2 and Class 3 commercial vehicle segments.

We also aim to provide digital and customization solutions to our potential customers to maximize fleet efficiency and lower total cost of ownership as compared to our ICE and electric vehicle competitors. We seek to develop a differentiated, customer-specific suite of digital and productivity solutions as well as customized vehicles through the integration of vehicle upfitting during our production process.

Market Opportunity for Electric Commercial Vehicles

The market for delivery vehicles is experiencing increasingly strong demand as last mile logistics continue to grow in importance to support e-commerce business. The demand for electric delivery vehicles is also due in part to consumer interest in green energy and sustainability initiatives as well as potential cost-savings. Electric delivery vehicles can be adopted in a variety of end-markets such as package delivery, telecommunications, service and maintenance (e.g., plumbing, electrical, utilities, and landscaping), hospitality and catering, and healthcare, among others. New regulatory pressures have also added momentum towards electrification of passenger and commercial vehicles. We believe that our target market, the light commercial vehicle segment, will be at the forefront of the shift to electrified commercial vehicles.

•        The North American e-commerce market is projected to reach approximately $1 trillion by 2022 growing at 13% CAGR from 2020 to 2022, according to eMarketer.

•        The last mile delivery market in North America is expected to reach nearly $51 billion by 2022, with a CAGR of 13% from 2020 to 2024, according to TechNavio.

•        In the U.S., Europe and China, demand for light commercial electric vehicles is expected to grow at a 33% CAGR from 2019 to 2028, according to BloombergNEF.

•        In September 2020, California mandated that 100% of in-state sales of new passenger cars and trucks be zero-emission by 2035, and 100% of medium- and heavy-duty vehicles sold and operated within the state be zero-emission by 2045.

•        Fifteen additional U.S. states and Washington, DC have announced that they also intend to follow California’s lead in switching all heavy-duty trucks, vans and buses to running on electricity, with potentially more to follow in coming years. Several European countries have announced similar plans to phase out combustion engines by 2030.

Our Competitive Advantages and Strategy

We believe that our key competitive advantages and strategies include the following:

•        Anticipated “First Mover” Advantage in the Class 1 Electric Vehicle Segment:    Based upon our current engineering program, homologation compliance plan, manufacturing processes, and production planning, we plan to launch our first vehicle, the Urban Delivery, by the end of the third quarter of 2021. We currently anticipate that the Urban Delivery would be the first electric Class 1 commercial vehicle in the U.S. market. By leveraging existing platforms, vehicle technology, subsystems and components from our suppliers, we believe we will be able to bring our electric vehicles to market faster than competitors who are designing and engineering a completely new vehicle program. We believe that, if we are successful in offering the first electric Class 1 commercial vehicle in the U.S. market, this will place us in a position to build strong customer relationships and capture a significant market opportunity as the anticipated adoption of vehicle electrification expands.

•        Use of Existing Platforms, Vehicle Technology, Subsystems and Components to Deliver Reliable, Low Cost Solutions:    We believe that the key factors for customers in making a purchasing decision for commercial vehicles are initial investment, reliability and ongoing operating costs. By leveraging existing platforms, vehicle technology, subsystems and components from our suppliers, we believe we will be able to produce our electric vehicles with a relatively low investment compared to competitors who are designing and engineering a completely new vehicle program. We anticipate that this will ultimately allow us to offer our electric vehicles at close to purchase price parity with ICE alternatives, which we believe will place our products at one of the lowest total costs of ownership among commercial delivery vehicles.

•        “Mass Customization” Services Through Integrated Upfitting and Data Solutions:    We believe that one of our key differentiators from our competitors will be our expected ability to offer customers custom-built solutions at a competitive price on a shorter timeframe. Traditional commercial vehicle providers generally must use a third-party upfitter to customize a vehicle before it is sent to the customer. We intend to integrate the upfitting process into our assembly process in our manufacturing plant. We estimate that such integration could potentially reduce the order-to-delivery time by approximately 25%. In addition, integrating upfitting into our assembly process will provide customers with one point-of-contact which we believe could reduce total vehicle supply chain costs. Our strategy also contemplates partnering with industry participants to provide tailored digital solutions to fleet customers for the purpose of tracking and optimizing productivity and performance and helping keep our vehicles in service for our customers.

•        Capital Efficient Manufacturing Strategy Offering Faster Time to Market:    Our manufacturing strategy is centered on capital efficiency and an accelerated timetable for bringing our vehicles to the market. By leveraging existing platforms, vehicle technology, subsystems and components from various suppliers, we believe we can reduce capital-intensive requirements for in-house manufacturing at the Mishawaka, Indiana facility, such as stamping and a variety of supplier tooling costs. This strategy is intended to reduce our required facility footprint and provide for the integration of vehicle upfitting operations into our assembly process.

•        Growing Last Mile Opportunity and Demand for Cost-Efficient and Sustainable Solutions:    We believe we will be able to capitalize on two key trends driving increased demand for electric delivery vehicles: a large and expanding North American e-commerce market that is seeking lower cost delivery solutions and fleet efficiency, and a broader push for green, sustainable products and solutions. We believe our strategy well positions us to benefit from this market growth by focusing on customized, low-cost solutions for commercial customers.

•        Crossover Product Strategy Enhances Sales Opportunities:    Our crossover product portfolio strategy intends to target commercial delivery vehicles in the Class 1 through Class 3 commercial vehicle segments. We anticipate that the Urban Delivery, based on its current design, will have approximately 34% more cargo space than the current leading ICE Class 1 commercial vehicle model based on customer sales. We also believe that the anticipated larger-than-average cargo space and expected lower price point of our Urban Delivery (as compared to Class 1 commercial vehicles) will provide us with an opportunity to gain meaningful market share from smaller vehicles in the Class 2 commercial vehicle segment. Similarly, we estimate that our Class 3 Urban Utility vehicle, which we expect to introduce in the fourth quarter of 2022, will help us gain market share from original equipment manufacturers (“OEMs”) of Class 3 commercial vehicles and larger Class 2 commercial vehicles, based on the anticipated price and cargo space of the Urban Utility.

•        Go-to-Market Strategy Driving Potentially Large Customer Pipeline:    We anticipate having strong customer demand for our proposed Urban Delivery vehicle based on approximately 45,000 non-binding pre-orders as of June 30, 2021. We estimate that if the approximately 45,000 pre-orders were converted into binding commitments, such orders would represent approximately $1 billion of future revenue. We believe that our planned electric vehicles will appeal to a wide variety of end customers and we intend to target potential end customers ranging from Fortune 500 companies to small businesses. Our go-to-market strategy intends to leverage a number of sales channels to deliver products to customers, including direct engagement and through fleet managers, dealers, distributers and upfitters who purchase vehicles for end customers. Our sales strategy is to engage at all points of the sales chain, from buyers to end customers, to ensure that we understand our customers’ needs and specifications for individual end use cases.

•        Experienced Executive Team with Engineering Competencies for E-Powertrain Development and Vehicle Integration:    Our executive team has over 150 years of collective experience in the automotive industry, including with prominent global automotive OEMs, Tier-1 suppliers, and early-stage electric vehicle companies, and over 100 years of collective engineering expertise in the areas of vehicle integration, U.S. safety compliance and homologation, vehicle customization, electric powertrain engineering, battery cells, and developing digital and data connectivity solutions for customers. Our executive team is planning our path to commercial production and sales with a focus on quality, efficiency, and the development of strong customer relationships.

Our Products

Urban Delivery

We expect to launch our first commercial vehicle, the Urban Delivery, an electric cargo van in the Class 1 commercial vehicle segment by the end of the third quarter of 2021. The design of the Urban Delivery is intended to optimize efficiency and flexibility. Our executive team believes, based on its collective industry experience, internal estimates and current competitors in the relevant market segments, that the Urban Delivery is anticipated to:

•        Cost, in terms of acquisition and operating costs, an estimated 35% less than the current leading (based on customer sales) ICE model in the Class 1 commercial vehicle segment;

•        Provide 170 cubic feet of cargo space, which is estimated to be approximately 34% more than the current leading (based on customer sales) ICE model in the Class 1 commercial vehicle segment;

•        Have a 150-mile range (based upon preliminary model and configuration);

•        Include a 4-year, 40,000 mile factory warranty with parts and service support;

•        Provide customizable cargo space based on our customers’ specific end-use requirements;

•        Reduce the customer’s carbon footprint with zero emissions in support of the customer’s green and sustainability targets; and

•        Provide fleet managers real time secure data through telematics and analytics capabilities to allow for optimized fleet planning and tracking.

We expect to introduce the base Urban Delivery at a manufacturer suggested retail price of $32,500, which would result in a net cost to the buyer of $25,000 if the currently available U.S. federal tax credit of $7,500 for the purchase of alternative fuel vehicles remains in effect at the time of purchase. Further tax credits at the state level may be available to buyers which could further reduce the net purchase price. Assuming the U.S. federal tax credit remains available at the time of purchase, the proposed net price of $25,000 would place the Urban Delivery at purchase price parity with current comparable ICE vehicles whose Manufacturer’s Suggested Retail Price (“MSRP”) are also approximately $25,000 (based upon publicly available information). We also anticipate offering our customers upfitting options that are commensurate with current option packages offered by ICE competitors in the Class 1 commercial vehicle segment.

We estimate that the Urban Delivery will have up to 50% less maintenance costs than competing ICE models as a result of the smaller number of moving parts that are anticipated to be included in the powertrain of the vehicle. We estimate that the total cost of ownership of the Urban Delivery compared to current competing ICE models (including the cost of fuel) will be approximately $36,000 less over the first eight years of operation.

Urban Utility

Following the commercial production and launch of the Urban Delivery, we plan to begin commercial production of our second vehicle, the Urban Utility in the second half of 2022. We are designing the Urban Utility to be an electric commercial cargo truck that will compete in the Class 3 commercial vehicle segment.

Based on our anticipated specifications, the Urban Utility is expected to provide 450 to 600 cubic feet of cargo space, 175 to 225 miles of range capacity and advanced onboard and wireless data capabilities to enable optimized fleet planning and tracking. We expect to introduce the Urban Utility at a manufacturer suggested retail price of $42,500, which would result in a net cost to the buyer of $35,000 if the currently available U.S. Federal tax credit of $7,500 for the purchase of alternative fuel vehicles remains in effect at the time of purchase. Further tax credits at the state level may be available to certain buyers which could further reduce the proposed purchase price.

Our Battery Pack

The Urban Delivery will be powered by a battery pack in a configuration that we believe is distinctive in its application. We expect that the battery pack will be completely encased in the chassis, which is intended to protect the battery pack and enhance durability and safety. Further, the location of the battery pack between frame rails beneath the vehicle’s floor is intended to result in a low center of gravity, which is expected to improve vehicle stability. We anticipate that the Urban Delivery will provide a range of approximately 150 miles (based upon preliminary model and configuration).

On December 21, 2020, we entered into a nomination agreement (the “Nomination Agreement”) with Contemporary Amperex Technology Co., Limited (“CATL”) pursuant to which CATL agreed to develop, manufacture and supply a battery pack for use in the Urban Delivery vehicle. The Nomination Agreement has a project life until the end of 2025 and provides for the supply of battery packs starting in 2021. During the first 18 months of production, we and CATL will work to develop a feasible and specific supply plan and delivery dates in accordance with our anticipated demand, forecasts and orders and CATL production capacity. The Nomination Agreement requires us to pay $163,283 for engineering, development and testing costs as well as prepayment for any samples. The detailed terms and conditions of the purchase and warranty of the developed batteries will be subject to agreements mutually agreed and signed at a future date.

Our Urban Delivery and Urban Utility are being designed with the ability to be charged at 110 Volts (Level 1), 240 Volts (Level 2) and DC Fast Charging (Level 3) utilizing the U.S. standard combined charging system charge port. DC Fast Charging will utilize 50kW of maximum charging power, allowing the battery pack to charge from approximately 20 – 80% state of charge in approximately 30 – 45 minutes.

Over-the-Air Updating and Advanced Telematics

We intend that the Urban Delivery and Urban Utility will be equipped with over-the-air (“OTA”) functionality that will allow the software included in the vehicles to be updated “over the air.” This OTA functionality is intended to provide for secure, full suite updating of all of the vehicle’s core electric control units (“ECU”) in order to provide for performance and durability enhancements to the powertrain, battery control unit, and other functional vehicle systems as well as help our end customers keep our vehicles in service.

We also expect our vehicles will have the capacity to collect and transmit data to a secure cloud server for the purpose of remote diagnostics, predictive maintenance and vehicle analytics. We also intend to utilize benchmarking telematics analytics based on weather, traffic, and elevation gain and loss for the purpose of vehicle route optimization.

We intend to develop a proprietary hardware and software stack that is anticipated to allow the ECUs to support OTA updating and data collection. The ownership of such software is expected to allow rapid development and integration of new vehicle features and performance improvements. In addition, we anticipate issuing security updates and responding to issues on an individual vehicle or fleetwide basis. We plan on using a sophisticated OTA system to support full fleet updates as well as updates to specific vehicles/customers, vehicle identification numbers, geographic areas, or other subsets.

Manufacturing

In June 2021, we acquired the manufacturing facility located in Mishawaka, Indiana, an area which is home to a highly-trained workforce for vehicle manufacturing, from SERES. Although the Mishawaka, Indiana facility is in near-ready condition for electric vehicle production, we expect to invest approximately $45 million in 2021 to support the start of production of the Urban Delivery vehicle line. We plan to purchase and install required machines, tooling, fixtures and quality and testing equipment, make additional investments in software, control and other information technology systems, and modify conveyors.

Global Headquarters, Technology Hub and Customer Center

We lease our 31,000 square foot global headquarters, which will include a technology center, an innovation prototype laboratory, and a customer center for vehicle displays. This facility will allow us to assemble initial vehicles, battery packs and electric motor prototypes, as well as build pre-production vehicles and conduct vehicle integration engineering.

Key Agreements and Partnership Strategy

SERES/Sokon Contracts

SERES Asset Purchase Agreement

On April 9, 2021, we and SERES entered into the SERES Asset Purchase Agreement regarding the purchase of that certain real property located at 12900 McKinley Highway, Mishawaka, Indiana (the “ELMS Facility”), including the improvements thereon and the tangible personal property, including equipment, machinery and supplies, and all intangible personal property, if any, owned by SERES, including any plans and specifications and other architectural and engineering drawings for the improvements and any material service contracts to the extent assignable to us at SERES’s cost. SERES delivered possession of the ELMS Facility to us on June 25, 2021 (such date being the “Transfer of Possession”). SERES shall convey fee simple title to the ELMS Facility and assign its leasehold interest in the parking lot upon the payment of the ELMS Facility Purchase Price (as defined below) by us pursuant to the SERES Asset Purchase Agreement, the promissory note entered into in connection with the closing under the SERES Asset Purchase Agreement by ELM in favor of SERES (the “Promissory Note”) and the land contract entered into in connection with the closing of the SERES Asset Purchase Agreement by and between SERES and ELM (the “Land Contract”).

Pursuant to the SERES Asset Purchase Agreement, we agreed to pay SERES $145,000,000 (the “ELMS Facility Purchase Price”) for the ELMS Facility, including related tangible and intangible personal property, allocated and payable as follows:

$90,000,000 is preliminarily allocated to the real property that is being sold pursuant to the Land Contract with the following payment schedule:

—     $18,620,689.66 was paid at the Transfer of Possession; and

—     $3,103,448.28 is to be paid in 23 consecutive monthly installments.

$55,000,000 is preliminarily allocated to all property that is not real property and at the Transfer of Possession, we paid SERES $11,379,310.34. The remainder is secured by the Promissory Note and an irrevocable letter of credit naming SERES as beneficiary, each in the amount of $43,620,689.66, issued and received by SERES at the Transfer of Possession, and with the following payment schedule:

—     $1,896,551.72 on June 30, 2021;

—     $11,896,551.72 on July 31, 2021; and

—     $1,420,361.25 in 21 consecutive monthly installments, with the first such monthly installment payable in August 2021.

SERES also subleases the parking lot to us. The sublease rent is $71,797.00 per year. In connection with the sublease, SERES obtained the consent of the prime landlord, St. Joseph County, Indiana, Department of Redevelopment, acting by and through the St. Joseph County Redevelopment Commission. The prime landlord’s consent is also required in connection with the assignment of the lease to us that will occur when we pay all amounts due under the Land Contract.

Pursuant to the SERES Asset Purchase Agreement, we issued 5,000,000 shares of common stock to SERES as consideration for certain strategic cooperation, consulting services and technical support provided by SERES. The value of the shares of common stock issued to SERES is not included in the ELMS Facility Purchase Price, however, an estimated value of such shares has been reflected in the preliminary purchase price and allocation of fair value in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The Promissory Note provides that monetary and non-monetary breaches or defaults under any one of the Promissory Note, the SERES Asset Purchase Agreement, the Land Contract or the sublease may entitle SERES to draw on the letter of credit and accelerate the amounts due and payable under the Promissory Note. Additionally, if there is a monetary or non-monetary default under either the Land Contract or the sublease, SERES has the right to evict us from the ELMS Facility, terminate both the Land Contract and the sublease and retain all payments made thereunder.

The SERES Asset Purchase Agreement contains limited representations and warranties of the parties to one another, and we purchased the ELMS Facility on an “as is, where is” basis. Subject to any available remedies SERES may have under its purchase of the ELMS Facility in 2017, which SERES would pursue at our cost, we also agreed to assume liability for any cleanup, remediation or removal of hazardous substances or other environmental conditions on the property that is required after the Transfer of Possession, regardless of whether such conditions occurred prior to or after the Transfer of Possession, and we shall indemnify SERES in connection with such liability.

In connection with the SERES Asset Purchase Agreement, we agreed to assume all obligations under an agreement between SERES and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its local Union #5, dated March 11, 2018. We agreed to provide all union and non-union employees with salary, insurance and welfare equal to or greater than the benefits such employees received at the Transfer of Possession.

SERES Exclusive Intellectual Property License Agreement

On April 9, 2021, we and SERES entered into the SERES Exclusive Intellectual Property License Agreement. Pursuant to the SERES Exclusive Intellectual Property License Agreement, SERES licensed to us the SERES Licensed Intellectual Property (i.e., certain intellectual property owned by SERES and Sokon used in the design, manufacture, development, marketing, sale, offering for sale, or commercialization of urban utility and commercial vehicles currently designated as SERES’s EC35 and D51 models, including skateboards used for urban utility truck, cargo van and open bed truck vehicles from SERES described in the exhibits to the agreement (but excluding the headlights of both models or any parts or components to the vehicles supplied by third parties) (the “SERES Licensed Products”)). The SERES Licensed Intellectual Property does not include any patents, trademarks, software, the product model names “EC35” and “D51”, any copyrights or design rights in connection with the design and styling of headlights of the licensed products, or any IP owned by any party other than SERES and its affiliates. Pursuant to the terms of the SERES Exclusive Intellectual Property License Agreement, SERES granted to us a non-sublicensable, non-transferable, perpetual, irrevocable, royalty-bearing, exclusive (as further described below) right and license under the SERES Licensed Intellectual Property to make, have made, use, import, sell, and offer for sale the SERES Licensed Products in the U.S., Canada and Mexico. All of the SERES Licensed Intellectual Property is provided “as is” and without any warranty of any kind, whether express, implied, statutory or otherwise.

Until April 9, 2051, SERES agreed to not authorize or grant any others any right under the SERES Licensed Intellectual Property to make, have made, import, use, market, offer for sale, or sell (a) any vehicles that are similar to or compete with the SERES Licensed Products in the U.S., Canada and Mexico, and (b) any vehicles outside the U.S., Canada and Mexico where SERES knows (or would reasonably be expected to know) that such vehicle is intended for sale within the U.S., Canada or Mexico, provided, however, that such exclusivity shall terminate (and the licenses granted to us shall become non-exclusive) if (a) the aggregate Licensed Product sold by us during the first two years does not exceed 10,000 units, or (b) the aggregate Licensed Product sold by us during the first 10 years does not exceed 100,000 units. Nothing in the SERES Exclusive Intellectual Property License Agreement prevents SERES from selling any products (including the SERES Licensed Products) within or outside the U.S., Canada or Mexico.

Any improvement to the SERES Licensed Intellectual Property that exists as of the execution date of the SERES Exclusive Intellectual Property Agreement developed by us under the agreement for manufacturing and distribution in the U.S., Canada and Mexico is solely and exclusively owned by us and we agreed to grant to SERES, Sokon and their affiliates a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid-up, non-assignable, non-sublicensable right and license under such improvement intellectual property (excluding any trademarks) to make, have made, use, sell, offer for sale, import, export and other use and exploitation of such improvement intellectual property in connection with the SERES Licensed Products.

Pursuant to the SERES Exclusive Intellectual Property License Agreement, we agreed to pay SERES a fixed royalty fee of $5,000,000 and will pay SERES a unit royalty fee of $100 per Licensed Product vehicle up to the first 100,000 units sold by us within the U.S., Canada and Mexico. Our license from SERES is perpetual, subject to early termination by mutual consent, by either party in the event that the other party defaults in the performance of any of its obligations under the SERES Exclusive Intellectual Property License Agreement, and/or by either party becoming the subject of bankruptcy or insolvency proceedings.

Sokon Supply Agreement

On April 9, 2021, we and Sokon entered into the Sokon Supply Agreement, which provides that, during each of calendar years 2021, 2022 and 2023, we agree to procure from Sokon a certain forecasted minimum amount of equipment, goods and components used in the manufacture of electric commercial vehicles. If we fail to meet the annual minimum quantity for any such year, Sokon has the right to terminate the agreement and any other rights or remedies which may be available at law or in equity. Products would be purchased pursuant to mutually agreeable binding purchase orders which would set forth the quantities, prices and delivery dates of the products to be purchased. Product prices for new purchase orders will be subject to change by Sokon from time to time with appropriate notice to us.

The Sokon Supply Agreement is governed in accordance with the laws of the People’s Republic of China, and any such disputes may be submitted for arbitration to the China International Economic and Trade Arbitration

Commission. We agreed that we will not sell or supply any products purchased under the Sokon Supply Agreement outside of the U.S., Canada and Mexico. Pursuant to the terms of the Sokon Supply Agreement, Sokon does not have an obligation to conform the products so as to comply with the laws or regulations applicable to the sale and supply of such products in the U.S., Canada and Mexico. If we are required to make any modifications to the products that are necessary to comply with applicable laws for sale of such modified products in the U.S., Canada or Mexico, then we are required to submit the required modifications and alterations to Sokon for their approval in their sole discretion.

The Sokon Supply Agreement was effective as of the Transfer of Possession and will remain in effect for a period of five years. In the event that we materially breach the terms of the SERES Asset Purchase Agreement, Sokon has the right to suspend its obligations under the Sokon Supply Agreement, including suspension of delivery of all orders, until we provide performance assurance satisfactory to Sokon.

Wuling Contracts

The agreements with Liuzhou Wuling Automobile Industry Co., Ltd. (“Wuling”) supplement our existing and developing strategic partnerships with other industry-leading suppliers and service providers. The agreements with Wuling, one of China’s largest automotive manufacturers of cargo vans and light duty specialty vehicles, including electric vehicles, enhance our long-term access to vehicle technology, parts, subsystems and components for use in the ELMS all-electric Urban Delivery cargo van.

Wuling Master Purchase Agreement

On July 7, 2021, we executed a Master Purchase Agreement (the “Wuling Master Purchase Agreement”) with Wuling for the purchase by us of certain products, kits, parts, accessories, and other materials used in the manufacture of electric commercial vehicles (the “Goods”). Pursuant to the Wuling Master Purchase Agreement, Wuling granted us the exclusive right to market, distribute and sell certain of the Goods in North America and to manufacture, assemble, market, distribute and sell our products incorporating the Goods. The Wuling Master Purchase Agreement sets forth the general terms and conditions for the sale of the Goods to us. Our individual purchases of Goods will be made pursuant to mutually agreeable, binding purchase orders, issued by us, setting forth the particular Goods and the quantities, prices and delivery dates of the Goods to be purchased. Such a purchase order will be deemed accepted by Wuling unless Wuling rejects the purchase order in writing within 48 hours of receipt. The initial purchase prices of the Goods have been set by mutual agreement between us and Wuling, and the prices for any new categories of Goods, or for jointly developed Goods, will be mutually agreed upon between us and Wuling prior to entering into the first individual purchase order for such Goods.

Pursuant to the Wuling Master Purchase Agreement, we and Wuling have agreed that: (i) Wuling will retain its rights to its pre-existing intellectual property, and (ii) during the development process, for the parts jointly developed by both us and Wuling, the corresponding intellectual property rights will be shared by us and Wuling; for parts independently developed by Wuling, the relevant intellectual property rights will be owned by Wuling; and for parts independently developed by us, the relevant intellectual property rights will be owned by us; however, if the development is carried out on the basis of the data, models and other information provided by Wuling, the intellectual property rights will be jointly owned by us and Wuling. We and Wuling further agreed that: (a) with respect to the intellectual property rights solely owned by one party, if the other party (or a third party) requests that such intellectual property rights be licensed, a separate written agreement shall be executed by the parties, and (b) with respect to the intellectual property rights jointly owned by both parties, neither party may transfer or license such intellectual property rights to a third party without written consent from the other party.

The Wuling Master Purchase Agreement is effective as of March 19, 2021, with an initial term of five years, which will automatically extend for additional one-year terms unless either party, at least 180 days prior to the end of the then in-effect term, gives written notice to the other party of its intent not to extend such term. In addition, the Wuling Master Purchase Agreement may be terminated by either party upon 180 days prior written notice or upon certain specified termination events.

Wuling Services Agreement

On July 7, 2021, we executed an Agreement for Engineering, Design and Development Services (the “Wuling Services Agreement”), which is effective as of March 18, 2021, with Wuling. Pursuant to the Wuling Services Agreement, Wuling will serve as our non-exclusive supplier for certain engineering, design, development, and validation services (the “Services”) intended to support the manufacture of electric vehicles by us. Wuling will provide the Services to us pursuant to individual purchase orders and statements of works, which will set forth the specifications, deliverables, and fees related to such Services. To facilitate the provision of the Services under the Wuling Services Agreement, each party has agreed to set up a full-time team, consisting of at least four members from Wuling, including, but not limited to, experts in manufacturing engineering, program management, logistics and product engineering.

Consistent with the terms of the Wuling Master Purchase Agreement, pursuant to the Wuling Services Agreement, we and Wuling have agreed that: (i) Wuling will retain its rights to its pre-existing intellectual property, and (ii) during the development process, for the parts jointly developed by both us and Wuling, the corresponding intellectual property rights will be shared by us and Wuling; for parts independently developed by Wuling, the relevant intellectual property rights will be owned by Wuling; and for parts independently developed by us, the relevant intellectual property rights will be owned by us; however, if the development is carried out on the basis of the data, models and other information provided by Wuling, the intellectual property rights will be jointly owned by us and Wuling. We and Wuling further agreed that: (a) with respect to the intellectual property rights solely owned by one party, if the other party (or a third party) requests that such intellectual property rights be licensed, a separate written agreement shall be executed by the parties, and (b) with respect to the intellectual property rights jointly owned by both parties, neither party may transfer or license such intellectual property rights to a third party without written consent from the other party.

The Wuling Services Agreement was executed in connection with the Wuling Master Purchase Agreement and is expected to continue in effect until the Wuling Master Purchase Agreement is terminated or expires.

Wuling Supplemental Agreement

On July 7, 2021, we executed a Supplemental Agreement with Wuling (the “Wuling Supplemental Agreement”), which amends and supplements the Wuling Master Purchase Agreement and the Wuling Services Agreement (together, the “Original Agreements”). The Wuling Supplemental Agreement clarifies the engineering, design and development process as well as the roles and responsibilities of each party. Specifically, pursuant to the Wuling Supplemental Agreement, we are responsible for product liability claims in North America arising from Goods purchased from Wuling, and Wuling is responsible for product liability claims arising from the parts it produces for us to the extent Wuling contributed to the development and manufacturing of the part giving rise to the claim. Additionally, we are responsible for establishing the technical standards for parts produced pursuant to the Original Agreements for the U.S. market and for ensuring that all engineering development pursuant to the Original Agreements is in compliance with applicable U.S. laws and regulations.

Pursuant to the Wuling Supplemental Agreement, within 14 working days after execution of the Wuling Supplemental Agreement, we will pay Wuling a retainer of RMB 26 million (or equivalent U.S. dollars) as advance payment for engineering development and support services. Further, pursuant to the Wuling Supplemental Agreement, we are obligated to continue to replenish such funds during the development process, within 14 working days after notice from Wuling, to ensure the retainer amount held by Wuling is not less than RMB 26 million (or equivalent U.S. dollars). If, at the end of the development process, a balance of the retainer remains, Wuling shall return such remaining balance to us within 14 working days after both parties determine that all development work has been accomplished and we confirm in writing.

Partnership Strategy

We are partnering with, have strategic agreements with, and/or are engaged in varying stages of discussions with, global vehicle suppliers for vehicle platforms, technology, subsystems and componentry; battery cells; electric powertrains; data solutions; upfitting and service. For a description of our partnership with Wuling and the Services expected to be provided by Wuling, see the section above entitled “— Wuling Contracts.”

Sourcing

We believe that we will be able to secure adequate supply sources for the platforms, vehicle technology, subsystems and components necessary to manufacture and sell the Urban Delivery by the end of the third quarter of 2021.

In addition to the Sokon Supply Agreement and the Wuling Master Purchase Agreement (as described above under “— SERES/Sokon Contracts — Sokon Supply Agreement” and “— Wuling Contracts — Wuling Master Purchase Agreement,” respectively) for existing platforms, technology and components for use our Urban Delivery vehicle, we are also engaged in discussions with, and are at various stages of negotiation with, other suppliers for the subsystems and components necessary to manufacture the Urban Delivery. For example, we are currently engaged in discussions with various suppliers of lithium-ion battery cells. To the extent we are able, we intend to diversify our battery pack suppliers to ensure a consistent and available supply chain for the commercial launch of the Urban Delivery.

On January 28, 2021, we entered into a long term supply contract (“LT Supply Contract”) with Jing-Jin Electric Technologies Co., Ltd. (“JJE”) for the supply of electric propulsion systems (or motors). The LT Supply Contract includes a five-year price and supply schedule intended to ensure that we have the necessary supply of electric propulsion systems for the Urban Delivery for the next five years. Each motor will come with a two year or 30,000 kilometer warranty, whichever comes first. We and JJE will jointly own all intellectual property that is created from the relationship that relates to the creation and production of the motors for us, including, but not limited to interface design drawings, but excluding electromagnetic designs. The LT Supply Contract may be terminated immediately in the event of a material breach and the breaching party fails to remedy such breach within 30 days or in the event of bankruptcy or insolvency.

Intellectual Property

We intend to establish and protect the intellectual property and proprietary technology that we develop through a combination of registration of trademarks and patents and the protection of our trade secrets and know-how. We expect to develop intellectual property and proprietary technology in the fields of engineering software, powertrain systems and controls, cybersecurity, telematics and electrical architecture hardware and software, and battery manufacturing technology as we continue to source the subsystems and components and finalize the designs of our electric vehicles.

We have filed nine trademark applications in the United States Patent and Trademark Office and 54 applications internationally, but as of the date of this prospectus no trademark registrations have been issued. In addition, we have filed one provisional patent application with the United States Patent and Trademark Office, but as of the date of this prospectus no patents have been granted. In addition to our owned intellectual property, we are in various stages of negotiation and discussion with potential strategic partners to license or access key licenses for use in our business.

Sales, Service, and Marketing

Sales Process

Our anticipated sales strategy and process is to employ an internal sales team that will engage in direct-to consumer sales efforts through a network of relationships with large fleets and fleet operators (“B2C”) and through select sales distribution commercial vehicle dealers (“B2B”). Our B2C strategy will be enacted through direct interaction with the end customers. We anticipate expanding our sales team that will leverage their relationships to continue to better understand, design, and engineer solutions for our customers on a use case-by-case basis. We also anticipate and intend that our sales team, once in place, will work directly with customers from initial contact to the point of delivery, which will occur either through a traditional dealer or an ordering fleet management company.

To support our sales strategy, we intend to:

•        Hold end customer product knowledge/evaluation events;

•        Develop use cases in conjunction with end customers;

•        Establish specifications for particular customers;

•        Engage in customer validation trials to evaluate and approve final specifications; and

•        Support virtual sales transactions with the support of dealers.

We also intend to selectively partner with large regional commercial vehicle dealers in order to leverage their infrastructure and existing customer relationships. We believe that, given the historically strong relationships between these select dealers and the end-consumers, it is necessary to partner with such dealers. We anticipate initially having a small network of dealers that provide geographic customer coverage and expanding commensurate with our growth.

On May 19, 2021, we announced the selection of Randy Marion Automotive Group (RMA), one of the largest commercial fleet dealers in the United States, as our first strategic distribution partner for the Urban Delivery. We expect RMA to order 6,000 Urban Delivery vehicles by the end of 2022, subject to the finalization of our commercial relationship.

Service

We intend to establish various service support options for our vehicle owners when it is necessary to have one of our vehicles serviced, including:

•        Dealers will be authorized factory service centers and we will support these dealers with training, warranty, and parts support.

•        Field Technicians will be employed by us and will be strategically located throughout the country to assist with fleet service and warranty needs with mobile support tools.

•        OTA updates for service updates/patches are all expected to be handled wirelessly and remotely.

•        Third party automotive service center companies are expected to support our vehicles in brick and mortar locations throughout the United States. We anticipate entering into formal agreements with third party automotive service centers before the end of the third quarter of 2021.

•        Customer in-house automotive service technicians will be directly supported by us with training and supported service programs.

Marketing

Our marketing plan has three main components:

•        General Marketing — we will promote brand awareness through our website, social media channels, merchandising, product placement, and other advertising campaigns.

•        Sharpshooter Industry Marketing — we have partnered with numerous industry specific publications to help reach key decision makers. These marketing efforts will utilize our webinars, regional events, online banner campaigns, and micro sites for our products and services.

•        Public Relations — we will ensure proper communication channels are informed of material business milestones and achievements through the use of internal and external public relations professionals.

On May 3, 2021, we announced a proposed collaboration with Cox Automotive Inc. to prepare the ELMS Vehicles for commercial electric vehicle fleet service. The proposed collaboration will seek to provide a full scope of service solutions to our customers and give our customers access to Cox Automotive’ s industry-leading fleet service knowledge and expertise, supported by its service centers and partner locations across the United States subject to the finalization of our commercial relationship.

Pre-Orders

As of June 30, 2021, we have received non-binding pre-orders to purchase approximately 45,000 Urban Delivery vehicles. We estimate that if the approximately 45,000 non-binding pre-orders were converted into binding commitments, such orders would represent approximately $1 billion of future revenue.

Competition

The market for electric vehicles, such as the ones we plan to manufacture and sell, is subject to intense competition from a number of companies, particularly as the production of delivery and utility vehicles increasingly shifts towards zero-emission or carbon neutral solutions. Competing vehicles, at this point in time, are internal combustion vehicles from established automobile manufacturers; however, many established and new automobile manufacturers have entered or have announced plans to enter the electric commercial vehicle market. Many major automobile manufacturers have electric vehicles available today and other current and prospective automobile manufacturers are currently developing electric vehicles.

Employees and Human Capital

As of June 30, 2021, we have 89 employees and anticipate significant employee growth in connection with the launch of the commercialization of the Urban Delivery. We are committed to attracting and developing motivated talent from around the world to align our talent strategy to our business strategy. In addition, we continue to strengthen our product development capabilities to execute our business strategy. We protect our intellectual property and proprietary technology by requiring all employees and independent contractors to execute confidentiality and other contractual agreements.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and additional employees. The principal purposes of our equity incentive plan is to attract, retain, and motivate selected employees, consultants, and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Governmental Regulation and Support

We operate in an industry that is subject to extensive vehicle safety and testing and environmental regulations, some of which evolve over time as new technologies are introduced to the market. Government regulations regarding the manufacture, sale, and implementation of products and systems similar to our electric delivery vehicles are subject to future change. We cannot predict what effect, if any, such changes will have upon our business. Violations of these regulations may result in substantial civil and criminal fines, penalties, and/or orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

Vehicle Safety and Testing Regulations

Our vehicles will be subject to, and will be required to comply with, many regulations established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable U.S. federal motor vehicle safety standards (“FMVSS”). We must self-certify that our vehicles meet or otherwise are exempt from applicable FMVSS before the vehicles can be sold, offered for sale, introduced or delivered for introduction in interstate commerce, or imported into the United States. There are numerous applicable crash avoidance and crashworthiness standards, including, but not limited to, standards that apply specifically to electric vehicles, such as limitations on electrolyte spillage, battery retention, and avoidance of electric shock after certain crash tests. In addition to compliance with FMVSS, we are subject to numerous other vehicle safety regulations, including, but not limited to, early warning reporting regulations, requirements to conduct safety recalls to address safety defects and FMVSS noncompliances in our vehicles, labeling requirements, registration as a vehicle manufacturer under NHTSA’s regulations, and other requirements. Additionally, we and our vehicles may be subject to, and will be required to comply with, new or amended safety standards and other requirements adopted by NHTSA in the future. A failure to comply with these regulations could result in substantial penalties.

Battery Safety and Testing Regulations

Our battery packs must conform to mandatory regulations governing the transport of “dangerous goods,” that may present a risk in transportation, which includes lithium-ion batteries, and are subject to regulations issued by state and federal agencies, including the Pipeline and Hazardous Materials Safety Administration (“PHMSA”).

Environmental Credits

We operate in an industry that is subject to and benefits from environmental regulations. At present, a federal tax credit of $7,500 may be available to U.S. purchasers of our vehicles, which would bring the net purchase price of the Urban Delivery to $25,000. Further, in connection with the delivery and placement into service of our zero-emission vehicles, we anticipate we will earn tradable credits that can be sold to other OEMs.

Additionally, like the federal government of the United States, certain states also have their own a greenhouse gas emissions standards that seek to reduce greenhouse gasses over time. We intend to take advantage of these regimes by registering and selling greenhouse gas, U.S. DOT’s Corporate Average Fuel Economy, and California’s ZEV credits.

Environmental Regulations

We are subject to extensive environmental laws and regulations, including, among others, laws and regulations relating to water use, discharge air emissions, use of chemicals and recycled materials, energy sources, storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. We are required to obtain and comply with the terms and conditions of environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial civil and criminal fines, penalties, the suspension or loss of such permits, and possibly orders to cease the non-compliant operations.

Importantly, the U.S. Clean Air Act requires that we obtain a Certificate of Conformity from the U.S. Environmental Protection Agency (the “EPA”) for our vehicles prior to entry into commerce in all 50 states. We expect to receive the required Certificate of Conformity from the EPA for the Urban Delivery prior to the second half of 2021. In addition, is we plan to sell vehicles in California or those states that have adopted its standards, we will be required to obtain an Executive Order from the California Air Resources Board (“CARB”).

We will also be required to comply with changes to existing regulations or new regulations which may be enacted by governmental authorities from time to time. For example, lawmakers are evaluating potential lithium-ion battery life cycle management requirements to reduce the volume of such batteries being disposed of and associated environmental risks. Should regulations be enacted that put the burden of end-of-life battery management onto vehicle manufacturers, we would be required to take necessary steps to comply with new regulations.

Government Tax Credits

In December 2020, the Indiana Economic Development Corporation (“IEDC”) offered us up to $10 million in conditional tax credits and up to $200,000 in conditional training grants based on our anticipated job creation plans at the manufacturing facility in Mishawaka, Indiana. The IEDC also offered up to $2.8 million in conditional tax credits from the Hoosier Business Investment tax credit program based on our proposed capital investment at the manufacturing facility in Mishawaka, Indiana.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. We are currently not a party to any legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, or results of operations.

MANAGEMENT

Executive Officers and Directors

The following individuals are our executive officers and directors:

Name	Age	Position
Jason Luo	54	Executive Chairman, President and Class II Director
James Taylor	64	Chief Executive Officer and Class II Director
Hailiang (Jerry) Hu	48	Chief Operating Officer
Kev Adjemian	45	Chief Technical Officer
Albert Li	60	Chief Financial Officer and Treasurer
Benjamin Wu	49	General Counsel and Secretary
Shauna F. McIntyre	49	Class III Director
Richard N. Peretz	59	Class III Director
Brian M. Krzanich	60	Class III Director
David Boris	61	Class I Director
Neil Goldberg	66	Class I Director

Executive Officers

Jason Luo.    Mr. Luo co-founded ELM in August 2020 and has served as ELM’s Executive Chairman and President since its inception and as the Company’s Executive Chairman and President and a Class II Director of the Company since the Closing of the Business Combination. In addition to co-founding ELM, Mr. Luo is a senior advisor and operating executive of Crestview Partners, a private equity firm focused on industrials, media and financial services. Prior to ELM and Crestview Partners, Mr. Luo was the interim CEO of Accuride Corporation, a manufacturer of wheels, wheel end and braking components for commercial and passenger vehicles, from January 2019 until June 2020. Prior to Accuride Corporation, Mr. Luo served as a Corporate Vice President of the Ford Motor Company and the Global Vice President, Chairman and Chief Executive Officer of Ford Greater China, a business unit of the Ford Motor Company, from August 2017 until January 2018 where he oversaw all operations for the 1.2 million vehicle business and the company’s joint venture partnership with Changan Automobile. Prior to joining the Ford Motor Company, Mr. Luo served in positions of increasing responsibility at Key Safety Systems, Inc. from June 1997 until August 2017, and ultimately served as President, Chief Executive Officer and Vice Chairman of the Board of Directors. Mr. Luo currently serves on the board of directors of Accuride Corporation, Elo Touch Solutions, Inc., ATC Drivetrain Inc. and Sybridge Technologies, Inc.

James Taylor.    Mr. Taylor co-founded ELM in August 2020 and has served as ELM’s Chief Executive Officer since its inception and as the Company’s Chief Executive Officer and a Class II Director of the Company since the Closing of the Business Combination. Prior to co-founding ELM, Mr. Taylor served as Chief Executive Officer of SERES from May 2019 until August 2020. Prior to SERES, Mr. Taylor served as Chief Sales and Marketing Officer of Karma Automotive, LLC, a luxury electric car manufacturer, from April 2014 until December 2018. Prior to Karma Automotive, LLC, Mr. Taylor served as Chief Executive Officer of AMP Electric Vehicles, Inc. that acquired Workhorse Group Incorporated from March 2010 until September 2016. Prior to Workhouse Group Incorporated, Mr. Taylor served in positions of increasing responsibility at Dura Automotive Systems, LLC and General Motors Company (including with General Motors’ brands the Hummer and Cadillac).

Hailiang (Jerry) Hu.    Mr. Hu has served as ELM’s Chief Operating Officer since its inception in August 2020 and as the Company’s Chief Operating Officer since the Closing of the Business Combination. Prior to joining ELM, Mr. Hu served as Vice President, Asia at Accuride Corporation from February 2019 until April 2020. Prior to Accuride Corporation, Mr. Hu served as Vice President, Global Inflator at Key Safety Systems, Inc. from December 2017 until April 2020. Before being promoted to Vice President, Global Inflator, Mr. Hu served as Vice President, Global Manufacture at Key Safety Systems, Inc. from August 2016 until March 2017. Prior to serving as Vice President, Global Manufacture, Mr. Hu served as Vice President, Asia Operation & China General Manager at Key Safety Systems, Inc. from August 2013 until August 2016.

Kev Adjemian.    Dr. Adjemian has served as ELM’s Chief Technical Officer since November 2020 and as the Company’s Chief Technical Officer since the Closing of the Business Combination. Prior to joining ELM, Dr. Adjemian served as Global Head — Battery Cells, Modules and Packs at FCA US LLC from January 2020 until October 2020. Prior to FCA US LLC, Dr. Adjemian served as Vice President, Powertrain and EV Driveline Systems at Karma Automotive from August 2017 until October 2019. Prior to Karma Automotive, Dr. Adjemian served as Division Director, Clean Energy & Transportation at Idaho National Laboratory from August 2014 until August 2017. Prior to the Idaho National Laboratory, Dr. Adjemian served as Senior Manager of Zero Emission R&D at Nissan Motor Company from July 2005 until July 2014.

Albert Li.    Mr. Li has served as ELM’s Chief Financial Officer and Treasurer since its inception in August 2020 and as the Company’s Chief Financial Officer and Treasurer since the Closing of the Business Combination. Immediately prior to ELM, Mr. Li was retired from April 2019 until August 2020. Prior to entering retirement, Mr. Li served as the Chief Financial Officer at Future Mobility Corporation d/b/a Byton from February 2017 until April 2019. Prior to Byton, Mr. Li was retired from September 2014 until February 2017. Mr. Li served as Corporate Vice President of Bombardier Inc. and General Manager of China from April 2012 until September 2014.

Benjamin Wu.    Mr. Wu has served as ELM’s General Counsel and Secretary since its inception in August 2020 and as the Company’s General Counsel and Secretary since the Closing of the Business Combination. Prior to joining ELM, Mr. Wu served as Chief Legal Officer of SERES from October 2019 until November 2020. Prior to SERES, Mr. Wu served as Chief Legal Officer at Meridian Lightweight Technologies Inc. from July 2014 until October 2019. Prior to Meridian Lightweight Technologies, Mr. Wu was the Director of the China Practice at Butzel Long from September 2011 until August 2014.

Non-Employee Directors

Shauna F. McIntyre.    Since the Closing of the Business Combination, Ms. McIntyre has served as a Class III Director on the Company’s Board. She has served as the Chief Executive Officer of Sense Photonics, Inc., a LiDAR technology solutions company, since April 2020. Prior to Sense Photonics, Mr. McIntyre was the Program Lead for Google’s automotive services program and was with Alphabet, Inc. from 2016 until April 2020. Prior to her work at Google, she held integral roles at Egon Zehnder International, Achates Power, Inc., Honeywell International, Inc. and Ford Motor Company. Ms. McIntyre serves on the Board of Directors for Lithia Motors Inc. and the Los Altos Educational Foundation and was also a co-founding board member for the North American Council for Freight Efficiency. Ms. McIntyre holds a B.S. from the University of California, Los Angeles, a M.S. from the University of California, Berkeley, and an M.B.A. from Harvard. We believe Ms. McIntyre is qualified to serve on the Company’s Board based on her valuable strategic, automotive industry and leadership experience.

Richard N. Peretz.    Since the Closing of the Business Combination, Mr. Peretz has served as a Class III Director on the Company’s Board. Mr. Peretz recently retired as the Senior Vice President, Chief Financial Officer and Treasurer of the United Parcel Service in February 2020 and where he held that position since 2015. Prior to his promotion to Chief Financial Officer, Mr. Peretz served in positions of increasing responsibility at the United Parcel Service from 1981 until 2015. Mr. Peretz holds a BBA in accounting from the University of Texas at San Antonio and an M.B.A. from Emory University. We believe Mr. Peretz is qualified to serve on the Company’s Board based on his valuable financial and leadership experience.

Brian M. Krzanich.    Since the Closing of the Business Combination, Mr. Krzanich has served as a Class III Director on the Company’s Board. He has served as the President and Chief Executive Officer of CDK Global, Inc., an automotive retail software provider, since November 2018. Prior to CDK Global, Mr. Krzanich served as the Chief Executive Officer of Intel Corporation from 2013 until June 2018. Mr. Krzanich has served as a member of the Board of Directors of CDK Global, Inc. since November 2018, as a member of the supervisory board of AMS AG, a designer and manufacturer of advanced sensor solutions, since June 2019 and previously served on the Board of Directors of Deere & Company from 2016 to April 2018. Mr. Krzanich holds a bachelor’s in engineering from San Jose State University. We believe Mr. Krzanich is qualified to serve on the Company’s Board based on his significant senior leadership, operations, technology, and global strategic experience from his more than 36 years of service with Intel.

David Boris.    Since the Closing of the Business Combination, Mr. Boris has served as a Class I Director on the Company’s Board. Prior to that time, Mr. Boris had served as the Co-Chief Executive Officer, Chief Financial Officer and Director of Forum since inception. Mr. Boris has served as the Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger IV Corporation since its inception. Mr. Boris served as the Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger II Corporation from its inception in May 2018 until Forum Merger II Corporation’s business combination with Tattooed Chef in October 2020. He served as Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger Corporation from its inception in November 2016 until Forum Merger Corporation’s business combination with ConvergeOne and served as a member of ConvergeOne’s board of directors from the business combination until ConvergeOne’s acquisition by CVC in January 2019 at $12.50 per share. He has over 30 years of Wall Street experience in mergers and corporate finance and has been involved in approximately 20 SPAC transactions as an advisor, investment banker and/or officer or board member, including ten business combinations totaling over $5.0 billion. Mr. Boris was a Director of Pacific Special Acquisition Corp. from July 2015 until August 2017. From November 2010 to May 2013, Mr. Boris served as Chairman of Primcogent Solutions LLC, leading the board during the period of the company’s preparation to seek reorganization by way of a voluntary bankruptcy petition, which was filed in 2013. Mr. Boris served as Senior Managing Director and Head of Investment Banking at Pali Capital, Inc., an investment banking firm, from 2007. Mr. Boris served as President of Ladenburg Thalmann Group Inc. from 1999 to 2000, and was also Executive Vice President and Head of Investment Banking at Ladenburg Thalmann & Co. Inc. from 1998 to 2000. In addition, he was a co-founder, director, and a principal stockholder of Brenner Securities Corporation and its successors. Prior to Brenner, Mr. Boris was at Oppenheimer & Company Inc., as a Senior Vice President and Limited Partner. Mr. Boris began his career as a member of the Business Development Group of W.R. Grace & Company, from 1984 to 1985. He is an active member of the Young Presidents’ Organization, an organization with over 25,000 members who are in the top position of a qualifying company or division and are directly responsible for all operations of such business or division. Mr. Boris received a M.B.A. from Columbia University Business School and a B.A. from Vassar College, cum laude. We believe Mr. Boris is qualified to serve on the Company’s Board based on his wide range of experience in capital market activities as well as his activities in special purpose acquisition companies and asset management, including his experience as an executive officer and director of Forum Merger Corporation, Forum Merger II Corporation, Forum and Forum Merger IV Corporation.

Neil Goldberg.    Since the Closing of the Business Combination, Mr. Goldberg has served as a Class I Director on the Company’s Board. Prior to that time, he was one of Forum’s directors. Mr. Goldberg served as a director of Forum Merger Corporation from initial public offering until the business combination with ConvergeOne. He has 45 years of retailing, merchandising, general management and real estate experience. Mr. Goldberg has served as Chairman and CEO of Raymour & Flannigan Furniture and Holdings, one of the largest furniture retailers in the United States, since 1972. He has led the growth of Raymour & Flannigan from three local stores to its current 130 locations across seven Northeast states employing more than 6,500 people. In addition, Mr. Goldberg has been active on numerous national industry boards including the National Home Furnishing Association, the Home Furnishing Council, the American Furniture Hall of Fame and FurnitureFan.com. He has also participated on the board of local and national charitable organizations including the HSBC Bank Regional Board, the Metropolitan Development Association, Say Yes to Education, the Salvation Army of Central New York and the Syracuse University School of Management. Mr. Goldberg has been honored for his work as a recipient of the Ernst and Young Entrepreneur of the Year, the City of Hope Spirit of Life Award and the Anti-Defamation League American Heritage Award. Mr. Goldberg received a B.S. in accounting from the Syracuse University School of Management. We believe Mr. Goldberg is qualified to serve on the Company’s Board based on his experience in operations and real estate and his experience as a director of Forum Merger Corporation and Forum.

Classified Board of Directors

The Board is divided into three classes. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors are divided among the three classes as follows:

•        the Class I Directors are David Boris and Neil Goldberg, and their terms expire at the annual meeting of stockholders to be held in 2022 or, in each case, when their respective successors are elected and qualified, or upon their earlier death, resignation, or removal;

•        the Class II Directors are Jason Luo and James Taylor, and their terms expire at the annual meeting of stockholders to be held in 2023 or, in each case, when their respective successors are elected and qualified, or upon their earlier death, resignation, or removal; and

•        the Class III Directors are Shauna F. McIntyre, Richard N. Peretz, and Brian M. Krzanich, and their terms expire at the annual meeting of stockholders to be held in 2024 or, in each case, when their respective successors are elected and qualified, or upon their earlier death, resignation, or removal.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Committees of the Board of Directors and Director Independence

The standing committees of the Board currently include an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the committees reports regularly to the Board and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Director Independence

Each of Ms. McIntyre and Messrs. Peretz, Krzanich, Goldberg, and Boris qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq.

Audit Committee

Our audit committee consists of Messrs. Peretz, Boris and Goldberg, and Mr. Peretz serves as the chair of the audit committee. Mr. Peretz qualifies as the “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. Each of Messrs. Peretz, Boris and Goldberg qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership.

The principal functions of the audit committee include, among other things:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm consistent with applicable laws and regulations;

•        confirming with the independent registered public accounting firm that they are in compliance with any applicable partner rotation requirements established by laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management and the independent registered public accounting firm any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements, accounting policies, or internal audit function, and any significant changes in accounting standards.

Compensation Committee

Our compensation committee consists of Ms. McIntyre and Messrs. Krzanich, Peretz and Goldberg, and Mr. Krzanich serves as the chair of the compensation committee. Each of Ms. McIntyre and Messrs. Krzanich, Peretz and Goldberg qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership.

The principal functions of the compensation committee include, among other things:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers’ compensation, evaluating our executive officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our executive officers based on such evaluation;

•        reviewing on an annual basis our compensation philosophy;

•        implementing and administering our incentive compensation and equity-based remuneration plans;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        preparing and approving a report on executive compensation to be included in our annual proxy statement or Form 10-K, as applicable; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for non-management directors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. McIntyre and Messrs. Krzanich and Boris, and Ms. McIntyre serves as the chair of the nominating and corporate governance committee.

The principal functions of the nominating and corporate governance committee include, among other things:

•        making recommendations to our Board regarding candidates for directorships;

•        making recommendations to our Board regarding the size and composition of our Board;

•        overseeing our corporate governance policies and evaluation of our Board and its committees; and

•        making recommendations to our Board concerning governance matters.

Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, and through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for considering our major financial risk exposures and our information security and technology (including cybersecurity) risk exposures, as well as the steps our management has taken to monitor and control these exposures. Our audit committee also reviews legal, regulatory, and compliance matters that could have a significant impact on our financial statements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board will be regularly informed through committee reports about such risks.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. Although our Board does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, our nominating and corporate governance committee will consider factors including, without limitation, issues of character, integrity, judgment, potential conflicts of interest, other commitments, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Forum’s Related Party Transactions

On June 26, 2019, Forum issued 5,750,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. On July 1, 2020, Forum effected a 1:1.25 stock split of its Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Forum IPO (not including the shares of Class A common stock then underlying the Private Placement Units). The Founder Shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part. On October 5, 2020, the underwriters’ over-allotment option expired unexercised, and, as a result 937,500 Founder Shares were forfeited resulting in an aggregate of 6,250,000 Founder Shares outstanding.

The Sponsor and the IPO underwriter agreed to purchase an aggregate of 741,250 units at a price of $10.00 per unit, consisting of 616,250 units by the Sponsor and 125,000 units by the IPO underwriter for an aggregate purchase price of $7,412,500 (the “Private Placement Units”). The Private Placement Units are identical to the units sold in the IPO except that the Private Placement Warrants, so long as they are held by the Sponsor, the IPO underwriter or their permitted transferees, (i) are not redeemable by us, (ii) may not (including common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Business Combination, (iii) may be exercised by the holders on a cashless basis, (iv) are entitled to registration rights and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the effective date of the registration statement related to the IPO in accordance with FINRA Rule 5110(f)(2)(G)(i). The Private Placement Units (including the Private Placement Shares, the Private Placement Warrants and the shares of common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Forum previously agreed to pay an affiliate of the Sponsor a total of $25,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination, we ceased paying these monthly fees.

The Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2020 or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the estimated $750,000 of offering proceeds that were allocated to the payment of offering expenses (other than underwriting commissions).

Registration Rights

We have entered into agreements that provide certain holders of our securities registration rights with respect to certain securities. See the sections entitled “Description of Securities — Warrants — Public Stockkholders’ Warrants” and “Description of Securities — Other Registration Rights.”

ELM Related Party Transactions

Employment Agreements

Prior to the Closing of the Business Combination, ELM had an understanding with the following individuals pursuant to which they were paid the salaries reflected below:

•        Jason Luo — ELM pays Mr. Luo $384,000 per year as Executive Chairman and President

•        James Taylor — ELM pays Mr. Taylor $384,000 per year as Chief Executive Officer

•        Benjamin Wu — ELM pays Mr. Wu $310,000 per year as General Counsel and Secretary

•        Hailiang (Jerry) Hu — ELM pays Mr. Hu $279,000 per year as Chief Operating Officer

•        Albert Li — ELM pays Mr. Li $275,000 per year as Chief Financial Officer and Treasurer

•        Kev Adjemian — ELM pays Mr. Adjemian $225,000 per year as Chief Technical Officer

These compensation arrangements are still in effect, except with respect to Jason Luo, James Taylor, Hailiang (Jerry) Hu and Benjamin Wu, who entered into employment agreements with ELM that became effective upon the Closing of the Business Combination. Mr. Luo’s employment agreement provides for an annual base salary of $480,000, Mr. Taylor’s employment agreement provides for an annual base salary of $480,000, Mr. Hu’s employment agreement provides for an annual base salary of $310,000, and Mr. Wu’s employment agreement provides for an annual base salary of $310,000.

See section entitled, “Executive Compensation” for more information.

Indebtedness

Convertible Promissory Notes

On December 10, 2020, ELM entered into a $800,000 ELM Convertible Note with Li Management and Consulting LLC, a $200,000 ELM Convertible Note with H and L Reunion Investments LLC, a $2,125,000 ELM Convertible Note with AJ Capital Investment, LLC and a $500,000 ELM Convertible Note with KA Trust. Albert Li, the Chief Financial Officer and Treasurer of ELM (and now the Company), was the beneficial owner of the ELM Convertible Notes issued to each of Li Management and Consulting LLC and H and L Reunion Investments LLC; Jason Luo, the Executive Chairman and President of ELM (and now the Company), was the beneficial owner of the ELM Convertible Note issued to AJ Capital Investment, LLC; and Kev Adjemian, the Chief Technical Officer of ELM (and now the Company), was the beneficial owner of the ELM Convertible Note issued to KA Trust. Pursuant to the terms of the ELM Convertible Notes, upon the Closing, these ELM Convertible Notes were converted into an aggregate of 399,071 shares of common stock, of which 88,071 shares were issued to Li Management and Consulting LLC, 22,017 shares were issued to H and L Reunion Investments LLC, 233,939 shares were issued to AJ Capital Investment, LLC, and 55,044 shares were issued to KA Trust.

Indemnification Agreements and Directors and Officers Liability Insurance

On December 9, 2020, ELM entered into indemnity agreements with each of its directors and officers. These agreements require ELM to indemnify these directors and officers to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to ELM, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ELM maintains directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Policies and Procedures for Related Party Transactions

The Board has adopted a written related party transactions policy (the “Policy”) setting forth the policies and procedures for the review and approval or ratification of related party transactions. The Policy requires that a “related party” (which is defined in substantially the same manner as the term “related person” as used in paragraph (a) of Item 404 of Regulation S-K) must notify the Company’s general counsel of the facts and circumstances of any proposed “related party transaction” (defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any related party has or will have a direct or indirect material interest), prior to entering into such proposed transaction. The Company’s general counsel will undertake an evaluation of the related party transaction. If that evaluation indicates that the related party transaction would require the approval of the audit committee of the Board (which is responsible for administering the Policy), the general counsel will report the transaction, together with a summary of the material facts, to the audit committee for consideration at the next regularly scheduled audit committee meeting. The audit committee shall review all of the relevant facts and circumstances of all related party transactions that require the audit committee’s approval and either approve or disapprove of the entry into the related party transaction, subject to certain exceptions described in the Policy related to transactions that are pre-approved (such as the employment of certain executive officers, director compensation, and certain charitable contributions).

The audit committee may approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The audit committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction.

If a related party transaction involves a related party who is a director or an “immediate family member” of a director, such director may not participate in any discussion or vote regarding approval or ratification of approval such transaction. However, such director shall provide all material information concerning the related party transaction to the audit committee.

If the general counsel determines it is impractical or undesirable to wait until an audit committee meeting to consummate a related party transaction, the chairman of the audit committee may review and approve the related party transaction in accordance with the procedures set forth in the Policy. Any such approval (and the rationale for such approval) must be reported to the audit committee at the next regularly scheduled audit committee meeting.

If the Company becomes aware of a related party transaction that has not been approved under the Policy, the related party transaction shall be reviewed in accordance with the procedures set forth in the Policy and, if the audit committee determines it to be appropriate, ratified at the audit committee’s next regularly scheduled meeting. In any case where the audit committee determines not to ratify a related party transaction that has been commenced without approval, the audit committee may direct additional actions including, but not limited to, immediate discontinuation or rescission of the transaction, or modification of the transaction to make it acceptable for ratification.

EXECUTIVE COMPENSATION

The following discussion and analysis of the compensation arrangements of our named executive officers for the fiscal year ended December 31, 2020 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with ELM’s financial statements and related notes appearing elsewhere herein, along with the section entitled “Certain Relationships and Related Party Transactions.” Compensation information included in the following discussion is presented in actual dollar amounts.

Summary Compensation Table

The table below sets forth the annual compensation paid by ELM during the fiscal year ended December 31, 2020 to the principal executive officers and the principal financial officer. Other than the compensation payments to its Chief Executive Officer (as described below), ELM did not pay compensation of more than $100,000 to any other executive officers during the fiscal year ended December 31, 2020. ELM was formed in August 2020 and therefore did not pay any annual compensation during the fiscal year ended December 31, 2019.

Name and Principal Position	Year	Base Salary ($)	Total ($)
Jason Luo, Executive Chairman	2020	$0	$0
James Taylor, Chief Executive Officer	2020	$32,000	$32,000
Albert Li, Chief Financial Officer and Treasurer	2020	$0	$0

Employment Agreements

Prior to the Closing of the Business Combination, ELM was not a party to any effective employment or similar agreements with its named executive officers identified above. However, in connection with the execution of the Merger Agreement, ELM entered into employment agreements with Messrs. Luo and Taylor that became effective upon the Closing.

Mr. Luo’s employment agreement provides for Mr. Luo to serve as Executive Chairman of ELM and the Company. In addition, Mr. Luo’s employment agreement provides for an annual base salary of $480,000, the entitlement to customary employee benefits (including eligibility to participate in any long-term incentive compensation plan as in effect from time to time), and an annual target bonus opportunity of 100% of base salary.

Mr. Taylor’s employment agreement provides for Mr. Taylor to serve as Chief Executive Officer of ELM and the Company. In addition, Mr. Taylor’s employment agreement provides for an annual base salary of $480,000, the entitlement to customary employee benefits (including eligibility to participate in any long-term incentive compensation plan as in effect from time to time), and an annual target bonus opportunity of 100% of base salary.

The employment agreements with Messrs. Luo and Taylor each provide that in the event the executive’s employment is terminated by ELM without “cause,” or the executive terminates employment for “good reason” (as such terms are defined in the employment agreements) then, subject to the execution of a release of claims, the executive will be entitled to certain benefits in addition to their accrued benefits.

Specifically, Messrs. Luo and Taylor will each be entitled to receive (whether or not such termination occurs following a change in control) (1) 1.0 times his base salary then in effect, payable in installments over the 12 month period following his termination of employment (subject to offset for any compensation he earns from a subsequent employer during that same period), and (2) continued health and dental benefits pursuant to a valid COBRA election at active employee rates for a period of 12 months after termination (or until he becomes eligible for such benefits under another employer’s plan). Any rights to equity-based or cash incentive awards upon a termination of employment without “cause” or for “good reason” (as such terms are defined in the employment agreement) will be subject to the terms of the applicable plan as may be in effect from time to time.

In addition, Messrs. Luo’s and Taylor’s employment agreements each provide for (1) general restrictions on the disclosure of confidential information, (2) an agreement that the executive will not disparage ELM or any of its affiliates at any time, and (3) an agreement that the executives will not compete with ELM or solicit ELM’s employees or customers during the executives’ employment and for a period of 12 months thereafter. In addition, Messrs. Luo’s and Taylor’s employment agreements each required the executive to execute an inventions assignment agreement prior to the date the employment agreement became effective. Messrs. Luo’s and Taylor’s obligations under the employment agreements generally extend to the Company, as an affiliate of ELM.

Outstanding Equity Awards at Fiscal 2020 Year-End

None of the named executive officers had any equity-based awards relating to shares of ELM common stock outstanding as of December 31, 2020. However, the named executive officers are expected to receive equity-based awards under the Company’s 2020 Incentive Plan in fiscal year 2021.

Potential Payments upon Termination or Change in Control

Except as discussed above with respect to the employment agreements that became effective upon the Closing, no named executive officer had a contractual or other entitlement to severance or other payments upon termination or a change in control as of December 31, 2020.

Compensation of Directors

ELM’s directors did not receive any compensation as directors in 2020.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least 6 months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least 6 months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of our common stock then outstanding; or

•        the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of July 21, 2021, we had 124,027,012 shares of common stock outstanding, including the Earnout Shares and the shares of Adjustment Escrow Stock. All of the 110,104,070 shares of common stock owned by the Selling Securityholders (including the Earnout Shares and the shares of Adjustment Escrow Stock we may in the future issue to the ELM stockholders as part of the merger consideration pursuant to the Merger Agreement) are restricted securities under Rule 144, in that they were issued (or with respect to the Earnout Shares and the shares of Adjustment Escrow Stock will be issued) in private transactions not involving a public offering. The registration statement of which this prospectus is a part registers for resale the shares held by the identified Selling Securityholders.

As of the date of this registration statement, there are 8,580,375 warrants outstanding, consisting of (i) 8,333,293 Public Warrants originally sold as part of the units issued in Forum’s IPO, and (ii) 247,082 Private Placement Warrants that were sold by Forum to the Sponsor and IPO underwriter in a private sale prior to the Forum IPO. The Public Warrants are freely tradable.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding common stock;

•        each of our named executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of July 21, 2021. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 124,027,012 shares of common stock issued and outstanding as of July 21, 2021. There are currently no shares of preferred stock issued and outstanding. Currently, there are warrants to purchase approximately 8,580,375 shares of common stock issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors(1)
Jason Luo(3)	59,291,874	47.8%
James Taylor(4)	5,305,598	4.3%
Albert Li(5)	110,088	*
Hailiang (Jerry) Hu(6)	821,172	*
Kev Adjemian(7)	55,044	*
Benjamin Wu(6)	821,172	*
David Boris(8)	7,071,666	5.7%
Neil Goldberg(10)	—	—
Shauna F. McIntyre	—	—
Richard N. Peretz	—	—
Brian M. Krzanich	—	—
All executive officers and directors as a group (11 individuals)	72,655,442	58.5%

Five Percent Stockholders
Marshall Kiev(2)(9)	7,571,666	6.1%
Forum Investors III LLC(2)(8)	7,071,666	5.7%

____________

*        Less than 1%.

(1)      The business address of each of these individuals is c/o Electric Last Mile, Inc., 1055 W. Square Lake Road, Troy, Michigan 48098.

(2)      The business address of each of these individuals or entities is 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445.

(3)      Includes 42,868,416 shares held by AJ Capital Investment, LLC and 16,423,459 shares held by Luo Pan Investment II, LLC. Jason Luo is the sole member of AJ Capital Investment, LLC and is the co-manager of Luo Pan Investment II, LLC and has sole voting and investment power with respect to the common stock held by these entities. Does not include 6,000,000 restricted stock units with vesting terms similar to the Earnout Shares (“RSUs”) to be granted to Mr. Luo under the 2020 Incentive Plan (subject to the approval of the Board and the effectiveness of the Form S-8 registration statement to be filed by the Company), as such RSUs may not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 2,764,500 Earnout Shares that may be issued to AJ Capital Investment, LLC following the Closing or 1,065,000 Earnout Shares that may be issued to Luo Pan Investment II, LLC after the Closing.

(4)      Represents shares held by The JET Group, LLC. James Taylor, as the sole member of this entity, has sole voting and investment power with respect to the shares of common stock held by this entity. Does not include 3,300,000 RSUs to be granted to Mr. Taylor under the 2020 Incentive Plan (subject to the approval of the Board and the effectiveness of the Form S-8 registration statement to be filed by the Company), as such RSUs may not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 344,000 Earnout Shares that may be issued to The JET Group, LLC after the Closing.

(5)      Includes 22,017 shares held by H and L Reunion Investments LLC and 88,071 shares held by Li Management and Consulting LLC. Albert Li and Gary Heald have shared voting and investment power with respect to the common stock held by H and L Reunion Investments LLC. Accordingly, Albert Li and Gary Heald may be deemed to have beneficial ownership of the common stock held by H and L Reunion Investments LLC. Albert Li, as the sole member of Li Management and Consulting LLC, has sole voting and investment power with respect to the common stock held by Li Management and Consulting LLC. Does not include 600,000 RSUs to be granted to Mr. Li under the 2020 Incentive Plan (subject to the approval of the Board and the effectiveness of the Form S-8 registration statement to be filed by the Company), as such RSUs may not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets.

(6)      Represents shares held by 456 Investments, LLC. Jerry Hu and Ben Wu have shared voting and investment power with respect to the common stock held by 456 Investments, LLC. Accordingly, Jerry Hu and Ben Wu may be deemed to have beneficial ownership of the common stock held by 456 Investments, LLC. Does not include 1,500,000 RSUs to be granted to Mr. Wu under the 2020 Incentive Plan or 1,500,000 RSUs to be granted to Mr. Hu under the 2020 Incentive Plan (as applicable) (in each case subject to the approval of the Board and the effectiveness of the Form S-8 registration statement to be filed by the Company), as such RSUs may not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 53,000 Earnout Shares that may be issued to 456 Investments, LLC after the Closing.

(7)      Represents shares held by the KA Trust. Kev Adjemian has sole voting and investment power with respect to the shares of common stock held by this trust. Does not include 40,000 RSUs to be granted to Mr. Adjemian under the 2020 Incentive Plan (subject to the approval of the Board and the effectiveness of the Form S-8 registration statement to be filed by the Company), as such RSUs may not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets.

(8)      Includes 205,416 Private Placement Warrants to purchase up to 205,416 shares of common stock, which are exercisable within 60 days, and 6,866,250 shares of common stock, in each case beneficially owned by the Sponsor. Each of Marshall Kiev, David Boris, Neil Goldberg, Richard Katzman, Steven Berns, and Jeffery Nachbor (the officers and directors of Forum prior to the Closing), and a trust held for the benefit of family members of David Boris, is a member of the Sponsor. Forum Capital Management III LLC is the managing member of the Sponsor and has voting and investment discretion with respect to the common stock held by the Sponsor. Marshall Kiev and David Boris are the managing members of Forum Capital Management III LLC and may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(9)      Represents 7,071,666 shares beneficially owned by the Sponsor and 500,000 shares held directly.

(10)    Does not include any shares held by the Sponsor. This individual is a member of the Sponsor, as described in footnote 8, but does not have voting or dispositive control over the shares held by the Sponsor.

DESCRIPTION OF SECURITIES

The following description of our securities is not intended to be a complete summary of all of the rights and preferences of such securities and is qualified by reference to our Third Amended and Restated Certificate of Incorporation (which is referred to herein as the “A&R Certificate”), our Amended and Restated Bylaws (the “Bylaws”), and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus forms a part. We urge you to read each of the A&R Certificate, the Bylaws, and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The A&R Certificate authorizes the issuance of 1,100,000,000 shares, consisting of 1,000,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of July 21, 2021, there were 124,027,012 shares of common stock outstanding (including the Earnout Shares and the shares of Adjustment Escrow Stock), and no shares of preferred stock outstanding.

Common Stock

Voting Power

Except as otherwise provided by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Dividends

Holders of common stock will be entitled to receive dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Holders of common stock will be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights

Our common stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to the first annual meeting of stockholders following the Business Combination) generally serving a term of three years. Class I Directors will serve until the first annual meeting of stockholders following the effectiveness of the A&R Certificate (in 2022), Class II Directors will serve until the second annual meeting of stockholders following the effectiveness of the A&R Certificate (in 2023) and Class III Directors will serve until the third annual meeting of stockholders following the effectiveness of the A&R Certificate (in 2024).

Preferred Stock

The A&R Certificate provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to establish the number of shares to be included in such series, and fix the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of management of the Company. We have no preferred stock outstanding as of the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) August 21, 2021 (12 months from the closing of the IPO) and (ii) July 25, 2021 (30 days after the completion of the Business Combination), except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Under the Warrant Agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, (a) we will not be required to file or maintain in effect a registration statement, and (b) we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $18.00

Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $10.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of common stock except as otherwise described below;

•        if, and only if, the closing price of our common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•        if the closing price of our common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below.

If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

REDEMPTION DATE (PERIOD TO EXPIRATION OF WARRANTS)	Redemption Fair Market Value of Shares of Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant.

For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the Warrant Agreement, the warrants may be exercised for such security.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value ” (as defined below) will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering and divided by (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of curing any ambiguity or to correct any defective provision or mistake, provided that the approval by the holders of at least 50% of the then outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of the Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until July 25, 2021 (30 days after the completion of the Business Combination) (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor or the IPO underwriter) and they will not be redeemable by us (except as described above under “— Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $10.00”) so long as they are held by the Sponsors, the IPO underwriter or their permitted transferees. The Sponsors, the IPO underwriter and their permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor, the IPO underwriter or their permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

In addition, for as long as the Private Placement Warrants are held by the IPO underwriter or its designees or affiliates, they may not be exercised after 5 years from the effective date of the Forum IPO registration statement on Form S-1 (File No. 333-240171), which was August 18, 2020.

Except as described above under “— Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined in the next sentence) over the exercise price of the warrants by (y) the sponsor fair market value. The “sponsor fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the 3rd trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

In addition, holders of our Private Placement Warrants are entitled to registration rights.

The Sponsor and the IPO underwriter have agreed not to transfer, assign or sell any of the Private Placement Units (including the underlying securities and the common stock issuable upon exercise of any of the Private Placement Warrants) until July 25, 2021 (the date that is 30 days after the Closing of the Business Combination), except for limited exceptions made to our officers and directors and other persons or entities affiliated with the Sponsor.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our common stock and Public Warrants are listed on The Nasdaq Stock Market under the symbols “ELMS” and “ELMSW,” respectively.

Certain Anti-Takeover Provisions of Delaware Law and the A&R Certificate

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder” for a period of 3 years following the time such stockholder became an interested stockholder. An interested stockholder is:

•        the owner of 15% or more of our outstanding voting stock; or

•        an affiliate or associate of our company that was the owner of 15% or more of our outstanding voting stock at any time within the 3 year period immediately prior to the date of determination.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The A&R Certificate contains certain limitations on convening special stockholder meetings. In addition, the A&R Certificate does not provide for cumulative voting in the election of directors. Under the A&R Certificate and the Bylaws, subject to the rights under the Director Nomination Agreement between us and the Sponsor and the rights of any preferred stockholders, any vacancies on our Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Other Registration Rights

Registration Rights Agreement

At the Closing, the Company entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, Jefferies, SERES and the other parties thereto (collectively, the “Investors”), which, among other things, amends and restates the registration rights agreement entered into by and among Forum, Forum’s initial directors and officers, the Sponsor and Jefferies at the time of the Forum IPO. Pursuant to the terms of the Registration Rights Agreement, among other things, we are obligated to file, not later than July 25, 2021 (30 days after the Closing), a registration statement covering the shares of common stock issued or issuable to the ELM stockholders and SERES pursuant to the Merger Agreement and the shares of common stock (including the shares of common stock issuable upon exercise of the Private Placement Warrants) held by the Sponsor or Jefferies immediately after the Closing of the Business Combination.

Pursuant to the Registration Rights Agreement, the Sponsor agreed, subject to certain limited exceptions, including distributions to the members of the Sponsor, who will also be subject to these transfer restrictions, that it will not transfer Founder Shares held by it prior to the earlier of (x) June 25, 2022 (12 months after the Closing), (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the Business Combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies agreed that they will not transfer Private Placement Units (or any securities underlying the Private Placement Units) until July 25, 2021 (30 days after the Closing). The ELM stockholders agreed that they will not transfer shares of common stock received as consideration in the Business Combination until December 25, 2021 (6 months after the Closing); provided that, each of Jason Luo, James Taylor, and SERES will agree that they will not transfer (i) any shares of common stock received pursuant to the Merger Agreement until June 25, 2022 (12 months after the Closing) and (ii) 50% of such shares until June 25, 2023 (24 months after the Closing).

Pursuant to the Registration Rights Agreement, we have filed (at our sole cost and expense) this registration statement registering the resale of certain of the Investors’ securities of the Company (collectively, the “Registrable Securities”), and we agreed to use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof.

Subscription Agreements — Registration Rights

In connection with the execution of the Merger Agreement, on December 10, 2020, Forum entered into Subscription Agreements (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and Forum agreed to sell to the PIPE Investors, an aggregate of 13,000,000 shares of common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $130,000,000. On June 25, 2021, in connection with the Closing of the Business Combination, the PIPE Investors purchased an aggregate of 13,000,000 shares of common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $130,000,000. Pursuant to the Subscription Agreements, we provided certain registration rights to the PIPE Investors with respect to the PIPE Shares. The sale of PIPE Shares to the PIPE Investors was consummated immediately prior to the Closing.

Pursuant to the terms of the Subscription Agreements, among other things, we are obligated to file, not later than July 25, 2021 (30 days after the Closing), a registration statement covering the PIPE Shares issued to the PIPE Investors. Pursuant to the registration rights granted to the PIPE Investors in the Subscription Agreements, we filed a registration statement, of which this prospectus forms a part, registering for resale all of the PIPE Shares acquired by the PIPE Investors. Pursuant to the Subscription Agreement, we also agreed to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 45 days following the Closing (or 75 days after the Closing if the registration statement is reviewed by, and comments are provided by, the SEC) and (ii) the second day after the date the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

ELM Convertible Notes — Registration Rights

We also granted the holders of the ELM Convertible Notes registration rights that are substantially the same as the registration rights granted to the PIPE Investors with respect to the shares of common stock that were issued upon conversion of the ELM Convertible Notes.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock or warrants being offered for resale by this prospectus, which consist of:

•        up to 6,250,000 Founder Shares issued in a private placement to the Sponsor;

•        up to 205,416 Private Placement Warrants issued in a private placement to the Sponsor;

•        up to 41,666 Private Placement Warrants issued in a private placement to the IPO underwriter;

•        up to 247,082 shares of common stock issuable upon exercise of the Private Placement Warrants;

•        up to 741,250 shares of common stock that were a constituent part of the Private Placement Units;

•        up to 82,360,597 shares of common stock issued or issuable to the ELM stockholders as merger consideration pursuant to the Merger Agreement, which includes Earnout Shares and shares of Adjustment Escrow Stock that may be issued to the ELM stockholders;

•        up to 13,000,000 shares of common stock issued in a private placement that closed immediately prior to the closing of the Business Combination;

•        up to 2,752,223 shares of common stock issued to the holders of convertible promissory notes previously issued by ELM upon automatic conversion of such notes in connection with the closing of the Business Combination; and

•        up to 5,000,000 shares of common stock issued to SERES in accordance with the SERES Asset Purchase Agreement upon the closing of the Business Combination.

In addition, this prospectus relates to the issuance by us of (i) up to 8,333,293 shares of common stock that are issuable upon the exercise of the Public Warrants, which were previously registered, and (ii) up to 247,082 shares of common stock that are issuable upon the exercise of the Private Placement Warrants. The 8,333,293 shares of common stock issuable upon exercise of the Public Warrants are not included in the table below unless specifically indicated in the footnotes thereto.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, based on written representations from the Selling Securityholders, information as of the date of this prospectus regarding the beneficial ownership of our common stock and warrants of each Selling Securityholder, the number of shares of common stock and number of warrants that may be sold by each Selling Securityholder under this prospectus and the number of shares of common stock and number of warrants that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 124,027,012 shares of common stock outstanding as of July 21, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the Selling Securityholders, that the Selling Securityholders have sole voting and investment power with respect to all shares of common stock and warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholder list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ methods of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby(1)	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby(1)	Number Beneficially Owned After Offering	Percent Owned After Offering
456 Investments, LLC(2)	877,080	877,080	—	—	—	—	—	—
Luo Pan Investment II, LLC(3)	17,541,632	17,541,632	—	—	—	—	—	—
The JET Group, LLC(4)	5,666,824	5,666,824	—	—	—	—	—	—
Barry S. Volpert Roth IRA(5)	2,631,243	2,631,243	—	—	—	—	—	—
The CGV Bunny Trust(6)	3,508,325	3,508,325	—	—	—	—	—	—
New Era Capital EV, LLC(7)	5,618,376	5,618,376	—	—	—	—	—	—
AJ Capital Investment, LLC(8)	45,771,142	45,771,142	—	—	—	—	—	—
Partners Capital Kestrel Fund, LP – Series B(9)	2,631,243	2,631,243	—	—	—	—	—	—
Altium Growth Fund, LP(10)	200,000	200,000	—	—	—	—	—	—
Alyeska Master Fund, L.P.(11)	600,000	600,000	—	—	66,932	—	66,932	*
Rural Route 3 Holdings, LP(12)	65,000	65,000	—	—	—	—	—	—
Windmill Equities LLC(13)	127,500	127,500	—	—	—	—	—	—
BNP Paribas Funds Energy Transition(14)	5,116,078	2,000,000	3,116,078	2.51%	—	—	—	—
Brett Rubinson	20,000	20,000	—	—	—	—	—	—
Bronson Point Master Fund LP(15)	100,000	100,000	—	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(16)	800,000	800,000	—	—	—	—	—	—
Exempt GST Marital Trust(17)	5,000	5,000	—	—	—	—	—	—
Jay Cohen Separate Property Trust(18)	5,000	5,000	—	—	—	—	—	—
Jean Cohen Trust(19)	10,000	10,000	—	—	—	—	—	—
L & J Cohen, Inc.(20)	35,000	35,000	—	—	—	—	—	—
Non-Exempt GST Marital Trust(21)	45,000	45,000	—	—	—	—	—	—
D.E. Shaw Oculus Portfolios, L.L.C.(22)	125,000	125,000	—	—	—	—	—	—
D.E. Shaw Valence Portfolios, L.L.C.(23)	375,000	375,000	—	—	—	—	—	—
Lunghin I(24)	630,000	630,000	—	—	—	—	—	—
Dorado Family Holdings LP(25)	65,000	65,000	—	—	—	—	—	—
Emanuel Mond	15,000	15,000	—	—	—	—	—	—
Four Daughters LTD(26)	15,000	15,000	—	—	—	—	—	—
Mindee Green Revocable Trust(27)	20,000	20,000	—	—	—	—	—	—
Green Children’s Trust(28)	25,000	25,000	—	—	—	—	—	—
Robert Green Revocable Trust(29)	30,000	30,000	—	—	—	—	—	—
Hartree Partners, LP(30)	200,000	200,000	—	—	—	—	—	—
Tech Opportunities LLC(31)	600,000	600,000	—	—	—	—	—	—
Isidore Mayrock	25,000	25,000	—	—	—	—	—	—
ILS Trust FBO Izac Ben-Shmuel(32)	25,000	25,000	—	—	—	—	—	—
Jane Street Global Trading, LLC(33)	596,203	500,000	96,203	*	59,711	—	59,711	*
PGIM Jennison Small Company Fund(34)	760,000	760,000	—	—	—	—	—	—
Wyandanch Partners, LP(35)	127,500	127,500	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby(1)	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby(1)	Number Beneficially Owned After Offering	Percent Owned After Offering
Kepos Alpha Master Fund L.P.(36)	480,000	480,000	—	—	—	—	—	—
Kepos Carbon Transition Master Fund L.P.(37)	20,000	20,000	—	—	—	—	—	—
Kiam Equities Corporation(38)	200,300	150,000	50,300	*	—	—	—	—
LMR Master Fund Limited(39)	100,000	100,000	—	—	—	—	—	—
Marshall Wace Investment Strategies – Eureka Fund(40)	1,000,000	1,000,000	—	—	70,906	—	70,906	*
Blackwell Partners LLC – Series A(41)	109,980	109,980	—	—	—	—	—	—
Star V Partners LLC(42)	52,400	52,400	—	—	—	—	—	—
Maso Capital Investments Limited(43)	37,620	37,620	—	—	—	—	—	—
BMO Nesbitt Burns ITF MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio Account: 401-21506-29(44)	400,000	400,000	—	—	—	—	—	—
The Neil Goldberg 1995 Irrevocable Trust(45)	100,000	100,000	—	—	—	—	—	—
Nuno Brandolini	30,000	30,000	—	—	—	—	—	—
Oasis Investments II Master Fund Ltd.(46)	100,000	100,000	—	—	—	—	—	—
Point72 Associates, LLC(47)	200,000	200,000	—	—	—	—	—	—
Patriot Strategy Partners LLC(48)	175,000	175,000	—	—	—	—	—	—
Phoenix Insurance Company Ltd.(49)	100,000	100,000	—	—	—	—	—	—
Shotfut Menayot Hul; Phoenix Insurance(50)	1,210,195	900,000	310,195	*	—	—	—	—
BMO Nesbitt Burns Inc. ITF Polar Long/Short Master Fund(51)	580,825	580,825	—	—	—	—	—	—
BMO Nesbitt Burns Inc. ITF Polar Multi-Strategy Master Fund(52)	419,175	419,175	—	—	—	—	—	—
Robert L Friedman 2003 Long-Term Trust Fbo Andrew Friedman(53)	47,500	32,500	15,000	*	—	—	—	—
Robert L Friedman 2003 Long-Term Trust Fbo Lisa Savitz(54)	47,500	32,500	15,000	*	—	—	—	—
Shmuel Levy	20,000	20,000	—	—	—	—	—	—
Boothbay Absolute Return Strategies, LP(55)	67,300	67,300	—	—	53,708	—	53,708	*
Boothbay Diversified Alpha Master Fund, LP(56)	32,700	32,700	—	—	30,225	—	30,225	*
Sun Shipping Global Corp. Limited(57)	30,000	30,000	—	—	—	—	—	—
Navigator Tankers Management S.A.(58)	30,000	30,000	—	—	—	—	—	—
VB Capital Management AG(59)	200,000	200,000	—	—	—	—	—	—
Katzman 2008 GRAT 1 Portion II Trust UAD 8/29/2008(60)	20,000	20,000	—	—	—	—	—	—
Katzman Family LLC(61)	30,000	30,000	—	—	—	—	—	—
John A. Krasula	33,026	33,026	—	—	—	—	—	—
Guang Hong(62)	55,044	55,044	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby(1)	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby(1)	Number Beneficially Owned After Offering	Percent Owned After Offering
Li Management and Consulting LLC(63)	88,071	88,071	—	—	—	—	—	—
H and L Reunion Investments LLC(64)	22,017	22,017	—	—	—	—	—	—
Bradley Mitchell Sigmon(65)	76,157	35,778	40,379	*	—	—	—	—
Volpert Investors, LP(66)	330,267	330,267	—	—	—	—	—	—
Murphy Investors L.P.(67)	220,178	220,178	—	—	—	—	—	—
KA Trust(68)	55,044	55,044	—	—	—	—	—	—
Randy Marion Incorporated(69)	27,522	27,522	—	—	—	—	—	—
SF Motors, Inc. DBA SERES(70)	5,000,000	5,000,000	—	—	—	—	—	—
Forum Investors III LLC(71)	7,071,666	7,071,666	—	—	205,416	205,416	—	—
Jefferies LLC(72)	166,666	166,666	—	—	41,666	41,666	—	—

____________

*        Less than 1%

(1)      The securities registered for sale include the Founder Shares held by the Sponsor, the other shares of common stock held or to be held by the Sponsor and the other Selling Securityholders (including the Adjustment Escrow Stock and the Earnout Shares), the Private Placement Warrants, the shares of common stock that were a constituent part of the Private Placement Units, and the shares of common stock underlying the Private Placement Warrants (together, the “Resale Securities”). We do not know when or in what amounts the Selling Securityholders will offer the Resale Securities for sale, if at all. The Selling Securityholders may sell any or all of the Resale Securities included in and offered by this prospectus. We cannot estimate the number of Resale Securities that will be held by the Selling Securityholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the Resale Securities will have been sold by the Selling Securityholders. The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 124,027,012 shares of common stock outstanding (including the shares of Adjustment Escrow Stock and the Earnout Shares), assuming the exercise of all currently outstanding warrants and the sale of all Resale Securities by the Selling Securityholders. The percentage of warrants to be beneficially owned after completion of the offering is calculated on the basis of 8,580,375 outstanding warrants, assuming the exercise of all currently outstanding warrants and the sale of all warrants being registered for resale by the Selling Securityholders.

(2)      Assumes the release of 2,662 shares of Adjustment Escrow Stock and 53,246 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. Benjamin Wu and Hailiang (Jerry) Hu share voting and investment power over the common stock of the Selling Securityholder. Mr. Wu is the General Counsel and Secretary of the Company and Mr. Hu is the Chief Operating Officer of the Company. For additional information regarding Mr. Wu, Mr. Hu, and their respective positions and relationships with ELM and the Company, see the sections entitled “Management” and “Certain Relationships and Related Party Transactions — ELM Related Party Transactions” elsewhere in this prospectus.

(3)      Assumes the release of 53,246 shares of Adjustment Escrow Stock and 1,064,928 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. As the co-manager of the Selling Securityholder, Jason Luo has voting and investment power over the common stock of the Selling Securityholder. Mr. Luo is a Class II Director of the Company as well as its Executive Chairman and President. For additional information regarding Mr. Luo and his positions and relationships with ELM and the Company, see the sections entitled “Management” and “Certain Relationships and Related Party Transactions — ELM Related Party Transactions” elsewhere in this prospectus.

(4)      Assumes the release of 17,201 shares of Adjustment Escrow Stock and 344,025 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. As the sole member of the Selling Securityholder, James Taylor has voting and investment power over the common stock of the Selling Securityholder. Mr. Taylor is a Class II Director of the Company as well as its Chief Executive Officer. For additional information regarding Mr. Taylor and his positions and relationships with ELM and the Company, see the sections entitled “Management” and “Certain Relationships and Related Party Transactions — ELM Related Party Transactions” elsewhere in this prospectus.

(5)      Assumes the release of 7,986 shares of Adjustment Escrow Stock and 159,739 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. Barry S. Volpert has voting and investment power over the common stock of the Selling Securityholder.

(6)      Assumes the release of 10,649 shares of Adjustment Escrow Stock and 212,985 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. As the trustee of the Selling Securityholder, Thomas S. Murphy has voting and investment power over the common stock of the Selling Securityholder.

(7)      Assumes the release of 12,041 shares of Adjustment Escrow Stock and 240,833 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. Joe Lukens, the Manager of the Selling Securityholder, and Till Bechtolsheimer, CEO of Arosa Capital Management LP, the Manager of the Selling Securityholder, share voting and investment power over the common stock of the Selling Securityholder.

(8)      Assumes the release of 138,225 shares of Adjustment Escrow Stock and 2,764,501 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. As the sole member of the Selling Securityholder, Jason Luo has voting and investment power over the common stock of the Selling Securityholder. Mr. Luo is a Class II Director of the Company as well as its Executive Chairman and President. For additional information regarding Mr. Luo and his positions and relationships with ELM and the Company, see the sections entitled “Management” and “Certain Relationships and Related Party Transactions — ELM Related Party Transactions” elsewhere in this prospectus.

(9)      Assumes the release of 7,986 shares of Adjustment Escrow Stock and 159,739 Earnout Shares, which represent the number of shares of Adjustment Escrow Stock and Earnout Shares eligible for release to the Selling Securityholder. As the Co-Founder & Senior Partner of Partners Capital Investment Group, LLP, which is the general partner of the Selling Securityholder, Paul Dimitruk has voting and investment power over the common stock of the Selling Securityholder.

(10)    Jacob Cottlieb has voting and investment power over the common stock of the Selling Securityholder.

(11)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 66,932 Public Warrants to purchase up to 66,932 shares of common stock, which are exercisable within 60 days. Alyeska Investment Group, L.P., the investment manager of the Selling Securityholder, has voting and investment control over the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder.

(12)    As the President of the Selling Securityholder, Adam Sinn has voting and investment power over the common stock held by the Selling Securityholder.

(13)    As the Manager of the Selling Securityholder, Benjamin J. Winter has voting and investment power over the common stock held by the Selling Securityholder.

(14)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 3,116,078 shares of common stock acquired on the open market. As the Senior Portfolio Managers of the Selling Securityholder, Edward Lees and Ulrik Fugmann share voting and investment power over the common stock held by the Selling Securityholder.

(15)    As a partner of the Selling Securityholder, Lawrence G. Foley has voting and investment power over the common stock held by the Selling Securityholder.

(16)    Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by the Selling Securityholder. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Mr. Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliates. Based on information provided to us by the Selling Securityholder, the Selling Securityholder is an affiliate of certain broker-dealers. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, it had no agreements or understandings with any person to distribute such shares.

(17)    As Investment Advisor to the Selling Securityholder, Jay Cohen has voting and investment power over the common stock held by the Selling Securityholder.

(18)    As the trustee of the Selling Securityholder, Jay Cohen has voting and investment power over the common stock held by the Selling Securityholder.

(19)    As Investment Advisor to the Selling Securityholder, Jay Cohen has voting and investment power over the common stock held by the Selling Securityholder.

(20)    As the President of the Selling Securityholder, Jay Cohen has voting and investment power over the common stock held by the Selling Securityholder.

(21)    As Investment Advisor to the Selling Securityholder, Jay Cohen has voting and investment power over the common stock held by the Selling Securityholder.

(22)    The Selling Securityholder has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Resale Securities owned by the Selling Securityholder.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of the Selling Securityholder, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of the Selling Securityholder, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Resale Securities on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Resale Securities held by the Selling Securityholder.

David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Resale Securities held by the Selling Securityholder. David E. Shaw disclaims beneficial ownership of the Resale Securities held by the Selling Securityholder.

D.E. Shaw Oculus Portfolios, L.L.C. may be deemed an affiliate of a registered broker-dealer, which will not be involved in the offering or distribution of the Resale Securities registered pursuant to this Registration Statement.

(23)    The Selling Securityholder has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Resale Securities owned by the Selling Securityholder.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of the Selling Securityholder, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of the Selling Securityholder, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Resale Securities on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Resale Securities held by the Selling Securityholder.

David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Resale Securities held by the Selling Securityholder and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Resale Securities held by the Selling Securityholder. David E. Shaw disclaims beneficial ownership of the Resale Securities held by the Selling Securityholder.

D.E. Shaw Valence Portfolios, L.L.C. may be deemed an affiliate of a registered broker-dealer, which will not be involved in the offering or distribution of the Resale Securities registered pursuant to this Registration Statement.

(24)    Acting as Directors of Stichting Investments Custodiae I, P.A. Akkerman and C.L. de Carvalho share voting and investment power over the common stock held by the Selling Securityholder.

(25)    As manager of the Selling Securityholder, Ashton Soniat has sole voting and investment power over the common stock held by the Selling Securityholder.

(26)    As Directors of the Selling Securityholder, Hannah Mond, Dr. Gabrielle Mond and Rebecca Mond have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(27)    As Trustee of the Mindee Green Revocable Trust, Mindee Green has sole voting and investment power with regard to the common stock held by the Selling Securityholder.

(28)    As Trustee of the Green Children’s Trust, Robert Green has voting and investment power with regard to the common stock held by the Selling Securityholder.

(29)    As Trustee of the Robert Green Revocable Trust, Robert Green has sole voting and investment power with regard to the common stock held by the Selling Securityholder.

(30)    As Managing Directors of Hartree Partners, LP, Stephen M. Semlitz, Stephen M. Hendel and Jonathan G. Merison may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(31)    Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over the common stock held by the Selling Securityholder. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership of the common stock held by the Selling Securityholder.

(32)    As Trustee of ILS Trust FBO Izac Ben-Shmuel, Izac Ben-Shmuel has voting and investment power over the common stock held by the Selling Securityholder.

(33)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns, or has the right to acquire, additional shares of common stock, including: (i) 3 shares of common stock, (ii) 59,711 Public Warrants to purchase up to 59,711 shares of common stock, which are exercisable within 60 days and (iii) 96,200 shares attributable to call options, which are exercisable within 60 days, all of which were acquired on the open market. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC and may be deemed to have the shared voting and investment power with respect to the shares held by the Selling Securityholder. Each of the foregoing individuals disclaims beneficial ownership of such securities. Based on information provided to us by the Selling Securityholder, the Selling Securityholder is an affiliate of certain broker-dealers. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business and that at the time of the acquisition of the shares, it had no agreements or understandings with any person to distribute such shares.

(34)    PGIM Jennison Small Company Fund is managed by Jennison Associates LLC. Jonathan Shapiro and Jason Swiatek, each a Managing Director and Portfolio Manager of Jennison Associates LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, it did not have any agreements or understandings with any person to distribute such shares.

(35)    Keith Gollust, the General Partner of Wyandanch Partners, LP, may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(36)    Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Alpha Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the common stock held by the Selling Securityholder. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha Master Fund L.P.

(37)    Kepos Capital LP is the investment manager of the Selling Securityholder and Kepos Partners LLC is the General Partner of the Selling Securityholder and each may be deemed to have voting and dispositive power with respect to the shares held by the Selling Securityholder. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the Selling Securityholder.

(38)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 50,300 shares of common stock. Ellen Kiam and Victor K. Kiam III have voting and investment power with respect to the shares held by the Selling Securityholder.

(39)    LMR Partners LLP is the investment manager to LMR Master Fund Limited and manages and invests on behalf of the fund on a discretionary basis. Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle, the directors of LMR Master Fund Limited, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(40)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 70,906 Public Warrants to purchase up to 70,906 shares of common stock, which are exercisable within 60 days. Marshall Wace, LLP is the investment manager of the Selling Securityholder fund, which is a sub-trust of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between the sub-trust, the manager of which is Marshall Wace Ireland Limited.

(41)    Manoj Jain and Sohit Khurana, Directors and Co-Chief Investment Officers of the investment manager of Blackwell Partners LLC — Series A, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(42)    Manoj Jain and Sohit Khurana, Directors and Co-Chief Investment Officers of the investment manager of Star V Partners LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(43)    Manoj Jain and Sohit Khurana, Directors and Co-Chief Investment Officers of the investment manager of Maso Capital Investments Limited, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(44)    Matthew MacIssac, Secretary of MM Asset Management, Inc., Investment Advisor to MMCAP International Inc. SPC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(45)    Steven Goldberg and David Holstein, Trustees of The Neil Goldberg 1995 Irrevocable Trust, have voting and investment power over the common stock held by the Selling Securityholder. Neil Goldberg is a member of the Sponsor. The common shares held by The Neil Goldberg 1995 Irrevocable Trust do not include any shares held by the Sponsor. Neil Goldberg does not have voting or dispositive control over the shares held by the Sponsor.

(46)    Seth Fischer, Chief Investment Officer of Oasis Investments II Master Fund Ltd., has voting and investment power over the common stock held by the Selling Securityholder.

(47)    Reflects securities held directly by Point72 Associates, LLC. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities.

(48)    Lara Brody, Partner, has investment and voting power with respect to the common stock held by the Selling Securityholder.

(49)    Haggai Schreiber, Deputy Chief Executive Officer and Chief Investment Officer of Phoenix Insurance Company Ltd., has investment and voting power with respect to the common stock held by the Selling Securityholder.

(50)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 310,195 shares of common stock acquired on the open market. Haggai Schreiber, Deputy Chief Executive Officer and Chief Investment Officer of Shotfut Menayot Hul; Phoenix Insurance, has investment and voting power with respect to the common stock held by the Selling Securityholder.

(51)    Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc., Investment Advisor to the Polar Long/Short Master Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(52)    Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc., Investment Advisor to the Polar Multi-Strategy Master Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(53)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 15,000 shares of common stock. Barbara L Friedman, Trustee, and Robert L Friedman, Investment Manager, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(54)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 15,000 shares of common stock. Barbara L Friedman, Trustee, and Robert L Friedman, Investment Manager, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(55)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 53,708 Public Warrants to purchase up to 53,708 shares of common stock, which are exercisable within 60 days and were acquired on the open market. Seven Grand Managers, LLC is the investment manager of the Seller Securityholder. Chris Fahy may be deemed to have investment discretion and voting power over the common stock held by the Selling Securityholder.

(56)    In addition to the common stock purchased by the Selling Securityholder pursuant to its Subscription Agreement, the Selling Securityholder owns 30,225 Public Warrants to purchase up to 30,225 shares of common stock, which are exercisable within 60 days and were acquired on the open market. Seven Grand Managers, LLC is the investment manager of the Seller Securityholder. Chris Fahy may be deemed to have investment discretion and voting power over the common stock held by the Selling Securityholder.

(57)    Michael Szasindpoulos, Director of Sun Shipping Global Corp. Limited, has investment and voting power with respect to the common stock held by the Selling Securityholder.

(58)    Apostolos V. Douzeins, President and Director of Navigator Tankers Management S.A., has investment and voting power with respect to the common stock held by the Selling Securityholder.

(59)    Alejandro Gonzalez, Chief Information Officer of VB Capital Management AG, and Amir Fanian, Chief Operating Officer of VB Capital Management AG, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common stock held by the Selling Securityholder.

(60)    Richard Katzman, Investment Trustee of the Katzman 2008 GRAT 1 Portion II Trust UAD 8/29/2008, has investment and voting power with respect to the Resale Securities held by the Selling Securityholder. Based on information provided to us by Mr. Katzman on behalf of the trust, there is a voting arrangement between Mr. Katzman, the Katzman 2008 GRAT 1 Portion II Trust UAD 8/29/2008 and Katzman Family LLC with respect to the shares held by the Selling Securityholder. Mr. Katzman is a member of the Sponsor. The common shares held by the trust do not include any shares held by the Sponsor, as Mr. Katzman does not have voting or dispositive control over the shares held by the Sponsor. Additionally, Mr. Katzman was a Director of Forum prior to the Business Combination.

(61)    Richard Katzman, Manager of Katzman Family LLC, has investment and voting power with respect to the Resale Securities held by the Selling Securityholder. Based on information provided to us by Mr. Katzman on behalf of Katzman Family LLC, there is a voting arrangement between Mr. Katzman, the Katzman 2008 GRAT 1 Portion II Trust UAD 8/29/2008 and Katzman Family LLC with respect to the shares held by the Selling Securityholder. Mr. Katzman is a member of the Sponsor. The common shares held by the Selling Securityholder do not include any shares held by the Sponsor, as Mr. Katzman does not have voting or dispositive control over the shares held by the Sponsor. Additionally, Mr. Katzman was a Director of Forum prior to the Business Combination.

(62)    Mr. Hong provides information technology services to the Company as an external consultant.

(63)    As the sole member of the Selling Securityholder, Albert Li has voting and investment power over the common stock held by the Selling Securityholder. Mr. Li is the Chief Financial Officer of the Company. For additional information regarding Mr. Li and his positions and relationships with ELM and the Company, see the sections entitled “Management” and “Certain Relationships and Related Party Transactions — ELM Related Party Transactions” elsewhere in this prospectus.

(64)    Albert Li and Greg Heald share voting and investment power over the common stock held by the Selling Securityholder. Mr. Li is the Chief Financial Officer of the Company. For additional information regarding Mr. Li and his positions and relationships with ELM and the Company, see the sections entitled “Management” and “Certain Relationships and Related Party Transactions — ELM Related Party Transactions” elsewhere in this prospectus.

(65)    In addition to the common stock issued to the Selling Securityholder upon the conversion of his ELM Convertible Note, the Selling Securityholder owns 40,379 shares of common stock.

(66)    Barry S. Volpert has voting and investment power over the common stock held by the Selling Securityholder.

(67)    As Managing Member of the Selling Securityholder, Thomas S. Murphy has voting and investment power over the common stock held by the Selling Securityholder.

(68)    Kev Adjemian has voting and investment power over the common stock held by the Selling Securityholder. Mr. Adjemian is the Chief Technology Officer of the Company. For additional information regarding Mr. Adjemian and his positions and relationships with ELM and the Company, see the sections entitled “Management” and “Certain Relationships and Related Party Transactions — ELM Related Party Transactions” elsewhere in this prospectus.

(69)    As President of the Selling Securityholder, Randall L. Marion has voting and investment power over the common stock held by the Selling Stockholder. See the section entitled “Business — Sales, Service, and Marketing — Sales Process” elsewhere in this prospectus for information about the Company’s selection of Randy Marion Automotive Group as a strategic distribution partner.

(70)    The Board of Directors of SF Motors, Inc. DBA SERES (“SERES”) has the ultimate voting power over the common stock held by the Selling Securityholder. The members of SERES’s current Board of Directors are Mr. Zhengping Zhang, Mr. Qijun Liang, and Mr. Yifan Tang. SERES entered into several material contracts with the Company including: the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, the Sokon Supply Agreement, the Land Contract, and the Promissory Note (in each case as defined elsewhere herein). Please see the section of this prospectus entitled “Business — Key Agreements and Partnership Strategy” for details about these contracts.

(71)    Includes 205,416 Private Placement Warrants to purchase up to 205,416 shares of common stock, which are exercisable within 60 days, and 6,866,250 shares of common stock. Each of Marshall Kiev, David Boris, Neil Goldberg, Richard Katzman, Steven Berns, and Jeffery Nachbor (the officers and directors of Forum prior to the Closing), and a trust held for the benefit of family members of David Boris, is a member of the Selling Securityholder (which is also referred to herein as the “Sponsor”). Forum Capital Management III LLC is the managing member of the Sponsor and has voting and investment discretion with respect to the common stock held by the Sponsor. Mr. Kiev and Mr. Boris are the managing members of Forum Capital Management III LLC and may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Mr. Boris is a Class I Director of the Company and was Co-Chief Executive Officer, President and Director of Forum prior to the Business Combination. Mr. Kiev was Co-Chief Executive Officer, Chief Financial Officer and Director of Forum prior to the Business Combination.

(72)    Includes 41,666 Private Placement Warrants to purchase up to 41,666 shares of common stock, which are exercisable within 60 days, and 125,000 shares of common stock. Jefferies LLC is a registered broker-dealer and was the underwriter in the Forum IPO. It also served as Forum’s financial advisor in connection with the Business Combination and as placement agent for the PIPE Investment.

PLAN OF DISTRIBUTION

We will pay all fees and expenses incident to the registration of the shares of our common stock and warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants.

We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants. The aggregate proceeds to the Selling Securityholders from the sale of the warrants or common stock offered by them will be the purchase price of the warrants or common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or common stock to be made directly or through agents.

The Selling Securityholders (which term, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        to or through underwriters or broker-dealers;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Assuming such distribution is considered a transfer pursuant to this registration statement by the Selling Securityholder to such members, partners or stockholders, such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement, provided that such members, partners or stockholders are not affiliates of ours and provided that such securities will remain subject to any transfer restrictions, lock-up agreements, and other contractual obligations of the Selling Securityholder with respect to the securities until such restrictions, agreements, or obligations terminate or lapse. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, shares of common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or shares of common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the warrants or shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Foley & Lardner LLP, Boston, Massachusetts.

EXPERTS

The financial statements of Electric Last Mile, Inc. as of December 31, 2020 and for the period from August 20, 2020 (inception) through December 31, 2020, included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, LLP, an independent registered accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding Electric Last Mile, Inc.’s ability to continue as a going concern.

The combined carve-out financial statements of EVAP Operations as of December 31, 2020 and December 31, 2019, and for the years then ended, included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, LLP, an independent registered accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding EVAP Operations’ ability to continue as a going concern.

The consolidated financial statements of Forum Merger III Corporation as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from June 25, 2019 (inception) through December 31, 2019 included in this prospectus have been so included in reliance on a report of WithumSmith+Brown, PC, an independent registered public accounting firm, appearing elsewhere herein and are included in reliance on such report given upon such firm as experts in auditing and accounting.

CHANGE IN AUDITOR

On July 13, 2021, the audit committee of the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, and the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Withum has served as the Company’s independent registered public accounting firm since the Company’s inception, and BDO has served as the independent registered public accounting firm for Electric Last Mile, Inc., which became a wholly owned subsidiary of the Company upon the closing of the Company’s previously announced Business Combination on June 25, 2021, since 2020.

Withum’s report of independent registered public accounting firm, dated May 6, 2021, on the Company’s consolidated balance sheets as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from June 25, 2019 (inception) through December 31, 2019, and the related notes to the consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph in which Withum expressed substantial doubt about the Company’s ability to continue as a going concern and other than with respect to the restatement of the Company’s financial statements for the year ended December 31, 2020, as discussed in Note 2 to the financial statements included in the Company’s Annual Report on Form 10-K/A, filed with the SEC on May 7, 2021.

During the period from June 25, 2019 (inception) to December 31, 2020 and the subsequent interim period through July 13, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Withum’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the period from June 25, 2019 (inception) to December 31, 2020 and the subsequent interim period through July 13, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for the warrants issued in connection with the Company’s initial public offering, which resulted in the restatement of the Company’s financial statements for the year ended December 31, 2020, as set forth in the Company’s Form 10-K/A, as filed with the SEC on May 7, 2021.

During the period from June 25, 2019 (inception) to December 31, 2020, and the subsequent interim period through July 13, 2021, the Company did not consult BDO with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated July 19, 2021 is attached hereto as Exhibit 16.1 to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information included in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.electriclastmile.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes to the financial statements included elsewhere in this prospectus.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the unaudited condensed consolidated balance sheet of Forum as of March 31, 2021 with the unaudited condensed balance sheet of ELM as of March 31, 2021 and the unaudited condensed combined carve-out balance sheet of EVAP Operations, a wholly owned component of SERES, as of March 31, 2021, giving effect to the Business Combination, the acquisition by ELM of the Mishawaka, Indiana manufacturing facility pursuant to the SERES Asset Purchase Agreement, the closing of the private placement of 13,000,000 shares of common stock for an aggregate purchase price of $130 million (the “PIPE Investment”) and related adjustments as if the Business Combination, the Carveout Transaction, and the PIPE Investment had been consummated on that date. Upon the Closing on June 25, 2021, the separate corporate existence of Merger Sub ceased and ELM survived the Business Combination and became a wholly owned subsidiary of the Company.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the unaudited condensed consolidated statement of operations of Forum for the three months ended March 31, 2021 with the unaudited condensed statement of operations of ELM for the three months ended March 31, 2021 and the unaudited combined carve-out statement of operations of EVAP Operations for the three months ended March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited statement of operations of Forum for the year ended December 31, 2020 with the audited statement of operations of ELM for the period from August 20, 2020 (inception) to December 31, 2020 and the audited combined carve-out statement of operations of EVAP Operations for the year ended December 31, 2020. The unaudited pro forma condensed combined statements of operations give effect to the Business Combination, the Carveout Transaction, and the PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•        The historical unaudited condensed consolidated financial statements of Forum as of and for the three months ended March 31, 2021, and the historical audited consolidated financial statements of Forum as of and for the year ended December 31, 2020;

•        The historical unaudited condensed financial statements of ELM as of and for the three months ended March 31, 2021, and the historical audited financial statements of ELM as of and for the period from August 20, 2020 (inception) to December 31, 2020; and

•        The historical unaudited condensed combined carve-out financial statements of EVAP Operations as of and for the three months ended March 31, 2021, and the historical audited combined carve-out financial statements of EVAP Operations as of and for the year ended December 31, 2020.

The foregoing historical financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and reflect transaction accounting adjustments related to the Business Combination, the Carveout Transaction, and the PIPE Investment, which are discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the Company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination, the Carveout Transaction, and the PIPE Investment been consummated on the dates assumed or to project the Company’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with the section of the prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Description of the Business Combination

On December 10, 2020, Forum, Merger Sub, ELM, and Jason Luo, in his capacity as the initial stockholder representative of ELM, entered into the Merger Agreement, which was amended on May 7, 2021. Pursuant to the Merger Agreement, the aggregate consideration payable at the Closing to the ELM stockholders was payable solely in shares of common stock, valued at $10.00 per share, and was calculated as follows: $1,300,000,000, plus the amount of Estimated Closing Date Cash (as defined in the Merger Agreement), plus the Pre-Paid Company Transaction Expense Amount (as defined in the Merger Agreement), minus the Estimated Closing Date Indebtedness (as defined in the Merger Agreement), minus the Convertible Note Adjustment Amount (as defined in the Merger Agreement), minus $292,000,000, which represents the value of the 29,200,000 shares of common stock reserved under the 2020 Incentive Plan ($150,000,000 of which represents the value of restricted stock units with vesting terms substantially similar to the Earnout Shares), minus $2,500,000, which represents the value of the Adjustment Escrow Stock, minus $50,000,000, which represents the value of the Earnout Shares, minus $50,000,000, which represents the value of the 5,000,000 shares of common stock issued to SERES (the “Closing Merger Consideration”). Pursuant to the Merger Agreement, Merger Sub, a subsidiary of Forum prior to the time of the Closing, merged with and into ELM. Upon the Closing, the separate corporate existence of Merger Sub ceased and ELM survived and became a wholly owned subsidiary of the Company.

The Closing Merger Consideration was paid in the form of common stock, valued at $10.00 per share at the Closing, and the contingent right to receive (1) the Earnout Shares, if any, and (2) the Adjustment Escrow Stock, if any, after the Closing is subject to, and, if payable, will be payable in accordance with, the terms and conditions set forth in the Merger Agreement. Five million shares of common stock are payable after the Closing to the ELM stockholders upon satisfaction, during the 36-month period after the Closing (the “Earnout Period”), of the following conditions: (i) if the closing price of the common stock equals or exceeds $14.00 on any 20 trading days in any 30-consecutive day trading period, then 2,500,000 Earnout Shares will be released to the ELM stockholders, and (ii) if the closing price of the common stock equals or exceeds $16.00 on any 20 trading days in any 30-consecutive day trading period, then the remaining 2,500,000 Earnout Shares will be released to the ELM stockholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM stockholders.

In addition, pursuant to the terms of the Merger Agreement, the Company issued, at Closing, 5,000,000 shares of common stock to SERES in satisfaction of ELM’s obligation under the SERES Asset Purchase Agreement to deliver shares of common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the Closing. As a result of such issuance, there was a corresponding reduction in the aggregate consideration to be paid to the ELM stockholders at Closing (as reflected in the definition of “Closing Merger Consideration” above) in an amount equal to the aggregate value of such issued shares.

In connection with the transactions contemplated by the Merger Agreement, Forum entered into Subscription Agreements with certain third-party investors (the “PIPE Investors”), pursuant to which Forum issued and sold to the PIPE Investors in private placements that closed immediately prior to the Closing, an aggregate of 13,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $130,000,000. At the Closing, the PIPE Investors and Forum consummated the PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements.

On December 10, 2020, ELM issued the ELM Convertible Notes to certain investors in an aggregate principal amount of $25 million. Forum entered into a joinder to the ELM Convertible Notes with the holders thereof, pursuant to which the outstanding principal and accrued interest on the ELM Convertible Notes converted at Closing into shares of common stock, at a conversion price per share equal to the product of (i) the price per share paid by the PIPE Investors in the PIPE Investment (i.e., $10.00) multiplied by (ii) 0.90909, and Forum provided registration rights to the holders of the ELM Convertible Notes.

On April 9, 2021, ELM entered into the SERES Asset Purchase Agreement for the purchase of certain assets of EVAP Operations, the SERES Exclusive Intellectual Property License Agreement and the Sokon Supply Agreement.

Upon Closing, the ownership of the Company was as follows:

Total Capitalization (in millions)	Shares	%
ELM stockholders	77.1	65.0
Public shareholders(1)	14.0	11.8
Founders (Founder Shares)(2)	6.9	5.8
ELM Convertible Note holders(3)	2.8	2.3
PIPE Investors	13.0	10.9
SERES(4)	5.0	4.2
Total Class A Shares(5)	118.8	100.0

____________

(1)      Includes 125,000 Private Placement Shares held by the IPO underwriter.

(2)      Includes the Sponsor and Forum’s pre-Business Combination officers and directors. Founder Shares are shares of Forum’s Class B common stock that converted into shares of Forum’s Class A common stock at the Closing on a one-for-one basis.

(3)      Includes accrued interest on the ELM Convertible Notes, which also converted into shares of common stock at the Closing.

(4)      Pursuant to the Merger Agreement, the Company issued, at Closing, 5,000,000 shares of common stock to SERES in satisfaction of ELM’s obligation under the SERES Asset Purchase Agreement to deliver shares of common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the Closing.

(5)      Does not include 5.25 million shares held in escrow pursuant to the Merger Agreement in relation to share price vesting requirements and merger consideration adjustments.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Forum will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the ELM stockholders having a relative majority of the voting power of the combined entity (which is referred to in this Unaudited Pro Forma Condensed Combined Financial Information as “the Company”), ELM having the authority to appoint the majority of the directors on the Board, and senior management of ELM comprising all of the senior management of the Company. Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of ELM, with the acquisition being treated as the equivalent of ELM issuing stock for the net assets of Forum, accompanied by a recapitalization. The net assets of Forum will be stated at historical cost, with no goodwill or other intangible assets recorded.

Accounting for SERES Asset Purchase Agreement

The SERES Asset Purchase Agreement, in combination with the other SERES/Sokon Contracts, will be accounted for as an asset acquisition in accordance with GAAP. Accordingly, for accounting purposes, the manufacturing facility, related equipment, land, pension obligation, and other intangible assets associated with the other SERES/Sokon Contracts, will be recorded at an amount equal to the fair value of the consideration transferred. The acquired assets will be measured and recognized at their allocated relative fair values as of the transaction date. The fair value of consideration transferred and the resulting allocation are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Closing of the Business Combination, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position.

Accounting for the Earnout Shares

Five million Earnout Shares are payable after the Closing to the ELM stockholders upon satisfaction, during the 36-month period after the Closing, of certain stock price performance conditions. As the Business Combination will be accounted for as a reverse recapitalization, the issuance of the Earnout Shares to the ELM stockholders is anticipated to be accounted for as an equity transaction. Since the Earnout Shares are payable to the ELM stockholders (with ELM being the accounting acquirer in the Business Combination), the accounting for the Earnout Shares arrangement does not fall under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The accounting for the Earnout Shares was also evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the arrangement should be classified as a liability. As part of that preliminary analysis, it was determined that the Earnout Shares are freestanding and will not be classified as a liability. Therefore, an adjustment to recognize the Earnout Shares would have no net impact on any financial statement line item as it would simultaneously increase and decrease additional paid-in capital. Thus, no adjustment has been applied to the unaudited pro forma combined financial information related to the Earnout Shares.

Accounting for Warrant Liabilities

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Warrant Agreement governing our warrants. In response to the SEC Statement, we reevaluated the accounting treatment of our Public Warrants and Private Placement Warrants and determined to classify the warrants as derivative liabilities prior to the Business Combination. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivative liabilities at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. While the warrants are presented as liabilities in the unaudited pro forma financial statements, the accounting for the Public Warrants and the Private Placement Warrants after the Business Combination is preliminary and is subject to change. If the Public Warrants were reclassified to equity after the Business Combination, it would have an impact of a decrease of $15,833,333 in warrant liabilities and a corresponding increase in additional paid in capital in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 and a decrease of $24,833,332 and $13,166,666 in change in fair value of warrant liability in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Business Combination, the PIPE Investment and the Carveout Transaction. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Company will experience. Forum and ELM have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021

	ELM Historical	EVAP Operations Historical	ELM Pro Forma Adjustments		Pro Forma ELM	Forum Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	16,388,316	—	(35,199,000)	(A)	(18,810,684)	1,038,353	93,330,586	(C)	179,841,642
							130,000,000	(D)
							(25,716,613)	(F)
Restricted cash							45,901,725	(C)	45,901,725
Prepaid expenses and other current assets	491,365	23,932	(23,932)	(A)	491,365	174,124			665,489
Total current assets	16,879,681	23,932	(35,222,932)		(18,319,319)	1,212,477	243,515,698		226,408,869

Property, Plant, and Equipment, net	196,692	131,895,779	(131,895,779)	(A)	146,521,692	—			146,521,692
			146,325,000	(A)
Other assets:
Other assets	73,724	—	51,373,000	(A)	51,446,724	—			51,446,724
Deferred tax assets	—	—			—	—			—
Cash and investments held in trust account	—	—			—	250,004,042	(250,004,042)	(C)	—
Total other assets	73,724	—	51,373,000		51,446,724	250,004,042	(250,004,042)		51,446,724
Total assets	17,150,097	131,919,711	30,579,289		179,649,097	251,216,519	(6,488,344)		424,377,272

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	1,395,799	39,949	(39,949)	(A)	1,395,799	—			1,395,799
Accrued expenses	508,586	1,009,793	(1,009,793)	(A)	508,586	3,815,030			4,323,616
Accrued offering costs	—	—			—	—			—
Due to Sponsor	—	—			—	—			—
Current portion of debt	—	—	65,000,000	(A)	65,000,000	—			65,000,000
Total current liabilities	1,904,385	1,049,742	63,950,258		66,904,385	3,815,030	—		70,719,415

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021 — (Continued)

	ELM Historical	EVAP Operations Historical	ELM Pro Forma Adjustments		Pro Forma ELM	Forum Historical	Pro Forma Adjustments		Pro Forma Combined
Other liabilities
Long term debt, net of deferred financing costs	—	—	47,436,000	(A)	47,436,000	—			47,436,000
Warrant liability	—	—			—	16,325,028			16,325,028
Deferred underwriting fee payable	—	—			—	8,750,000	(8,750,000)	(F)	—
Convertible promissory notes	25,500,832	—			25,500,832	—	(25,500,832)	(E)	—
Pension benefit obligations	—	118,393			118,393	—	—		118,393
Other long-term liabilities	1,371	—			1,371	—	—		1,371
Total other liabilities	25,502,203	118,393	47,436,000		73,056,596	25,075,028	(34,250,832)		63,880,792

Common stock subject to possible redemption	—	—			—	217,326,460	(217,326,460)	(B)	—

Shareholders’ equity
Class A Common stock	10	—	500	(A)	510	401			11,888
							1,004	(B)
							1,300	(D)
							275	(E)
							7,711	(G)
							687	(H)
Class B Common stock	—	—			—	625	(625)	(H)	—
Paid-in capital	999,990	130,751,576	(80,807,469)	(A)	50,944,097	21,875,691	(110,771,731)	(C)	301,021,668
							217,325,456	(B)
							129,998,700	(D)
							25,500,557	(E)
							(16,966,613)	(F)
							(7,711)	(G)
							(62)	(H)
							(16,876,716)	(I)
Retained earnings	(11,256,491)	—			(11,256,491)	(16,876,716)	16,876,716	(I)	(11,256,491)
Total shareholders’ equity	(10,256,491)	130,751,576	(80,806,969)		39,688,116	5,000,001	245,088,948		289,777,065
Total liabilities and shareholders’ equity	17,150,097	131,919,711	30,579,289		179,649,097	251,216,519	(6,488,344)		424,377,272

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

	ELM Historical	EVAP Operations Historical	Pro Forma ELM Adjustments		Pro Forma Combined ELM	Forum III Historical	Pro Forma Adjustments		Pro Forma Combined
Formation and operating costs	—	—			—	1,054,321			1,054,321
Personnel expense	—	378,110			378,110	—			378,110
General and administrative expense	3,124,188	511,068	2,568,650	(AA)	8,753,756	—			8,753,756
			2,549,850	(BB)
Total operating expense	3,124,188	889,178	5,118,500		9,131,866	1,054,321	—		10,186,187
Operating income (loss)	(3,124,188)	(889,178)	(5,118,500)		(9,131,866)	(1,054,321)	—		(10,186,187)
Change in FV of warrant liability	—	—	—		—	13,534,820			13,534,820
Transaction costs – warrants	—	—	—		—	—			—
Interest income (expense)	(406,744)	—	(334,435)	(CC)	(741,179)	6,166	(6,166)	(DD)	(741,179)
Investment income (loss)	2,878	—	—		2,878	—			2,878
Other income (expense), net	—	(800)	—		(800)	—			(800)
Earnings before income taxes	(3,528,054)	(889,978)	(5,452,935)		(9,870,967)	12,486,665	(6,166)		2,609,532
Income tax expense (benefit)	—	—			—	—			—
Net loss	(3,528,054)	(889,978)	(5,452,935)		(9,870,967)	12,486,665	(6,166)		2,609,532
Net earnings:
Weighted average shares outstanding of Class A redeemable common stock						25,000,000
Basic and diluted loss per share – Class A redeemable common stock						0.50
Weighted average shares outstanding of Class A and Class B non-redeemable common stock						6,991,250
Basic and diluted loss per share – Class A and Class B non-redeemable common stock						1.79
Weighted average shares outstanding of common stock	100,000								118,777,017	(EE)
Basic and diluted loss per share – common stock	(35.28)								0.02	(EE)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	ELM Historical	EVAP Operations Historical	Pro Forma Adjustments		Pro Forma Combined	Forum III Historical	Pro Forma Adjustments		Pro Forma Combined
Formation and operating costs	—	—			—	3,617,022			3,617,022
Personnel expense	—	2,870,234	210,486	(FF)	3,080,720	—			3,080,720
General and administrative expense	7,633,994	4,758,663	176,040	(GG)	31,442,697	—			31,442,697
			(1,600,000)	(HH)
			10,274,600	(II)
			10,199,400	(JJ)
Total operating expense	7,633,994	7,628,897	19,260,526		34,523,417	3,617,022	—		38,140,439
Operating income (loss)	(7,633,994)	(7,628,897)	(19,260,526)		(34,523,417)	(3,617,022)	—		(38,140,439)
Change in FV of warrant liability	—	—	—		—	(25,574,581)			(25,574,581)
Transaction costs – warrants	—	—	—		—	(236,212)			(236,212)
Interest income (expense)	(94,088)	—	(1,337,739)	(KK)	(1,431,827)	66,590	(66,590)	(LL)	(1,431,827)
Investment loss	(355)	—	—		(355)	—			(355)
Other income (expense), net	—	(24,695)	—		(24,695)	—			(24,695)
Earnings before income taxes	(7,728,437)	(7,653,592)	(20,598,265)		(35,980,294)	(29,361,225)	(66,590)		(65,408,109)
Income tax expense (benefit)	—	—			—	—			—
Net loss	(7,728,437)	(7,653,592)	(20,598,265)		(35,980,294)	(29,361,225)	(66,590)		(65,408,109)
Net earnings:
Weighted average shares outstanding of Class A redeemable common stock						25,000,000
Basic and diluted loss per share – Class A redeemable common stock						(1.17)
Weighted average shares outstanding of Class A and Class B non-redeemable common stock						6,518,068
Basic and diluted loss per share – Class A and Class B non-redeemable common stock						(4.50)
Weighted average shares outstanding of common stock	40,400								118,777,017	(EE)
Basic and diluted loss per share – common stock	(191.30)								(0.55)	(EE)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination, the PIPE Investment and the Carveout Transaction had been consummated on March 31, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Business Combination and the Carveout Transaction had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed financial information has been prepared using the following, which are include elsewhere in this prospectus:

•        The historical unaudited condensed financial statements of Forum as of and for the three months ended March 31, 2021, and the historical audited financial statements of Forum as of and for the year ended December 31, 2020;

•        The historical unaudited condensed financial statements of ELM as of and for the three months ended March 31, 2021, and the historical audited financial statements of ELM as of and for the period from August 20, 2020 (inception) to December 31, 2020; and

•        The historical unaudited condensed combined carve-out financial statements of EVAP Operations as of and for the three months ended March 31, 2021, and the historical audited combined carve-out financial statements of EVAP Operations as of and for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The SERES Asset Purchase Agreement will be accounted for as an asset acquisition in accordance with GAAP. Accordingly, we first combined the historical financial statements of ELM with the carve-out financial statements of EVAP Operations and applied pro forma adjustments to arrive at the appropriate combined pro forma financial statements for ELM following the purchase of the plant from SERES. For accounting purposes, the manufacturing facility, related equipment, land, pension obligation, and other intangible assets associated with the other SERES/Sokon Contracts, have been recorded at an amount equal to the fair value of the consideration transferred. The acquired assets have been measured and recognized at their allocated relative preliminary fair values as of the transaction date.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of ELM with the acquisition being treated as the equivalent of ELM issuing stock for the net assets of Forum, accompanied by a recapitalization. The net assets of Forum will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments are preliminary and represent management’s estimates based on information available as of the date of filing of the registration statement of which this prospectus forms a part and are subject to change as additional information becomes available and additional analyses are performed. The Company’s management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing have been reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Company’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)    Represents the pro forma adjustment to reflect the purchase of certain manufacturing plant assets from SERES and the removal of all other assets, liabilities and related equity of EVAP Operations that ELM did not acquire under the SERES Asset Purchase Agreement. EVAP Operations balances that were not acquired under the SERES Asset Purchase Agreement consist of all prepaid assets ($23,932), accounts payable ($39,949), accrued expenses ($1,009,793), and the historical net carrying value of property, plant and equipment ($131,895,779), as well as the net equivalent offset to equity ($130,869,969). Long-term assets purchased under the SERES Asset Purchase Agreement were valued at preliminary estimates of the fair market value of the assets as of June 25, 2021. The estimated fair market value of land, buildings, and machinery and equipment acquired under the SERES Asset Purchase Agreement have been preliminarily estimated based on observable inputs for similar assets in active marketplaces for fixed assets. The Company’s evaluation of the accounting for the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, and the Sokon Supply Agreement is in process, including the determination and measurement of a potential asset that could be identified specifically related to such agreements. The recognition and allocation of purchase price to Other Long-Term Assets reflect the Company’s preliminary evaluation and estimate, but is subject to change. The preliminary purchase price was allocated among the identified assets, based on a preliminary analysis, acquired on a relative fair value basis. ELM’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

         The total purchase consideration has been reflected in an amount equal to the estimated present value of the Promissory Note payments associated with the SERES Asset Purchase Agreement and additional consideration paid at or near Closing. The SERES Asset Purchase Agreement requires total payments of $145.0 million, with $30.0 million paid at the closing of the transactions contemplated by the SERES Asset Purchase Agreement and 23 monthly installment payments of $5.0 million each. In addition, $5.0 million will be paid within 30 days of Closing for certain intellectual property under the SERES Exclusive Intellectual Property License Agreement and 5.0 million shares of common stock were issued to SERES at the Closing. The shares are not the settlement of a preexisting relationship, have been considered as part of the asset purchase consideration and were valued at $50.0 million based on the closing price of common stock on June 24, 2021. The allocation of purchase consideration based on the relative fair value of the assets acquired, based on preliminary valuation, are presented below.

Assets Identified	Allocation based on Relative Fair Value
Other long-term assets	$51,373,000
Land	$1,415,000
Ground lease	$115,000
Buildings and improvements	$89,046,000
Machinery and Equipment	$55,749,000
Pension liability assumed	$(113,000)
Total Estimated Purchase Price	$197,585,000

Purchase Price
Fair value of Promissory Note	$112,436,000
Cash payment at closing, including transaction costs	$30,199,000
Licensing fees	$5,000,000
Stock issuance	$49,950,000
Total	$197,585,000

(B)    Reflects the reclassification of $217.3 million of Class A common stock subject to possible redemption.

(C)   Reflects the release of cash and marketable securities held in the trust account that became available in conjunction with the Business Combination net of the impact of actual redemptions of 11.1 million shares of common stock at $110.8 million as a result of public stockholders electing to redeem their public shares. Approximately $45.9 million of the funds are security collateral for a letter of credit issued to SERES in connection with the SERES Asset Purchase Agreement.

(D)    Represents the pro forma adjustment to record the net proceeds of $130.0 million from the PIPE Investment and the issuance of 13.0 million shares of common stock to the PIPE Investors.

(E)    Represents the pro forma adjustment to record the conversion of $25.5 million of ELM Convertible Notes into 2.8 million shares of common stock at the Closing of the Business Combination. This includes the accrued interest under the ELM Convertible Notes, which was also converted into common stock at the Closing of the Business Combination.

(F)    Represents estimated transaction costs of $17.0 million. These transaction costs are direct and incremental transaction costs related to the Business Combination that would not otherwise have been incurred, and, as such, these transaction costs are treated as a reduction of Forum’s cash proceeds and are deducted from Additional paid in capital. Of the total amount shown, $8.8 million of deferred underwriting fees related to the Business Combination were incurred and accrued for during the year ended December 31, 2020.

(G)    Represents the issuance by Forum of 77.1 million shares of common stock to the ELM stockholders as consideration in the Business Combination.

(H)    Represents the issuance of 0.6 million shares of Class B common stock through a private placement purchase by the Sponsor, and the conversion of the remaining 6.9 million shares of Class B common stock owned by the Sponsor into 6.9 million shares of Class A common stock. According to Forum’s organizational documents, shares of Class B common stock converted automatically into shares of Class A common stock upon Closing, and this was a non-cash transaction.

(I)     Reflects the elimination of the Forum’s historical accumulated deficit.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2021

The adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are as follows:

(AA) Reflects the pro forma adjustment to record the amortization expense, on a straight-line basis, associated with other assets preliminarily recorded via adjustment (A). The preliminary amortization period assigned to this asset is 5 years, which is equal to the shortest contractual term of the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, and the Sokon Supply Agreement. Based on the potential other assets’ value of $51.4 million, this results in monthly amortization of $0.9 million, or total amortization expense of $2.6 million for the three months ended March 31, 2021.

(BB) Reflects the pro forma adjustment to record the incremental depreciation expense, on a straight-line basis, associated with new valuation of plant assets via adjustment (A). The preliminary useful life assigned to the machinery and equipment is 7 years, and the preliminary useful life assigned to the buildings and improvements is 39 years. Based on the identified asset values of $55.7 million and $89.0 million for machinery and equipment and buildings and improvements, respectively, this results in combined monthly depreciation of $0.8 million, or total incremental depreciation expense of $2.5 million for the three months ended March 31, 2021.

(CC) Reflects the pro forma adjustment to account for interest expense for the three months ended March 31, 2021 related to the amortization of the discount associated with the SERES Asset Purchase Agreement. The discount was calculated as the net present value of payments, which were discounted using a variable incremental borrowing rate of 1.42% to 3.43% over the repayment period of the Promissory Note associated with the SERES Asset Purchase Agreement, detailed at (A).

(DD) Reflects the elimination of interest earned on marketable securities held in the trust account.

(EE)  Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the three months ended March 31, 2021.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(FF)  Represents the pro forma adjustment for additional payroll expense expected to be wholly absorbed by ELM going forward compared to the payroll expense that was partially allocated to EVAP Operations for the year ended December 31, 2020.

(GG) Represents the pro forma adjustment for additional lease expense incurred related to newly leased property compared to the prior lease expense reflected for EVAP Operations.

(HH) Reflects the elimination of incremental rent expense paid by ELM to SERES for the use of the plant for the year ended December 31, 2020.

(II)    Reflects the pro forma adjustment to record the amortization expense, on a straight-line basis, associated with other assets preliminarily recorded via adjustment (A). The preliminary amortization period assigned to this asset is 5 years, which is equal to the shortest contractual term of the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, and the Sokon Supply Agreement. Based on the potential other assets’ value of $51.4 million, this results in monthly amortization of $0.9 million, or total amortization expense of $10.4 million for the year ended December 31, 2020.

(JJ)   Reflects the pro forma adjustment to record the incremental depreciation expense, on a straight-line basis, associated with new valuation of plant assets via adjustment (A). The preliminary useful life assigned to the machinery and equipment is 7 years, and the preliminary useful life assigned to the buildings and improvements is 39 years. Based on the identified asset values of $55.7 million and $89.0 million for machinery and equipment and buildings and improvements, respectively, this results in combined monthly depreciation of $0.8 million, or total incremental depreciation expense of $10.2 million for the year ended December 31, 2020.

(KK) Reflects the pro forma adjustment to account for interest expense for the year ended December 31, 2020 related to the amortization of the discount associated with the SERES Asset Purchase Agreement. The discount was calculated as the net present value of payments, which were discounted using a variable incremental borrowing rate of 1.42% to 3.43% over the repayment period of the Promissory Note associated with the SERES Asset Purchase Agreement, detailed at (A).

(LL)  Reflects the elimination of interest earned on marketable securities held in the trust account.

(MM)  Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the year ended December 31, 2020.

COMPARATIVE SHARE INFORMATION

The following table sets forth the per share data of Forum and ELM on a stand-alone basis and the unaudited pro forma condensed combined per share data for the period ended December 31, 2020 and the three months ended March 31, 2021 after giving effect to the Business Combination.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this prospectus, and the historical financial statements of Forum, ELM, and EVAP Operations and related notes that are included elsewhere in this prospectus. The unaudited Forum, ELM, and EVAP Operations pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor net loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Forum, ELM and EVAP Operations would have been had the companies been combined during the periods presented.

	ELM(1)	EVAP Operations(2)	Forum	Pro Forma Combined(3)
	(in thousands, except share and per share amounts)
Three Months Ended March 31, 2021
Net income (loss)	$(3,528,054)	$(889,978)	$12,486,665	$2,609,532
Stockholders’ equity (deficit) as of March 31, 2021	$(10,256,491)	$130,751,576	$5,000,001	$289,777,065
Weighted average shares outstanding of Class A redeemable common stock			25,000,000
Weighted average shares outstanding of Class A and Class B non-redeemable common stock			6,991,250
Weighted average shares outstanding of common stock	100,000			118,777,017
Shares outstanding of Class A redeemable common stock			25,000,000
Shares outstanding of Class A and Class B non-redeemable common stock			6,250,000
Shares outstanding of common stock	100,000			118,777,017
Basic and diluted income per share – Class A redeemable common stock			0.00
Basic and diluted income per share – Class A and Class B non-redeemable common stock			$1.79
Basic and diluted income (loss) per share – common stock	(35.28)			$0.02
Stockholders’ equity per share – Class A redeemable common stock			$0.20
Stockholders’ equity per share – Class A and Class B non-redeemable common stock			$0.80
Stockholders’ equity per share – common stock	$(102.56)			$2.44

	ELM(1)	EVAP Operations(2)	Forum	Pro Forma Combined(3)
	(in thousands, except share and per share amounts)
Year Ended December 31, 2020
Net loss	$(7,728,437)	$(7,653,592)	$(29,361,225)	$(65,408,109)
Weighted average shares outstanding of Class A redeemable common stock			25,000,000
Weighted average shares outstanding of Class A and Class B non-redeemable common stock			6,518,068
Weighted average shares outstanding of common stock	40,400			118,777,017
Basic and diluted loss per share – Class A redeemable common stock			0.00
Basic and diluted loss per share – Class A and Class B non-redeemable common stock			$(4.50)
Basic and diluted loss per share – common stock	$(191.30)			$(0.55)

____________

(1)      Information for ELM is taken from the historical combined financial statements of ELM.

(2)      Information for EVAP Operations is derived from the amounts attributable to EVAP Operations from the historical combined carve-out financial statements of EVAP Operations.

(3)      Pro forma shares outstanding does not include 5,000,000 Earnout Shares held in escrow subject to the achievement of certain conditions.

INDEX TO FINANCIAL STATEMENTS

Page
FORUM MERGER III CORPORATION
Year Ended December 31, 2020 and Period Ended December 31, 2019
Report of Independent Registered Public Accounting Firm	F-3
Financial Statements (As Restated):
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Changes in Stockholders’ Equity	F-6
Consolidated Statements of Cash Flows	F-7
Notes to Consolidated Financial Statements	F-8

Three Months Ended March 31, 2021 and 2020
Condensed Consolidated Balance Sheets as of March 31, 2021 (Unaudited) and December 31, 2020	F-26
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2021 and 2020 (Unaudited)	F-27
Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three Months Ended March 31, 2021 and 2020 (Unaudited)	F-28
Condensed Consolidated Statements of Cash Flows for the Three Months March 31, 2021 and 2020 (Unaudited)	F-29
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-30

EVAP OPERATIONS
Three Months Ended March 31, 2021 and 2020
Unaudited Condensed Combined Carve-Out Balance Sheets as of March 31, 2021 and December 31, 2020	F-45
Unaudited Condensed Combined Carve-Out Statements of Operations and Comprehensive Loss for the three months ended March 31, 2021 and 2020	F-46
Unaudited Condensed Combined Carve-Out Statements of Parent’s Net Investment for the three months ended March 31, 2021 and 2020	F-47
Unaudited Condensed Combined Carve-Out Statements of Cash Flows for the three months ended March 31, 2021 and 2020	F-48
Notes to the Unaudited Condensed Combined Carve-Out Financial Statements as of March 31, 2021 and December 31, 2020 and for the periods ended March 31, 2021 and 2020	F-49

Years Ended December 31, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-59
Combined Carve-Out Balance Sheets as of December 31, 2020 and 2019	F-60
Combined Carve-Out Statements of Operations and Comprehensive Loss for the years ended December 31, 2020 and 2019	F-61
Combined Carve-Out Statements of Parent’s Net Investment for the years ended December 31, 2020 and 2019	F-62
Combined Carve-Out Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-63
Notes to the Combined Carve-Out Financial Statements as of and for the years ended December 31, 2020 and 2019	F-64

ELECTRIC LAST MILE, INC.
Three Months Ended March 31, 2021
Unaudited Condensed Balance Sheet as of March 31, 2021 and December 31, 2020	F-77
Unaudited Condensed Statement of Operations and Comprehensive Loss for the three months ended March 31, 2021	F-78
Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the three months ended March 31, 2021	F-79
Unaudited Condensed Statement of Cash Flows for the three months ended March 31, 2021	F-80
Notes to Unaudited Condensed Financial Statements as of March 31, 2021 and December 31, 2020 and for the three months ended March 31, 2021	F-81

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Forum Merger III Corporation

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Forum Merger III Corporation (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from June 25, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from June 25, 2020 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Consolidated Financial Statements

As discussed in Note 2 to the consolidated financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 consolidated financial statements have been restated to correct the accounting and related disclosure for the warrants.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the consolidated financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York
May 6, 2021

FORUM MERGER III CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31
	2020	2019
	(As Restated)
ASSETS
Current assets
Cash	$1,555,497	$19,810
Prepaid expenses	157,486	—
Total Current Assets	1,712,983	19,810

Deferred offering costs	—	62,726
Cash and marketable securities held in Trust Account	250,066,590	—
TOTAL ASSETS	$251,779,573	$82,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$3,329,929	$1,966
Accrued offering costs	—	57,726
Total Current Liabilities	3,329,929	59,692

Deferred underwriting fee payable	8,750,000	—
Warrant liabilities	29,859,848
TOTAL LIABILITIES	41,939,777	59,692

Commitments and Contingencies

Class A common stock subject to possible redemption, 20,483,979 and none shares at redemption value as of December 31, 2020	204,839,790	—

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 5,257,271 and none issued and outstanding (excluding 20,483,979 and none shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	526	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 and 7,187,500 shares issued and outstanding as of December 31, 2020 and 2019, respectively(1)	625	719
Additional paid-in capital	34,362,236	24,281
Accumulated deficit	(29,363,381)	(2,156)
Total Stockholders’ Equity	5,000,006	22,844
Total Liabilities and Stockholders’ Equity	$251,779,573	$82,536

____________

(1)      At December 31, 2019, the shares issued and outstanding includes 937,500 shares of Class B common stock forfeited on October 5, 2020 as a result of the expiration of the underwriter’s option to exercise their over-allotment (see Note 6).

The accompanying notes are an integral part of the consolidated financial statements.

FORUM MERGER III CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2020 (As Restated)	For the Period from June 25, 2019 (Inception) Through December 31, 2019
Formation and operational costs	$3,617,022	$2,156
Loss from operations	(3,617,022)	(2,156)

Other income (expense):
Loss on warrant liabilities	(25,574,581)
Transaction costs	(236,212)
Interest earned on marketable securities held in Trust Account	66,590	—
Other expense, net	(25,744,203)	—

Net loss	$(29,361,225)	$(2,156)

Weighted average shares outstanding of Class A redeemable common stock	25,000,000	—
Basic and diluted net income per share, Class A	$0.00	$0.00

Weighted average shares outstanding of Class A and Class B non-redeemable common stock(1)	6,518,068	6,250,000
Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	$(4.50)	$(0.00)

____________

(1)      At December 31, 2019, the weighted average shares outstanding excludes up to 937,500 shares of Class B common stock forfeited on October 5, 2020 as a result of the expiration of the underwriter’s option to exercise their over-allotment (see Note 6).

The accompanying notes are an integral part of the consolidated financial statements.

FORUM MERGER III CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Stock Subscription Receivable from Stockholder	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – June 25, 2019	—	$—	—	$—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	7,187,500	719	24,281	(25,000)	—	—
Collection of stock subscription receivable from stockholder	—	—	—	—	—	25,000	—	25,000
Net loss	—	—	—	—	—	—	(2,156)	(2,156)
Balance – December 31, 2019	—	—	7,187,500	719	24,281	—	(2,156)	22,844
Sale of 25,000,000 Units, net of underwriting discounts and public warrant liabilities	25,000,000	2,500	—	—	231,881,777	—	—	231,884,277
Sale of 741,250 Private Placement Units, net of private placement warrant liabilities	741,250	74	—	—	7,293,826	—	—	7,293,900
Forfeiture of Founder Shares	—	—	(937,500)	(94)	94	—	—	—
Class A common stock subject to possible redemption	(20,483,979)	(2,048)	—	—	(204,837,742)	—	—	(204,839,790)
Net loss	—	—	—	—	—	—	(29,361,225)	(29,361,225)
Balance – December 31, 2020 (As Restated)	5,257,271	$526	6,250,000	$625	$34,362,236	$—	$(29,363,381)	$5,000,006

____________

(1)      Includes 937,500 shares of Class B common stock forfeited on October 5, 2020 as a result of the expiration of the underwriter’s option to exercise their over-allotment (see Note 6).

The accompanying notes are an integral part of the consolidated financial statements.

FORUM MERGER III CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2020 (As Restated)	For the Period from June 25, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(29,361,225)	$(2,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on warrant liabilities	25,574,581	—
Transaction costs	236,212	—
Interest earned on marketable securities held in Trust Account	(66,590)	—
Changes in operating assets and liabilities:
Prepaid expenses	(157,486)	—
Accrued expenses	3,327,963	1,966
Net cash used in operating activities	(446,545)	(190)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(250,000,000)	—
Net cash used in investing activities	(250,000,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	245,000,000	—
Proceeds from sale of Private Placement Units	7,412,500	—
Proceeds from promissory note – related party	40,000	—
Repayment of promissory note – related party	(40,000)	—
Payment of offering costs	(430,268)	(5,000)
Net cash provided by financing activities	251,982,232	20,000

Net Change in Cash	1,535,687	19,810
Cash – Beginning of period	19,810	—
Cash – End of period	$1,555,497	$19,810

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$57,726
Initial classification of Class A common stock subject to possible redemption	$233,964,093	$—
Change in value of Class A common stock subject to possible redemption	$(29,124,303)	$—
Deferred underwriting fee payable	$8,750,000
Initial classification of warrant liabilities	$4,285,267	$—

The accompanying notes are an integral part of the consolidated financial statements.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Forum Merger III Corporation (the “Company”) was incorporated in Delaware on June 25, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination.

The Company has one subsidiary, ELMS Merger Corp., a wholly owned subsidiary of the Company incorporated in Delaware on December 3, 2020 (“Merger Sub”).

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of Electric Last Mile, Inc., a Delaware corporation (“ELMI”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 18, 2020. On August 21, 2020 the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 741,250 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Forum Investors III LLC, a Delaware limited liability company (the “Sponsor”), and the underwriters of the Initial Public Offering, generating gross proceeds of $7,412,500, which is described in Note 5.

Transaction costs amounted to $14,185,268, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fee and $435,268 of other offering costs.

Following the closing of the Initial Public Offering on August 21, 2020, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations described below. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined below in Note 6), its Private Placement Shares (as defined in Note 5) and any Public Shares acquired by it during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by August 21, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of December 31, 2020, the Company had approximately $1.6 million in cash in its operating bank accounts, and a working capital deficit of approximately $1.6 million.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date of these financial statements if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement.

In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded the tender offer provision included in the warrant agreement fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported investments held in the Trust Account, operating expenses, operating cash flows or cash.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of August 21, 2020 (audited)
Total Liabilities	$9,331,198	$4,285,267	$13,616,465
Class A Common Stock Subject to Possible Redemption	238,249,360	(4,285,267)	233,964,093
Class A Common Stock	192	42	234
Additional Paid-in Capital	5,001,961	236,170	5,238,131
Accumulated Deficit	(2,863)	(236,212)	(239,075)
Total Stockholders’ Equity	5,000,009	—	5,000,009

Number of Class A common shares subject to redemption	23,824,936	(428,527)	23,396,409

Balance sheet as of September 30, 2020 (unaudited)
Total Liabilities	$8,882,065	$15,876,240	$24,758,305
Class A Common Stock Subject to Possible Redemption	238,146,960	(15,876,240)	222,270,720
Class A Common Stock	193	129	322
Additional Paid-in Capital	5,104,360	11,827,027	16,931,387
Accumulated Deficit	(105,271)	(11,827,185)	(11,932,456)
Total Stockholders’ Equity	5,000,001	—	5,000,001

Number of Class A common shares subject to redemption	23,814,696	(1,587,624)	22,227,072

Balance sheet as of December 31, 2020 (audited)
Total Liabilities	$12,079,929	$29,859,848	$41,939,777
Class A Common Stock Subject to Possible Redemption	234,699,640	(29,859,850)	204,839,790
Class A Common Stock	227	299	526
Additional Paid-in Capital	8,551,740	25,810,496	34,362,236
Accumulated Deficit	(3,552,588)	(25,810,793)	(29,363,381)
Total Stockholders’ Equity	5,000,004	2	5,000,006

Number of Class A common shares subject to redemption	23,469,964	(2,985,985)	20,483,979

Statement of Operations for the three months ended September 30, 2020 (unaudited)
Net loss	$(102,313)	$(11,827,185)	$(11,929,498)
Weighted average shares outstanding, Common stock subject to possible redemption	25,000,000	—	25,000,000
Basic and diluted net earnings per share, Common stock subject to possible redemption	0.00	—	0.00
Weighted average shares outstanding of Common stock	6,575,824	—	6,575,824
Basic and diluted net loss per share, Common stock	(0.02)	(1.79)	(1.81)

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Statement of Operations for the nine months ended September 30, 2020 (unaudited)
Net loss	$(103,115)	$(11,827,185)	$(11,930,300)
Weighted average shares outstanding, Common stock subject to possible redemption	25,000,000	—	25,000,000
Basic and diluted net earnings per share, Common stock subject to possible redemption	0.00	—	0.00
Weighted average shares outstanding of Common stock	6,358,608	—	6,358,608
Basic and diluted net loss per share, Common stock	(0.02)	(1.86)	(1.88)

Statement of Operations for the year ended December 31, 2020 (audited)
Net loss	$(3,550,432)	$(25,810,793)	$(29,361,225)
Weighted average shares outstanding, Common stock subject to possible redemption	25,000,000	—	25,000,000
Basic and diluted net earnings per share, Common stock subject to possible redemption	0.00	—	0.00
Weighted average shares outstanding of Common stock	6,518,068	—	6,518,068
Basic and diluted net loss per share, Common stock	(0.54)	(3.96)	(4.50)

Statement of Cash Flows for the nine months ended September 30, 2020 (unaudited)
Net loss	$(103,115)	$(11,827,185)	$(11,930,300)
Loss on warrant liabilities	—	8,674,307	8,674,307
Transaction costs	—	236,212	236,212
Initial classification of Class A common stock subject to possible redemption	238,249,360	(4,285,267)	233,964,093
Change in value of Class A common stock subject to possible redemption	(102,400)	(11,590,973)	(11,693,373)

Statement of Cash Flows for the year ended December 31, 2020 (audited)
Net loss	$(3,550,432)	$(25,810,793)	$(29,361,225)
Loss on warrant liabilities	—	25,574,581	25,574,581
Transaction costs	—	236,212	236,212
Initial classification of Class A common stock subject to possible redemption	238,249,360	(4,285,267)	233,964,093
Change in value of Class A common stock subject to possible redemption	(102,400)	(29,021,903)	(29,124,303)

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other that were directly related to the Initial Public Offering. Offering costs were allocated on a relative fair value basis between stockholders’ equity and expense. The portion of offering costs allocated to the public warrants has been charged to expense. The portion of offering costs allocated to the public shares has been charged to stockholders’ equity. On December 31, 2020, offering costs totaled $14,185,268 (consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $435,268 of other offering costs), of which $236,212 was charged to expense and $13,949,056 was charged to stockholders’ equity.

Warrant Liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 8,580,416 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s consolidated statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock by the weighted average number of Class A and B non-redeemable common stock outstanding for the period. Class A and B non-redeemable common stock includes the Founder Shares and Private Placement Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31, 2020	For the Period from June 25, 2019 (Inception) Through December 31, 2019
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$66,590	$—
Income Tax and Franchise Tax	(66,590)	—
Net Earnings	$—	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	25,000,000	—
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00	$0.00

Non-Redeemable Class A and B Common Stock
Numerator: Net Income minus Redeemable Net Earnings
Net Loss	$(29,361,225)	$(2,156)
Net Earnings applicable to Redeemable Class A and B Common Stock	—	—
Non-Redeemable Net Loss	$(29,361,225)	$(2,156)
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Class A and B Non-Redeemable Common Stock, Basic and Diluted(1)	6,518,068	6,250,000
Loss/Basic and Diluted Non-Redeemable Class A and B Common Stock	$(4.50)	$(0.00)

Note: As of December 31, 2020 and 2019, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the stockholders.

____________

(1)      The weighted average non-redeemable common stock for the year ended December 31, 2020, includes the effect of 741,250 Private Units, which were issued in conjunction with the initial public offering on August 21, 2020.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters purchased an aggregate of 741,250 Private Placement Units at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $7,412,500. The Sponsor purchased 616,250 Private Placement Units and the underwriters purchased 125,000 Private Placement Units. Each Private Placement Unit consists of one share of Class A common stock (“Private Placement Share”) and one-third of one warrant (each, a “Private Placement Warrant”). Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. The proceeds from the sale of the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless (see Note 9).

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On June 26, 2019, the Sponsor purchased 5,750,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. On July 1, 2020, the Company effected a stock split of 1:1.25 with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. All share and per share information has been retrospectively restated to reflect the stock split.

The Founder Shares included an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

and excluding the Private Placement Shares). On October 5, 2020, the underwriters’ over-allotment option expired unexercised, resulting in the forfeiture of 937,500 shares. Accordingly, as of October 5, 2020, there are 6,250,000 Founder Shares issued and outstanding (see Note 8).

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Due to Sponsor

The Sponsor advanced $562,500 to the Company in anticipation of the amount to be paid for the purchase of additional Private Placement Units in the event the underwriters’ exercise their over-allotment option. The advance is due on demand since the over-allotment option not be exercised by the underwriters. The Company repaid $593,855 of the advances. There is no a remaining balance as of December 31, 2020.

Administrative Support Agreement

The Company entered into an agreement, commencing on August 19, 2020, to pay an affiliate of the Sponsor a total of $25,000 per month for 24 months for office space, utilities and secretarial and administrative support. Such payments will be accelerated if the Company consummates its initial Business Combination prior to the end of its 24-month term, or $600,000 in the aggregate. For the year ended December 31, 2020, the Company incurred and paid $125,000 in fees for these services.

Related Party Loans

On June 26, 2019, as amended on July 2, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $40,000 was repaid at the closing of the Initial Public Offering on August 21, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,200,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of December 31, 2020, no Working Capital Loans were outstanding.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 7. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on August 18, 2020, the holders of the Founder Shares (including any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Units, Private Placement Shares, Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). Certain holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years after the effective date of the registration statement related to the Initial Public Offering and may not exercise their demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 5, 2020, the underwriters’ over-allotment option expired unexercised.

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.

Merger Agreement

On December 10, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub, ELMI, and Jason Luo, in the capacity as the initial stockholder representative thereto, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into ELMI (the “Merger”), with ELMI surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”). The Business Combination is subject to certain closing conditions, including the Carveout Transaction (as defined in the Merger Agreement). Prior to the Carveout Transaction, ELMI will have limited operations.

The aggregate consideration payable to the stockholders of ELMI at the closing of the Business Combination (the “Closing”) is $1,300,000,000, payable solely in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), valued at $10.00 per share, subject to the purchase price adjustments and deductions as set forth in the Merger Agreement less $292,000,000, the value of the 29,200,000 shares of Common Stock reserved for a new long-term equity incentive plan ($150,000,000 of which are restricted share units with vesting terms substantially similar to the Earnout Shares (as defined below)), less $2,500,000, the value of the Adjustment Escrow Stock (as defined below), and less $50,000,000, the value of the Earnout Shares (the “Closing Merger Consideration”).

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 7. COMMITMENTS AND CONTINGENCIES (cont.)

In addition, an aggregate of 5,000,000 shares of Common Stock (the “Earnout Shares”) will be placed into escrow at Closing and will be payable to ELMI stockholders (the “ELMI Stockholders”) during the 36-month period following the Closing (the “Earnout Period”) as follows: (i) if the closing price of the Common Stock (the “Closing Price”) equals or exceeds $14.00 on any 20 trading days in any 30-consecutive-day trading period, then 2,500,000 Earnout Shares will be released from escrow to the ELMI Stockholders, and (ii) if the Closing Price equals or exceeds $16.00 on any 20 trading days in any 30-consecutive-day trading period, then the remaining 2,500,000 Earnout Shares will be released from escrow to the ELMI Stockholders. Subject to the terms and conditions set forth in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELMI Stockholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled.

The Company has agreed that, at the Closing, the Company will place 250,000 shares of Common Stock into an adjustment escrow account (the “Adjustment Escrow Stock”) to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of Common Stock will either be released to the ELMI Stockholders or released to the Company in accordance with the adjustment mechanisms set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Merger Agreement.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 5,257,271 shares of Class A common stock issued and outstanding, excluding 20,483,979 Class A common stock subject to possible redemption. At December 31, 2019 there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 6,250,000 and 7,187,500 shares of Class B common stock issued and outstanding, respectively.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the consummation of a Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and in connection with the closing of a Business Combination, the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders and excluding the shares of Class A common stock underlying the Private Placement Units), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 8. STOCKHOLDERS’ EQUITY (cont.)

consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination or any private placement-equivalent units issued to the Sponsor, its affiliates or certain of the Company’s officers and directors upon conversion of Working Capital Loans made to the Company, provided that such conversion of the shares of Class B common stock will never occur on a less than one-for-one basis.

NOTE 9: WARRANT LIABILITIES

Warrants — As of December 31, 2020, there were 8,580,416 warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the shares of Class A common underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during the period when the Company will have failed to maintain an effective registration statement, exercise the warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 9: WARRANT LIABILITIES (cont.)

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the fair market value of the Class A common stock;

•        if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the closing price of the Class A common stock for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 9: WARRANT LIABILITIES (cont.)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights (see Note 6). Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A common stock as described above under Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31,
	2020	2019
Deferred tax asset
Net operating loss carryforward	$2,293	$—
Organizational costs/Startup expenses	897,682	453
Total deferred tax asset	899,975	453
Valuation allowance	(899,975)	(453)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	As of December 31,
	2020	2019
Federal
Current	$—	$—
Deferred	(745,591)	(453)

State
Current	$—	$—
Deferred	(154,286)	—
Change in valuation allowance	899,975	453
Income tax provision	$—	$—

As of December 31, 2020 and 2019, the Company had $9,407 and none, respectively, of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020 and for the period from June 25, 2019 (inception) through December 31, 2019, the change in the valuation allowance was $899,975 and $453, respectively.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 10. INCOME TAX (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	For the year ended December 31, 2020	For the period from June 25, 2019 through December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	4.4%	0.0%
Change in fair value of warrant liability	(22.1)%	—
Transaction costs	(0.2)%	—
Change in valuation allowance	(3.1)%	(21.0)%
Income tax provision	0.0%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 11. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:     Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:     Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:     Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At December 31, 2020, assets held in the Trust Account were comprised of $25 in cash and $250,066,565 in money market funds, which are invested in U.S. Treasury securities. Through the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

FORUM MERGER III CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 11. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$250,066,565

Liabilities:
Warrant Liability – Public Warrants	1	$28,999,999
Warrant Liability – Private Placement Warrants	3	$859,849

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities the accompanying balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

The Warrants were valued as of August 21, 2020 using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Warrants discount for lack of marketability and the probability of consummation of the Business Combination. The discount for lack of marketability was determined using an average between the Finnerty and Chaffee Models at 4.5%. The probability assigned to the consummation of the Business Combination was 70% which was determined based on management’s expectations based on the current market conditions and observed historical success rates of business combinations for special purpose acquisition companies. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market under the ticker FIIIW.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Initial measurement on August 21, 2020	$118,600	$4,166,667	$4,285,267
Change in valuation inputs or other assumptions(1)	741,249	24,833,332	25,574,581
Fair value as of December 31, 2020	$859,849	$28,999,999	$29,859,848

____________

(1)      Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $24,833,332 during the period from August 21, 2020 through December 31, 2020.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than in Note 2 that would have required adjustment or disclosure in the consolidated financial statements.

FORUM MERGER III CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$1,038,353	$1,555,497
Prepaid expenses	174,124	157,486
Total Current Assets	1,212,477	1,712,983

Cash and marketable securities held in Trust Account	250,004,042	250,066,590
Total Assets	$251,216,519	$251,779,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$3,815,030	$3,329,929
Deferred underwriting fee payable	8,750,000	8,750,000
Warrant liabilities	16,325,028	29,859,848
Total Liabilities	28,890,058	41,939,777

Commitments and Contingencies

Class A common stock subject to possible redemption, 21,732,646 and 20,483,979 shares at redemption value as of March 31, 2021 and December 31, 2020, respectively	217,326,460	204,839,790

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 4,008,604 and 5,257,271 issued and outstanding (excluding 21,732,646 and 20,483,979, none shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	401	526
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020	625	625
Additional paid-in capital	21,875,691	34,362,236
Accumulated deficit	(16,876,716)	(29,363,381)
Total Stockholders’ Equity	5,000,001	5,000,006
Total Liabilities and Stockholders’ Equity	$251,216,519	$251,779,573

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FORUM MERGER III CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
General and administrative expenses	$1,054,321	$160
Loss from operations	(1,054,321)	(160)

Other income:
Interest earned on marketable securities held in Trust Account	6,166	—
Change in fair value of warrant liabilities	13,534,820	—
Net income (loss)	$12,486,665	$(160)

Weighted average shares outstanding of Class A redeemable common stock	25,000,000	—
Basic and diluted income per share, Class A	$0.00	$—

Basic weighted average shares outstanding of Class A and Class B non-redeemable common stock	6,991,250	6,250,000
Basic net income (loss) per share, Class A and Class B non-redeemable common stock	$1.79	$(0.00)

Diluted weighted average shares outstanding of Class A and Class B non-redeemable common stock and non-redeemable warrants	7,152,316	6,250,000
Diluted net loss per share, Class A and Class B non-redeemable common stock and non-redeemable warrants	$(0.15)	$(0.00)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FORUM MERGER III CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

THREE MONTHS ENDED MARCH 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	5,257,271	$526	6,250,000	$625	$34,362,236	$(29,363,381)	$5,000,006
Change in value of Class A common stock subject to possible redemption	(1,248,667)	(125)	—	—	(12,486,545)	—	(12,486,670)
Net income	—	—	—	—	—	12,486,665	12,486,665
Balance – March 31, 2021	4,008,604	$401	6,250,000	$625	$21,875,691	$(16,876,716)	$5,000,001

THREE MONTHS ENDED MARCH 31, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	—	$—	7,187,500	$719	$24,281	$(2,156)	$22,844
Net loss	—	—	—	—	—	(160)	(160)
Balance – March 31, 2020	—	$—	7,187,500	$719	$24,281	$(2,316)	$22,684

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FORUM MERGER III CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$12,486,665	$(160)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of warrant liabilities	(13,534,820)	—
Interest earned on marketable securities held in Trust Account	(6,166)	—
Changes in operating assets and liabilities:
Prepaid expenses	(16,638)	—
Accounts payable and accrued expenses	485,101	350
Net cash (used in) provided by operating activities	(585,858)	190

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for the payment of franchise taxes	68,714	—
Net cash provided by investing activities	68,714	—

Net Change in Cash	(517,144)	190
Cash – Beginning of period	1,555,497	19,810
Cash – End of period	$1,038,353	$20,000

Non-cash investing and financing activities:
Change in value of Class A common stock subject to possible redemption	$12,486,670	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Forum Merger III Corporation (the “Company”) was incorporated in Delaware on June 25, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination (as defined in Note 6).

The Company has one subsidiary, ELMS Merger Corp., a wholly owned subsidiary of the Company incorporated in Delaware on December 3, 2020 (“Merger Sub”).

As of March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of Electric Last Mile, Inc., a Delaware corporation (“ELM”). The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 18, 2020. On August 21, 2020 the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 741,250 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Forum Investors III LLC, a Delaware limited liability company (the “Sponsor”), and the underwriters of the Initial Public Offering, generating gross proceeds of $7,412,500, which is described in Note 4.

Transaction costs amounted to $14,185,268, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fee and $435,268 of other offering costs.

Following the closing of the Initial Public Offering on August 21, 2020, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations described below. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined below in Note 5), its Private Placement Shares (as defined in Note 4) and any Public Shares acquired by it during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Private Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by August 21, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of March 31, 2021, the Company had approximately $1.0 million in cash in its operating bank accounts, and a working capital deficit of approximately $2.6 million.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date of these financial statements if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on 10-K/A as filed with the SEC on May 7, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

financial statements and the reported amounts of revenues and expenses during the reporting periods. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021 and December 31, 2020, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other that were directly related to the Initial Public Offering. Offering costs were allocated on a relative fair value basis between stockholders’ equity and expense. The portion of offering costs allocated to the public warrants has been charged to expense. The portion of offering costs allocated to the public shares has been charged to stockholders’ equity. Offering costs amounted to $14,185,268, of which $13,949,056 were charged to stockholders’ equity upon the completion of the Initial Public Offering on August 21, 2020 and $236,212 were expensed to the condensed consolidated statements of operations.

Warrant Liabilities

The Company accounts for the Public Warrants (as defined in Note 3) and Private Placement Warrants (as defined in Note 4) (collectively, the “Warrants”) in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2021 and December 31, 2020, the Company had a deferred tax asset of approximately $1,166,000 and $900,000, respectively, which had a full valuation allowance recorded against it of approximately $1,166,000 and $900,000, respectively.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three months ended March 31, 2021, the Company recorded no income tax expense. The Company’s effective tax rate for the three months ended March 31, 2021 was zero, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible and permanent differences due to the change in the fair value of the warrant liabilities. The provision for income taxes was deemed to be de minimis for the three months ended March 31, 2020.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the periods.

The Company’s unaudited condensed consolidated statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net income (loss) per share, basic for Class A and B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, by the weighted average number of Class A and B non-redeemable common stock outstanding for the period. Share settlement of the Company’s warrants to purchase an aggregate of 8,580,416 shares of Class A common stock at a price of $11.50 was presumed for the calculation of diluted earnings per share because it is more dilutive than the cash settlement alternative. Under this assumption, the contract is settled in common shares, and the effect of the liability classification (change in fair value of derivative warrant liability is reversed as a numerator adjustment). Potentially dilutive weighted average shares of 161,066 are included in the denominator. Class A and B non-redeemable common stock includes the Founder Shares and Private Placement Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Three Months Ended March 31
	2021	2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$6,166	$—
Income and Franchise Tax	(6,166)	—
Net Earnings	$—	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	25,000,000	—
Earnings/Basic and Diluted Redeemable Class A Common Stock	$—	$—

Non-Redeemable Class A and B Common Stock
Basic Income (Loss) per Share
Numerator: Net loss minus Redeemable Net Earnings
Net income (loss)	$12,486,665	$(160)
Net Earnings applicable to Redeemable Class A and B Common Stock	—	—
Non-Redeemable Net Income (Loss)	$12,486,665	$(160)
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Class A and B Non-Redeemable Common Stock, Basic and Diluted(1)	6,991,250	6,250,000
Income (Loss)/Basic and Diluted Non-Redeemable Class A and B Common Stock	$1.79	$(0.00)

Diluted Loss per Share
Numerator: Non-Redeemable Net Income – Basic minus Change in fair value of warrant liabilities
Non-Redeemable Net Income – Basic	$12,486,665	$(160)
Less: Change in fair value of warrant liabilities	(13,534,820)	—
Non-Redeemable Net Loss – Diluted	$(1,048,155)	$(160)
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Class A and B Non-Redeemable Common Stock, Diluted(2)	7,152,316	6,250,000
Loss/Diluted Non-Redeemable Class A and B Common Stock	$(0.15)	$(0.00)

____________

(1)      The weighted average non-redeemable common stock for the three months ended March 31, 2021 includes the effect of 741,250 Private Placement Units, which were issued in conjunction with the Initial Public Offering in August 2020.

(2)      As of March 31, 2021, diluted weighted average shares outstanding was calculated using the treasury stock method utilizing a weighted average share price of $11.72 and the effect of the warrants sold in the Initial Public Offering and the private placement to purchase an aggregate of 8,580,416 shares of common stock.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, ”Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas.  ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.  The Company adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters purchased an aggregate of 741,250 Private Placement Units at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $7,412,500. The Sponsor purchased 616,250 Private Placement Units and the underwriters purchased 125,000 Private Placement Units. Each Private Placement Unit consists of one share of Class A common stock (“Private Placement Share”) and one-third of one warrant (each, a “Private Placement Warrant”). Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. The proceeds from the sale of the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 26, 2019, the Sponsor purchased 5,750,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. On July 1, 2020, the Company effected a stock split of 1:1.25 with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares.

The Founder Shares included an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Placement Shares). On October 5, 2020, the underwriters’ over-allotment option expired unexercised, resulting in the forfeiture of 937,500 shares. Accordingly, as of October 5, 2020, there are 6,250,000 Founder Shares issued and outstanding (see Note 7).

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on August 19, 2020, to pay an affiliate of the Sponsor a total of $25,000 per month for 24 months for office space, utilities and secretarial and administrative support. Such payments will be accelerated if the Company consummates its initial Business Combination prior to the end of its 24-month term, or $600,000 in the aggregate. For the three months ended March 31, 2021, the Company incurred and paid $75,000 in fees for these services.

Related Party Loans

On June 26, 2019, as amended on July 2, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $40,000 was repaid at the closing of the Initial Public Offering on August 21, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,200,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of March 31, 2021 and December 31, 2020, no Working Capital Loans were outstanding.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or close of a business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Registration Rights

Pursuant to a registration rights agreement entered into on August 18, 2020, the holders of the Founder Shares (including any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Units, Private Placement Shares, Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). Certain holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years after the effective date of the registration statement related to the Initial Public Offering and may not exercise their demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 5, 2020, the underwriters’ over-allotment option expired unexercised.

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.

Merger Agreement

On December 10, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub, ELM, and Jason Luo, in the capacity as the initial stockholder representative thereto, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into ELM (the “Merger”), with ELM surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”). The Business Combination is subject to certain closing conditions, including the Carveout Transaction (as defined in the Merger Agreement). Prior to the Carveout Transaction, ELM will have limited operations.

The aggregate consideration payable to the stockholders of ELM at the closing of the Business Combination (the “Closing”) is $1,300,000,000, payable solely in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), valued at $10.00 per share, subject to the purchase price adjustments and deductions as set forth in the Merger Agreement less $292,000,000, the value of the 29,200,000 shares of Common Stock reserved for a new long-term equity incentive plan ($150,000,000 of which are restricted share units with vesting terms substantially similar to the Earnout Shares (as defined below)), less $2,500,000, the value of the Adjustment Escrow Stock (as defined below), and less $50,000,000, the value of the Earnout Shares (the “Closing Merger Consideration”).

In addition, an aggregate of 5,000,000 shares of Common Stock (the “Earnout Shares”) will be placed into escrow at Closing and will be payable to ELM stockholders (the “ELM Stockholders”) during the 36-month period following the Closing (the “Earnout Period”) as follows: (i) if the closing price of the Common Stock (the “Closing Price”) equals or exceeds $14.00 on any 20 trading days in any 30-consecutive-day trading period, then 2,500,000 Earnout Shares will be released from escrow to the ELM Stockholders, and (ii) if the Closing Price equals or exceeds $16.00 on any 20 trading days in any 30-consecutive-day trading period, then the remaining 2,500,000 Earnout Shares will be released from escrow to the ELM Stockholders. Subject to the terms and conditions set forth

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

in the Merger Agreement, if a qualifying Change in Control (as defined in the Merger Agreement) occurs during the Earnout Period, all Earnout Shares not previously released will be released to the ELM Stockholders. Any Earnout Shares not released prior to the expiration of the Earnout Period will be forfeited and cancelled.

The Company has agreed that, at the Closing, the Company will place 250,000 shares of Common Stock into an adjustment escrow account (the “Adjustment Escrow Stock”) to secure any downward post-closing purchase price adjustment. Following the date on which the Closing Merger Consideration is finally determined, all or a portion of those shares of Common Stock will either be released to the ELM Stockholders or released to the Company in accordance with the adjustment mechanisms set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Merger Agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 4,008,604 and 5,257,271 shares of Class A common stock issued and outstanding, excluding 21,732,646 and 20,483,979 Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share At March 31, 2021 and December 31, 2020, there were 6,250,000 shares of Class B common stock issued and outstanding, respectively.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the consummation of a Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and in connection with the closing of a Business Combination, the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders and excluding the shares of Class A common stock underlying the Private Placement Units), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination or any private placement-equivalent units issued to the Sponsor, its affiliates or certain of the Company’s officers and directors upon conversion of Working Capital Loans made to the Company, provided that such conversion of the shares of Class B common stock will never occur on a less than one-for-one basis.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 8. WARRANT LIABILITIES

As of March 31, 2021, there were 8,580,416 Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the shares of Class A common underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during the period when the Company will have failed to maintain an effective registration statement, exercise the warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 8. WARRANT LIABILITIES (cont.)

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the fair market value of the Class A common stock;

•        if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the closing price of the Class A common stock for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights (see Note 6). Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 8. WARRANT LIABILITIES (cont.)

or their permitted transferees (except for a number of shares of Class A common stock as described above under Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:      Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:      Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:      Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying condensed consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At March 31, 2021, assets held in the Trust Account were comprised of $11 in cash and $250,004,031 in money market funds, which are invested in U.S. Treasury securities. At December 31, 2020, assets held in the Trust Account were comprised of $25 in cash and $250,066,565 in money market funds, which are invested in U.S. Treasury securities. During the three months ended March 31, 2021, the Company withdrew $68,714 of interest income from the Trust Account for its franchise taxes.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$250,004,031	$250,066,565

Liabilities:
Warrant Liability – Public Warrants	1	$15,833,333	$28,999,999
Warrant Liability – Private Placement Warrants	3	$491,695	$859,849

FORUM MERGER III CORPORATION
Notes to Condensed Consolidated Financial Statements

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities the accompanying condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statement of operations.

The Private Placement Warrants were valued using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Warrants discount for lack of marketability and the probability of consummation of the Business Combination. The discount for lack of marketability was determined using an average between the Finnerty and Chaffee Models at 4.42% as of March 31, 2021 and 4.99% as of December 31, 2020. The probability assigned to the consummation of the Business Combination was 95% as of March 31, 2021 and 80% as of December 31, 2020 which was determined based on management’s expectations based on the current market conditions and observed historical success rates of business combinations for special purpose acquisition companies. The measurements of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market under the ticker FIIIW.

The key inputs into the Monte Carlo simulation for the Private Placement Warrants were as follows:

Input:	March 31, 2021	December 31, 2020
Exercise price	$11.50	$11.50
Expected term (years)	5.63	5.13
Probability of business combination closing	95.0%	80.0%
Risk-free interest rate	1.08%	0.38%
Expected volatility	27.5%	21.1%

The following table presents the changes in the fair value of the Level 3 warrant liabilities:

Private Placement
Fair value as of January 1, 2021	$859,849
Change in fair value	(368,154)
Fair value as of March 31, 2021	$491,695

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three months ended March 31, 2021.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Prepaid expenses	$23,932	$41,882
Total current assets	23,932	41,882
Property, plant and equipment – Net	131,895,779	131,907,772
TOTAL ASSETS	$131,919,711	$131,949,654

LIABILITIES AND PARENT’S NET INVESTMENT
CURRENT LIABILITIES:
Accounts payable	$39,949	$177,193
Accrued expenses	1,009,793	1,232,847
Total current liabilities	1,049,742	1,410,040
Pension benefit obligations	118,393	109,495
Total liabilities	1,168,135	1,519,535

COMMITMENTS AND CONTINGENCIES
Parent’s net investment	130,751,576	130,430,119
TOTAL LIABILITIES AND PARENT’S NET INVESTMENT	$131,919,711	$131,949,654

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	2021	2020
OPERATING EXPENSES:
Personnel expense	$378,110	$1,111,312
General and administrative expense	511,068	1,239,836
Total operating expense	889,178	2,351,148
LOSS FROM OPERATIONS	(889,178)	(2,351,148)
Other expense	800	309
LOSS BEFORE INCOME TAXES	(889,978)	(2,351,457)
Income tax expense	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(889,978)	$(2,351,457)

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT STATEMENTS OF
PARENT’S NET INVESTMENT (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

Parent’s Net Investment
BALANCE – December 31, 2019	$130,905,842
Net loss	(2,351,457)
Share based compensation	27,942
Change in Parent’s net investment	2,083,001
BALANCE – March 31, 2020	$130,665,328
BALANCE – December 31, 2020	$130,430,119
Net loss	(889,978)
Share based compensation	12,936
Change in Parent’s net investment	1,198,499
BALANCE – March 31, 2021	$130,751,576

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

CONDENSED COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	2021	2020
OPERATING ACTIVITIES:
Net loss	$(889,978)	$(2,351,457)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	11,993	11,639
Share based compensation	12,936	27,942
Defined benefit pension expense	8,898	12,746
Loss on disposal of equipment	—	69,414
Changes in operating assets and liabilities:
Prepaid expenses	17,950	17,950
Accounts payable	(137,244)	12,734
Accrued expenses	(223,054)	139,376
Net cash used in operating activities	(1,198,499)	(2,059,656)
INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	—	(23,345)
Net cash used in investing activities	—	(23,345)
FINANCING ACTIVITIES – Change in Parent’s net investment	1,198,499	2,083,001
Net cash provided by financing activities	1,198,499	2,083,001
NET INCREASE (DECREASE) IN CASH	—	—
CASH – Beginning of period	—	—
CASH – End of period	$—	$—

See notes to condensed combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

1. NATURE OF BUSINESS

Electric Vehicle Assembly Plant (“EVAP”) Operations is a wholly owned component of SF Motors, Inc. (d/b/a SERES) (“SERES” or “Parent”). EVAP Operations primarily consists of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. SERES is owned 83.33% by Chongqing Sokon Industry Group Stock Co. Ltd. and its subsidiaries (“Sokon Group”) and 16.67% by the SF Motors, Inc. 2018 Employee Stock Option Plan.

SERES, founded in 2016, is headquartered in Santa Clara, California and originally was comprised primarily of engineers to develop an electric vehicle platform and derivatives to be used in the U.S. and China as well as advanced electric vehicle technologies. In November 2017, SERES completed the purchase of an assembly plant in Mishawaka, Indiana and subsequently made investments preparing for the eventual manufacturing of two electric passenger vehicle models. In May 2019, prior to completing upgrades to the plant, SERES halted all further capital investment. In September 2019, SERES started the process of evaluating a strategy to repurpose its EVAP facility for the manufacturing of commercial electric vehicles. The remainder of SERES would continue to focus on the design, manufacture and supply of electric powertrain technologies including but not limited to motors, battery packs and software.

Recent Developments

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO declared the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. As such, it is uncertain as to the full magnitude of the impact that the pandemic will have on the operations and financial condition, liquidity, and future results of operations of EVAP Operations, which further impacts the ability of EVAP Operations to continue as a going concern. The extent to which COVID-19 impacts EVAP Operations’ business, its ability to raise capital and the valuation of non-financial assets including property, plant and equipment, has not been material to date but will depend on future developments, which are highly uncertain and cannot be predicted at this time. EVAP Operations management is actively monitoring the situation and its impact on EVAP Operations’ financial condition, liquidity, operations, and equipment suppliers, and the workforce necessary to operationalize its facilities.

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The CARES Act includes numerous tax provisions and other stimulus measures, including refundable payroll tax credits, deferral of employer side social security payments, modifications to the net interest deduction limitations, expansions to the use and carryback of net operating losses, and a technical correction to the depreciation method applicable to qualified improvement property under the 2017 Tax Cuts and Jobs Act. The Cares Act did not have a significant impact on EVAP Operations.

2. PROPOSED BUSINESS COMBINATION

On December 10, 2020, Forum Merger III Corporation (“Forum”), ELMS Merger Corp. (“Merger Sub”), Electric Last Mile, Inc. (“ELM”), and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into an agreement and plan of merger, which was amended on May 7, 2021 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement and assuming a favorable vote of the Forum stockholders, Merger Sub, a newly formed subsidiary of Forum, will be merged with and into ELM (the “business combination”). Upon consummation of the business combination, the separate corporate existence of Merger Sub shall cease, and ELM will survive and become a wholly owned subsidiary of Forum.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

2. PROPOSED BUSINESS COMBINATION (cont.)

On April 9, 2021, ELM renegotiated and entered into an agreement of purchase and sale with SERES relating to the purchase by ELM of the assets of the EVAP Operations, along with certain other agreements, which will give ELM the rights to produce and sell electric commercial vehicles in the U.S. The agreements will govern the use by ELM of certain intellectual property of SERES, the supply of inventory from Chongqing Sokon Motors (Group) Imp. & Exp. Co., Ltd. (“Sokon”), and other arrangements required to operate the EVAP Operations on a standalone basis.

3. BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The condensed combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The condensed combined carve-out financial statements have been prepared on a carve-out basis and are derived from the accounting records of SERES using the historical results of operations and historical basis of assets and liabilities of the EVAP Operations. Where allocations of amounts were necessary, the management of EVAP Operations believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the EVAP Operations and consistently applied in the periods presented. The condensed combined carve-out financial statements may not be indicative of EVAP Operations’ future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had it been operated as a separate independent stand-alone entity during the periods presented.

These condensed combined carve-out financial statements include certain adjustments required to reflect the financial statements on a carve-out basis, consisting of balances and expenses directly attributable to the Mishawaka, Indiana plant and an allocation of corporate costs from Santa Clara, California and Auburn Hills, Michigan, including the following:

•        The expense for certain functions provided by SERES, such as corporate executives, finance, human resources, information technology, legal affairs, office operations, project management office, and supply chain as well as other general overhead costs have been allocated to the EVAP Operations. The costs are included within general and administrative expenses in the condensed combined carve-out statements of operations and comprehensive loss and included in Note 10 — Related Party Transactions. Corporate expense allocations have been determined on a basis that EVAP Operations considers to be a reasonable reflection of the utilization of services provided or the benefit received by EVAP Operations during the periods presented. However, these allocations are not based on arms’ length transactions and it is impractical for the management of EVAP Operations to estimate costs that would be reflective if EVAP Operations were operating on a standalone basis.

•        As these condensed combined carve-out financial statements present a portion of the business of SERES, which does not constitute a separate legal entity, the net assets of the EVAP Operations have been presented as Parent’s net investment.

•        As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. A discussion of related parties and a description of the costs that have been allocated to the EVAP Operations is included in Note 10 — Related Party Transactions.

•        The operations of EVAP Operations have historically been included in SERES’s U.S. combined federal, state and local tax returns and accounted for under the liability method. Under this method, EVAP Operations is assumed to have historically filed a return separate from SERES, reporting its taxable

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

3. BASIS OF PRESENTATION AND GOING CONCERN (cont.)

income or loss and paying applicable tax based on its separate taxable income in each tax jurisdiction. The deferred tax balances of EVAP Operations, as calculated on a separate return basis, will differ from the deferred tax balances of SERES. Current income taxes are deemed to have been remitted, in cash, by or to SERES in the year the related income taxes were recorded.

•        EVAP Operations participates in a union defined benefit plan, which only includes employees dedicated to the EVAP Operations. The accounting for this plan has been included in the condensed combined carve-out financial statements as a stand-alone retirement plan of EVAP Operations.

•        EVAP Operations participates in a SERES sponsored non-union defined contribution plan that covers all SERES employees including certain employees dedicated to the EVAP Operations, as well as the SERES union defined contribution plan, which only covers employees of EVAP Operations. The condensed combined carve-out statements of operations and comprehensive loss include expenses for those employees dedicated to the EVAP Operations and are disclosed in Note 9 — Employee Benefit Plans.

•        SERES maintains a share-based compensation plan in which the dedicated employees of EVAP Operations participate, which has been included in the condensed combined carve-out statements of operations and comprehensive loss, SERES’s net investment and disclosed in Note 8 — Share Based Compensation.

•        SERES’s third-party bank loans, related party loans and the related interest expense where EVAP Operations is not the legal obligor have not been included in the condensed combined carve-out financial statements for any of the periods presented as SERES’s loans were not directly attributable to the EVAP Operations.

Going Concern

Prior to the completion of the proposed business combination, the operations and assets of EVAP Operations are a component of SERES and dependent on SERES and Sokon Group for financial support. During the three months ended March 31, 2021, EVAP Operations incurred a total comprehensive loss of $889,978, negative cash flows from operations of $1,198,499, and had a working capital deficiency of $1,025,810 as of March 31, 2021. The recurring losses, negative cash flows from operations and working capital deficiency of EVAP Operations raise substantial doubt about its ability to continue as a going concern.

EVAP Operations is in the development stage, has not generated revenues, will incur substantial additional expenses as a result of initial research and development expenditures and will need significant capital to operationalize its facilities and fund working capital. EVAP Operations is also subject to a number of risk factors including competition from larger companies with significantly more resources, rapid technological changes, pricing pressures from competitors, successfully sourcing parts in a timely manner to meet production demand, and other risks generally associated with its industry. If the business combination is not completed, EVAP Operations must depend on SERES for continuing financial support or raise capital. It is not certain that EVAP Operations will continue to receive financial support or successfully complete another business combination or asset purchase/sale transaction should the business combination and the purchase of the EVAP Operations by ELM not close. ELM’s management anticipates completing the business combination will provide additional financing to meet EVAP Operations’ obligations over the next twelve months; however, there can be no assurance that ELM will be successful in completing this business combination or will have sufficient capital to fund its operations over that period.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

3. BASIS OF PRESENTATION AND GOING CONCERN (cont.)

The accompanying condensed combined carve-out financial statements have been prepared assuming EVAP Operations will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying condensed combined carve-out financial statements do not include adjustments that might result from the outcome of this uncertainty, including any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should EVAP Operations be unable to continue as a going concern.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. The more significant estimates include allocation of corporate costs, probability weighted cash flows for impairment testing and income taxes. Actual results may differ from those estimates.

Unaudited Interim Condensed Combined Carve-Out Financial Statements — The accompanying interim condensed combined carve-out financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These financial statements include all adjustments, consisting of normal recurring adjustments, EVAP Operations management believes are necessary to fairly state the financial position, results of operations and comprehensive loss, changes in SERES’s net investment and cash flows. EVAP Operations management believes the disclosures are adequate to make the information presented not misleading when read in conjunction with the audited combined carve-out financial statements and notes thereto included in EVAP Operations audited annual combined carve-out financial statements for the years ended December 31, 2020 and 2019. The results of operations and comprehensive loss and cash flows for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the full fiscal year or any other periods.

Property, Plant and Equipment — Property, plant and equipment is stated at cost less accumulated depreciation. Property, plant and equipment are initially recorded at cost or fair value established at the acquisition date if acquired as part of a business combination. Construction costs for assets not yet in service are recorded under construction in progress. Construction costs, labor and other costs directly related to installation are capitalized. Maintenance, repairs and minor improvements are charged to expense as incurred, while major renewals and betterments are capitalized. Leasehold improvements are amortized over the terms of the leases or useful lives, whichever is shorter. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Buildings	39*
Machinery and equipment	7*
Vehicles	5
Computers	3
Office equipment	3
Furniture and fixtures	3

____________

*        These two categories are currently included in construction in progress and are not being depreciated.

Construction in progress is not depreciated until available for its intended use. The carrying amount of property, plant and equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, EVAP Operations compares the carrying amounts of the assets to their undiscounted expected future cash flows. If EVAP Operations determines

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

that the carrying value of the asset is not recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the property, plant and equipment exceeds its fair value. It was determined that there was no impairment loss on property, plant and equipment for the periods presented. When property, plant and equipment is disposed, the related costs and accumulated depreciation are removed and any gain or loss on the disposal is recorded.

Leases — EVAP Operations leases land under a long-term operating lease. Operating lease expense is recognized on a straight-line basis over the expected lease term. The lease term begins on the date EVAP Operations has the right to control the use of the leased property pursuant to the terms of the lease. The difference recognized between rental expense and amounts payable under the lease is recorded as deferred rent. Lease payments required in advance are recorded as prepaid rent expense.

Income Taxes — Deferred tax assets and liabilities are recognized on the basis of the future tax consequences attributable to temporary differences that exist between the financial statement carrying value of the assets and liabilities and the respective tax values, and net operating losses and tax credit carryforwards on a tax jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. The effect on deferred tax assets and liabilities of a change in tax rates is recorded in the results of operations in the period that includes the enactment date under the law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Due to EVAP Operations’ history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance for all periods presented. EVAP Operations believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its combined financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. EVAP Operations does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Defined Benefit Pension Plan — EVAP Operations provides a defined benefit plan to its union employees. The determination of the obligation and expense of EVAP Operations is dependent on certain actuarial assumptions. Changes in those assumptions are recognized immediately through earnings. The service component of net periodic benefit costs is reported as personnel expense while all other components of net periodic benefit costs are reported as other expense in the condensed combined carve-out statements of operations and comprehensive loss.

Fair Value Measurements — The carrying values of accounts payable and accrued liabilities approximate fair value at March 31, 2021 due to the short maturity nature of these items.

As of March 31, 2021, EVAP Operations did not have any assets or liabilities measured at fair value on a recurring basis other than the Level 1 investment consisting of cash and cash equivalents in the defined benefit pension plan associated with EVAP Operations.

Segment Information — Operating segments are defined as components of an entity for which separate financial information is available and regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and assessing the performance of an individual segment. The CODM of EVAP Operations is the Chief Executive Officer of EVAP Operations (“CEO”). EVAP Operations has determined that it has one reportable segment as the CEO reviews financial information presented at the EVAP Operations level based on discrete financial information, which is only available at this level, for purposes of assessing the operating performance and allocating resources.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Issued Accounting Pronouncements — In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short term leases) at the commencement date: (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) A right of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021. Additionally, in July 2018, the FASB issued ASU 2018-11, Leases: Targeted Improvements (“ASU 2018-11”), which provided an alternate transition method by allowing entities to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The adoption of the standard will impact the balance sheet requiring EVAP Operations to record an operating lease liability for the present value of the remaining lease payments on the date of transition and a right-of-use asset equal to the operating lease liability adjusted for any prepaid rent expense. EVAP Operations does not expect there to be any impact on the condensed combined carve-out statements of operations and comprehensive loss as the rent expense for operating leases will continue to be on a straight-line basis under the new standard.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods beginning after December 31, 2021, with early adoption permitted. The amendments in this ASU should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. EVAP Operations is currently evaluating the effect that ASU 2018-15 will have on its condensed combined carve-out financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2021, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. EVAP Operations is currently evaluating the impact of the new standard on its condensed combined carve-out financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-14, “Compensation-Retirement Benefits-Defined Benefit Plans-General (Subtopic 715-20) Disclosure Framework”. The amendments in this update remove disclosures that no longer are considered cost beneficial, clarify the specific requirements of disclosures, and add disclosure requirements identified as relevant. The amendments in this update are effective for fiscal years ending after December 15, 2021 with early adoption permitted. EVAP Operations is currently evaluating the effect that ASU 2018-14 will have on its condensed combined carve-out financial statements and related disclosures.

No other new accounting pronouncement issued or effective during the period had or is expected to have a material impact on the condensed combined carve-out financial statements or disclosures.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	As of March 31, 2021	As of December 31, 2020
Construction in progress:
Buildings	$83,445,036	$83,445,036
Equipment	47,000,070	47,000,070
Total construction in progress	130,445,106	130,445,106
Land	1,242,566	1,242,566
Machinery and equipment	190,560	190,560
Office equipment	56,546	56,546
Vehicles	42,003	42,003
Furniture and fixtures	36,961	36,961
Gross property, plant and equipment	132,013,742	132,013,742
Accumulated depreciation	(117,963)	(105,970)
Net property, plant and equipment	$131,895,779	$131,907,772

Depreciation related to property, plant and equipment was $11,993 and $11,639 for the three months ended March 31, 2021 and 2020, respectively. As of March 31, 2021, construction in progress consisted of the Mishawaka, Indiana plant which will remain classified as construction in progress until it is retooled for the commercial electric vehicles and placed in service. The property, plant and equipment being depreciated primarily support the retooling and administrative activities at the plant. For the three months ended March 31, 2020, EVAP Operations disposed of equipment classified as construction in progress for no proceeds resulting in a loss of $69,414 reported in general and administrative expense.

EVAP Operations has no capital leases.

6. LEASES

EVAP Operations has an operating lease for the adjacent parking lot near the EVAP facility expiring in 2051 with four renewal options for 50 years each. The renewal options were not reasonably assured of being exercised and have been excluded from future minimum lease payments. Operating lease expense was $17,949 for the three months ended March 31, 2021 and 2020.

7. INCOME TAXES

EVAP Operations has a valuation allowance against the full amount of its net deferred tax asset. EVAP Operations currently provides a valuation allowance against deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized. EVAP Operations’ deferred tax asset valuation allowance increased by approximately $218,129 and $400,821 during the three months ended March 31, 2021 and 2020, respectively.

8. SHARE BASED COMPENSATION

Certain employees of the EVAP Operations are covered by the SF Motors 2018 Stock Option Plan. Under the 2018 SF Motors Stock Option Plan, the maximum aggregate number of shares of common stock of SERES which may be optioned and sold is two hundred million shares. The stock option compensation expense has been derived from the equity awards granted by SERES to employees of EVAP Operations who are specifically identified in the

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

8. SHARE BASED COMPENSATION (cont.)

plan as well as an allocation of expenses related to corporate employees of SERES. The compensation expense is based on the fair value of stock options recognized over the requisite service period of the individual grantee, which equals the vesting period.

The SERES options expire ten years from the date of grant. Share options granted generally vest over either 42 or 48 months. The options vest 25% on the one-year anniversary of the date of grant with the remaining balance vesting equally on a monthly basis over the remaining vesting term. Upon termination of employment, SERES employees have 90 days to exercise any vested options before the options are forfeited and cancelled. SERES’s policy is to recognize forfeitures as they occur.

No options were granted during the three months ended March 31, 2021 or 2020. Share based compensation expense was $12,936 and $27,942 for the three months ended March 31, 2021 and 2020, respectively. As of March 31, 2021, there was $44,892 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting period, with a weighted average period of approximately 0.8 years.

9. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans

SF Motors 401(k) Plan — Certain employees of EVAP Operations participate in the SF Motors 401(k) Plan established on April 1, 2017 covering all non-union SERES U.S. employees. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES may match employees’ contributions to the plan up to the lesser of 5% of each employee’s salary or $8,000 per employee during each plan year. EVAP Operations recorded expense for contributions to this plan related to dedicated EVAP Operations employees of $10,445 and $24,742 for the three months ended March 31, 2021 and 2020, respectively.

SF Motors, Inc. Union 401(k) Plan — The SF Motors, Inc. Union 401(k) was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES will match 50% of employees’ elective deferrals up to 4% of the compensation of each employee each payroll period. EVAP Operations recorded expense for contributions to this plan of $1,130 and $3,657 for the three months ended March 31, 2021 and 2020, respectively.

Defined Benefit Plan

SF Motors, Inc. Union Defined Benefit Plan — The SF Motors, Inc. Union Defined Benefit Plan was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations.

Net periodic pension costs for the three months ended March 31, 2021 and 2020 consist of the following:

	2021	2020
Service cost	$8,098	$12,437
Interest cost	1,033	393
Expected return on plan assets	(233)	(85)
Actuarial loss	—	—
Net periodic costs	$8,898	$12,746

Pension plan assets as of March 31, 2021 and 2020 consisted of cash and cash equivalents.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

10. RELATED PARTY TRANSACTIONS

EVAP Operations has not historically operated as a separate company and has various relationships with SERES whereby SERES provides services to EVAP Operations.

Corporate Overhead and Other Allocations — The financial information in these condensed combined carve-out financial statements does not necessarily include all the expenses that would have been incurred had EVAP Operations been a separate, independent company. SERES provides EVAP Operations certain services, including, but not limited to, corporate executives, finance, human resources, information technology, legal affairs, office operations, project management office, and supply chain as well as other general support. The condensed combined carve-out financial statements of EVAP Operations reflect an allocation of these costs reported in general and administrative expenses. When specific identification is not practicable, a proportional cost method is used, primarily based on headcount. Corporate allocations include support from Santa Clara and Auburn Hills. Total Santa Clara and Auburn Hills corporate overhead and other allocations were $82,010 and $601,306 for the three months ended March 31, 2021 and 2020, respectively. Total Sokon Group SAP license allocations were $11,000 for the three months ended March 31, 2021 and 2020. The allocations for the three months ended March 31, 2020 include $92,039 related to rent expense for the headquarters office in Santa Clara which SERES subleases from Sokon Investment, Inc.

Share Based Compensation — The employees of EVAP Operations participate in SERES’s share based compensation plans, the costs of which have been specifically identified for the dedicated employees of EVAP Operations and recorded in general and administrative expenses in the condensed combined carve-out statements of operations and comprehensive loss. Share based compensation costs related to the employees of EVAP Operations were $12,936 and $27,942 for the three months ended March 31, 2021 and 2020, respectively.

Employee Benefit Plans — The employees of EVAP Operations participate in defined benefit and defined contribution plans sponsored by SERES. The costs of such plans related to employees of EVAP Operations were $20,473 and $41,145 for the three months ended March 31, 2021 and 2020, respectively. These amounts do not include employee defined contribution benefit costs allocated as part of corporate overhead and other allocations.

Centralized Cash Management — As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. This resulted in changes in SERES’s net investment of $321,457 and $(240,514) for the three months ended March 31, 2021 and 2020, respectively.

11. COMMITMENTS AND CONTINGENCIES

Sampling results received in 2020 related to a groundwater investigation at the Mishawaka, Indiana facility indicated chromium contamination is present in the groundwater. The source of the chromium contamination is unknown, and EVAP Operations has not used, stored or disposed of chromium during its period of ownership or operation. The Indiana Department of Environmental Management (“IDEM”) and the United States Environmental Protection Agency (“USEPA”) have received the sampling results. IDEM and USEPA have not made any specific requests or demands for additional investigation of the plant, but additional discussions with IDEM and USEPA are anticipated. In the pending investigation, IDEM and USEPA have threatened a potential enforcement action to compel further investigation or remediation. The likelihood of an unfavorable outcome and estimated loss is not determinable at the time of these financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)

NOTES TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020,
AND FOR THE PERIODS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

12. SUBSEQUENT EVENTS

EVAP Operations evaluated all events or transactions that occurred after March 31, 2021 through May 26, 2021, the date the financial statements were available to be issued.

On April 9, 2021, SERES and ELM renegotiated and entered into an agreement relating to the purchase by ELM of the Mishawaka, Indiana plant, including related tangible and intangible personal property, and the assumption by ELM of any liabilities related to environmental matters, employee benefit plans and union obligations. The aggregate purchase price under this agreement is $145 million, plus the assumption of assumed liabilities, and is payable in part at closing with the remainder payable over the next 21 consecutive months. This agreement also requires the delivery of 5,000,000 shares of Forum common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the closing of the business combination.

On April 9, 2021, SERES and ELM renegotiated and entered into an exclusive IP license agreement pursuant to which SERES will grant ELM a license to make, import, use, and offer commercial vehicle product models EC35 and D51 in North America for an initial royalty fee of $5 million plus $100 per vehicle sold for the first 100,000 vehicles. The exclusivity period under this agreement will be for a period of 30 years if ELM reaches a minimum milestone of more than 10,000 vehicles sold in the first two years and more than 100,000 vehicles sold in the first ten years. If the minimum milestones are not met, then the exclusivity for the license expires.

On April 9, 2021, ELM and Sokon entered into a five-year supply agreement which provides that during each of the calendar years 2021, 2022, and 2023, ELM agrees to procure from Sokon a certain forecasted minimum amount of equipment, goods and components used in the manufacture of commercial EC35 and D51 vehicle models. If ELM fails to meet the annual minimum quantity for any such year, Sokon has the right to terminate the agreement.

On March 24, 2021, ELM and SERES entered into a service agreement which provides ELM with engineering, technical and consulting services relating to electric vehicle prototypes ELM will purchase from Seres. Pursuant to the agreement, ELM agreed to pay SERES $5,320,000 for engineering, technical and consulting services already provided in 2020 by SERES, its affiliates or subcontractors. These expenses, plus sales tax of $14,000, for a total of $5,334,000 were paid by ELM to SERES on March 29, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
SF Motors Inc.
Santa Ana, CA

Opinion on the Combined Carve-Out Financial Statements

We have audited the accompanying combined carve-out balance sheets of Electric Vehicle Assembly Plant Operations (the “Company”), a carve out component of SF Motors, Inc. as of December 31, 2020 and 2019, the related combined carve-out statements of operations and comprehensive loss, parent’s net investment, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “combined carve-out financial statements”). In our opinion, the combined carve-out financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying combined carve-out financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the combined carve-out financial statements, the Company has experienced recurring net losses, negative cash flows from operations and has a working capital deficiency. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These combined carve-out financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined carve-out financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined carve-out financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined carve-out financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2018.

Troy, Michigan

May 6, 2021

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
COMBINED CARVE-OUT BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
Current Assets:
Prepaid expenses	$41,882	$41,882
Total current assets	41,882	41,882
Property, plant and equipment – Net	131,907,772	132,025,159
TOTAL ASSETS	$131,949,654	$132,067,041

LIABILITIES AND PARENT’S NET INVESTMENT
Current Liabilities:
Accounts payable	$177,193	$40,722
Accrued expenses	1,232,847	1,033,069
Total current liabilities	1,410,040	1,073,791
Pension benefit obligation	109,495	87,408
Total liabilities	1,519,535	1,161,199

COMMITMENTS AND CONTINGENCIES
Parent’s net investment	130,430,119	130,905,842
TOTAL LIABILITIES AND PARENT’S NET INVESTMENT	$131,949,654	$132,067,041

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
COMBINED CARVE-OUT STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
OPERATING EXPENSES:
Personnel expense	$2,870,234	$7,755,825
General and administrative expense	4,758,663	6,579,184
Total operating expense	7,628,897	14,335,009
LOSS FROM OPERATIONS	(7,628,897)	(14,335,009)
Other expense	24,695	35,583
LOSS BEFORE INCOME TAXES	(7,653,592)	(14,370,592)
Income tax expense	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(7,653,592)	$(14,370,592)

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
COMBINED CARVE-OUT STATEMENTS OF PARENT’S NET INVESTMENT
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Parent’s Net Investment
BALANCE – December 31, 2018	$125,006,941
Net loss	(14,370,592)
Share based compensation	175,655
Change in Parent’s net investment	20,093,838
BALANCE – December 31, 2019	130,905,842
Net loss	(7,653,592)
Share based compensation	89,341
Change in Parent’s net investment	7,088,528
BALANCE – December 31, 2020	$130,430,119

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES:
Net loss	$(7,653,592)	$(14,370,592)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	47,974	38,294
Share based compensation	89,341	175,655
Defined benefit pension expense	57,087	85,330
Loss on disposal of equipment	69,414	—
Changes in operating assets and liabilities:
Pension benefit contributions	(35,000)	(35,000)
Prepaid expenses	—	22,470
Other current assets	—	275,076
Accounts payable	136,471	(789,694)
Accrued expenses	223,122	(132,667)
Net cash used in operating activities	(7,065,183)	(14,731,128)
INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(23,345)	(5,362,710)
Net cash used in investing activities	(23,345)	(5,362,710)
FINANCING ACTIVITIES – Change in Parent’s net investment	7,088,528	20,093,838
Net cash provided by financing activities	7,088,528	20,093,838
NET INCREASE (DECREASE) IN CASH	—	—
CASH – Beginning of period	—	—
CASH – End of period	$—	$—
Noncash investing activities:
Construction in progress additions unpaid	$—	$23,345

See notes to combined carve-out financial statements.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

1. NATURE OF BUSINESS

Electric Vehicle Assembly Plant (“EVAP”) Operations is a wholly owned component of SF Motors, Inc. (d/b/a SERES) (“SERES” or “Parent”). EVAP Operations primarily consists of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. SERES is owned 83.33% by Chongqing Sokon Industry Group Stock Co. Ltd. and its subsidiaries (“Sokon Group”) and 16.67% by the SF Motors, Inc. 2018 Employee Stock Option Plan.

SERES, founded in 2016, is headquartered in Santa Clara, California and originally was comprised primarily of engineers to develop an electric vehicle platform and derivatives to be used in the U.S. and China as well as advanced electric vehicle technologies. In November 2017, SERES completed the purchase of an assembly plant in Mishawaka, Indiana and subsequently made investments preparing for the eventual manufacturing of two electric passenger vehicle models. In May 2019, prior to completing upgrades to the plant, SERES halted all further capital investment. In September 2019, SERES started the process of evaluating a strategy to repurpose its EVAP facility for the manufacturing of commercial electric vehicles. The remainder of SERES would continue to focus on the design, manufacture and supply of electric powertrain technologies including but not limited to motors, battery packs and software.

Recent Developments

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO declared the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. As such, it is uncertain as to the full magnitude of the impact that the pandemic will have on the operations and financial condition, liquidity, and future results of operations of EVAP Operations, which further impacts the ability of EVAP Operations to continue as a going concern. The extent to which COVID-19 impacts EVAP Operations’ business, its ability to raise capital and the valuation of non-financial assets including property, plant and equipment, has not been material to date but will depend on future developments, which are highly uncertain and cannot be predicted at this time. EVAP Operations management is actively monitoring the situation and its impact on EVAP Operations’ financial condition, liquidity, operations, and equipment suppliers, and the workforce necessary to operationalize its facilities.

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The CARES Act includes numerous tax provisions and other stimulus measures, including refundable payroll tax credits, deferral of employer side social security payments, modifications to the net interest deduction limitations, expansions to the use and carryback of net operating losses, and a technical correction to the depreciation method applicable to qualified improvement property under the 2017 Tax Cuts and Jobs Act. The Cares Act did not have a significant impact on EVAP Operations.

2. PROPOSED BUSINESS COMBINATION

On December 10, 2020, Forum Merger III Corporation (“Forum”), ELMS Merger Corp. (“Merger Sub”), Electric Last Mile, Inc. (“ELM”), and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into an agreement and plan of merger, which was amended on May 7, 2021 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement and assuming a favorable vote of the Forum stockholders, Merger Sub, a newly formed subsidiary of Forum, will be merged with and into ELM (the “business combination”). Upon consummation of the business combination, the separate corporate existence of Merger Sub shall cease, and ELM will survive and become a wholly owned subsidiary of Forum.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

2. PROPOSED BUSINESS COMBINATION (cont.)

On April 9, 2021, ELM renegotiated and entered into an agreement of purchase and sale with SERES relating to the purchase by ELM of the assets of the EVAP Operations, along with certain other agreements, which will give ELM the rights to produce and sell electric commercial vehicles in the U.S. The agreements will govern the use by ELM of certain intellectual property of SERES, the supply of inventory from Chongqing Sokon Motors (Group) Imp. & Exp. Co., Ltd. (“Sokon”), and other arrangements required to operate the EVAP Operations on a standalone basis.

3. BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The combined carve-out financial statements have been prepared on a carve-out basis and are derived from the accounting records of SERES using the historical results of operations and historical basis of assets and liabilities of the EVAP Operations. Where allocations of amounts were necessary, the management of EVAP Operations believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the EVAP Operations and consistently applied in the periods presented. The combined carve-out financial statements may not be indicative of EVAP Operations’ future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had it been operated as a separate independent stand-alone entity during the periods presented.

These combined carve-out financial statements include certain adjustments required to reflect the financial statements on a carve-out basis, consisting of balances and expenses directly attributable to the Mishawaka, Indiana plant and an allocation of corporate costs from Santa Clara, California and Auburn Hills, Michigan, including the following:

•        The expense for certain functions provided by SERES, such as corporate executives, finance, human resources, information technology, legal affairs, office operations, project management office, and supply chain, as well as other general overhead costs have been allocated to the EVAP Operations. The costs are included within general and administrative expenses in the combined carve-out statements of operations and comprehensive loss and included in Note 11 — Related Party Transactions. Corporate expense allocations have been determined on a basis that EVAP Operations considers to be a reasonable reflection of the utilization of services provided or the benefit received by EVAP Operations during the periods presented. However, these allocations are not based on arms’ length transactions and it is impractical for the management of EVAP Operations to estimate costs that would be reflective if EVAP Operations were operating on a standalone basis.

•        As these combined carve-out financial statements present a portion of the business of SERES, which does not constitute a separate legal entity, the net assets of the EVAP Operations have been presented as Parent’s net investment.

•        As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. A discussion of related parties and a description of the costs that have been allocated to the EVAP Operations is included in Note 11 — Related Party Transactions.

•        The operations of EVAP Operations have historically been included in SERES’s U.S. combined federal, state and local tax returns and accounted for under the liability method. Under this method, EVAP Operations is assumed to have historically filed a return separate from SERES, reporting its taxable income or loss and paying applicable tax based on its separate taxable income in each tax jurisdiction.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

3. BASIS OF PRESENTATION AND GOING CONCERN (cont.)

The deferred tax balances of EVAP Operations, as calculated on a separate return basis, will differ from the deferred tax balances of SERES. Current income taxes are deemed to have been remitted, in cash, by or to SERES in the year the related income taxes were recorded.

•        EVAP Operations participates in a union defined benefit plan, which only includes employees dedicated to the EVAP Operations. The accounting for this plan has been included in the combined carve-out financial statements as a stand-alone retirement plan of EVAP Operations.

•        EVAP Operations participates in a SERES sponsored non-union defined contribution plan that covers all SERES employees including certain employees dedicated to the EVAP Operations as well as the SERES union defined contribution plan, which only covers employees of EVAP Operations. The combined carve-out statements of operations and comprehensive loss include expenses for those employees dedicated to the EVAP Operations and are disclosed in Note 10 — Employee Benefit Plans.

•        SERES maintains a share-based compensation plan in which the dedicated employees of EVAP Operations participate, which has been included in the combined carve-out statements of operations and comprehensive loss, SERES’s net investment and disclosed in Note 9 — Share Based Compensation.

•        SERES third-party bank loans, related party loans and the related interest expense where EVAP Operations is not the legal obligor have not been included in the combined carve-out financial statements for any of the periods presented as SERES’s loans were not directly attributable to the EVAP Operations.

Going Concern

Prior to the completion of the proposed business combination, the operations and assets of EVAP Operations are a component of SERES and dependent on SERES and Sokon Group for financial support. During 2019, EVAP Operations incurred total comprehensive loss of $14,370,592. During 2020, EVAP Operations incurred a total comprehensive loss of $7,653,592, negative cash flows from operations of $7,065,183, and had a working capital deficiency of $1,368,158 as of December 31, 2020. The recurring losses, negative cash flows from operations and working capital deficiency of EVAP Operations raise substantial doubt about its ability to continue as a going concern.

EVAP Operations is in the development stage, has not generated revenues, will incur substantial additional expenses as a result of initial research and development expenditures and will need significant capital to operationalize its facilities and fund working capital. EVAP Operations is also subject to a number of risk factors including competition from larger companies with significantly more resources, rapid technological changes, pricing pressures from competitors, successfully sourcing parts in a timely manner to meet production demand, and other risks generally associated with its industry. If the business combination is not completed, EVAP Operations must depend on SERES for continuing financial support or raise capital. It is not certain that EVAP Operations will continue to receive financial support or successfully complete another business combination or asset purchase/sale transaction should the business combination and the purchase of the EVAP Operations by ELM not close. ELM’s management anticipates completing the business combination will provide additional financing to meet EVAP Operations’ obligations over the next twelve months; however, there can be no assurance that ELM will be successful in completing this business combination or will have sufficient capital to fund its operations over that period.

The accompanying combined carve-out financial statements have been prepared assuming EVAP Operations will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying combined carve-out financial statements do not include adjustments that might result from the outcome of this uncertainty, including any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should EVAP Operations be unable to continue as a going concern.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. The more significant estimates include allocation of corporate costs, probability weighted cash flows for impairment testing and income taxes. Actual results may differ from those estimates.

Property, Plant and Equipment — Property, plant and equipment is stated at cost less accumulated depreciation. Property, plant and equipment are initially recorded at cost or fair value established at the acquisition date if acquired as part of a business combination. Construction costs for assets not yet in service are recorded under construction in progress. Construction costs, labor and other costs directly related to installation are capitalized. Maintenance, repairs and minor improvements are charged to expense as incurred, while major renewals and betterments are capitalized. Leasehold improvements are amortized over the terms of the leases or useful lives, whichever is shorter. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Buildings	39*
Machinery and equipment	7*
Vehicles	5
Computers	3
Office equipment	3
Furniture and fixtures	3

____________

*        These two categories are currently included in construction in progress and are not being depreciated.

Construction in progress is not depreciated until available for its intended use. The carrying amount of property, plant and equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, EVAP Operations compares the carrying amounts of the assets to their undiscounted expected future cash flows. If EVAP Operations determines that the carrying value of the asset is not recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the property, plant and equipment exceeds its fair value. It was determined that there was no impairment loss on property, plant and equipment for the periods presented. When property, plant and equipment is disposed, the related costs and accumulated depreciation are removed and any gain or loss on the disposal is recorded.

Leases — EVAP Operations leases land under a long-term operating lease. Operating lease expense is recognized on a straight-line basis over the expected lease term. The lease term begins on the date EVAP Operations has the right to control the use of the leased property pursuant to the terms of the lease. The difference recognized between rental expense and amounts payable under the lease is recorded as deferred rent. Lease payments required in advance are recorded as prepaid rent expense.

Income Taxes — Deferred tax assets and liabilities are recognized on the basis of the future tax consequences attributable to temporary differences that exist between the financial statement carrying value of the assets and liabilities and the respective tax values, and net operating losses and tax credit carryforwards on a tax jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. The effect on deferred tax assets and liabilities of a change in tax rates is recorded in the results of operations in the period that includes the enactment date under the law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Due to EVAP Operations’ history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance for all periods presented. EVAP Operations believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its combined financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. EVAP Operations does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Defined Benefit Pension Plan — EVAP Operations provides a defined benefit plan to its union employees. The determination of the obligation and expense of EVAP Operations is dependent on certain actuarial assumptions. Changes in those assumptions are recognized immediately through earnings. The service component of net periodic benefit costs is reported as personnel expense while all other components of net periodic benefit costs are reported as other expense in the combined carve-out statements of operations and comprehensive loss.

Fair Value Measurements — The carrying values of accounts payable and accrued liabilities approximate fair value at December 31, 2020 and 2019 due to the short maturity nature of these items.

As of December 31, 2020 and 2019, EVAP Operations did not have any assets or liabilities measured at fair value on a recurring basis other than the Level 1 investment consisting of cash and cash equivalents in the defined benefit pension plan associated with EVAP Operations.

Segment Information — Operating segments are defined as components of an entity for which separate financial information is available and regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and assessing the performance of an individual segment. The CODM of EVAP Operations is the Chief Executive Officer of EVAP Operations (“CEO”). EVAP Operations has determined that it has one reportable segment as the CEO reviews financial information presented at the EVAP Operations level based on discrete financial information, which is only available at this level, for purposes of assessing the operating performance and allocating resources.

Recently Issued Accounting Pronouncements — In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases, (Topic 842).” Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short term leases) at the commencement date: (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) A right of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021. Additionally, in July 2018, the FASB issued ASU 2018-11, Leases: Targeted Improvements (“ASU 2018-11”), which provided an alternate transition method by allowing entities to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The adoption of the standard will impact the balance sheet requiring EVAP Operations to record an operating lease liability for the present value of the remaining lease payments on the date of transition and a right-of-use asset equal to the operating lease liability adjusted for any prepaid rent expense. EVAP Operations does not expect there to be any impact on the combined carve-out statements of operations and comprehensive loss as the rent expense for operating leases will continue to be on a straight-line basis under the new standard.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods beginning after December 31, 2021, with early adoption permitted. The amendments in this ASU

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. EVAP Operations is currently evaluating the effect that ASU 2018-15 will have on its combined carve-out financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2021, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. EVAP Operations is currently evaluating the impact of the new standard on its combined carve-out financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-14, “Compensation-Retirement Benefits-Defined Benefit Plans-General (Subtopic 715-20) Disclosure Framework”. The amendments in this update remove disclosures that no longer are considered cost beneficial, clarify the specific requirements of disclosures, and add disclosure requirements identified as relevant. The amendments in this update are effective for fiscal years ending after December 15, 2021 with early adoption permitted. EVAP Operations is currently evaluating the effect that ASU 2018-14 will have on its combined carve-out financial statements and related disclosures.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material impact on the combined carve-out financial statements or disclosures.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	As of December 31, 2020	As of December 31, 2019
Construction in progress:
Buildings	$83,445,036	$83,445,036
Equipment	47,000,070	47,069,483
Total construction in progress	130,445,105	130,514,519
Land	1,242,566	1,242,566
Machinery and equipment	190,560	190,560
Office equipment	56,546	56,546
Vehicles	42,003	42,003
Furniture and fixtures	36,961	36,961
Gross property, plant and equipment	132,013,742	132,083,155
Accumulated depreciation	(105,970)	(57,996)
Net property, plant and equipment	$131,907,772	$132,025,159

Depreciation related to property, plant and equipment was $47,974 and $38,294 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, construction in progress consisted of the Mishawaka, Indiana plant which will remain classified as construction in progress until it is retooled for the commercial electric vehicles and placed in service. The property, plant and equipment being depreciated primarily support the retooling and administrative activities at the plant.

EVAP Operations has no capital leases.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

6. LEASES

EVAP Operations has an operating lease for the adjacent parking lot near the EVAP facility expiring in 2051 with four renewal options for 50 years each. The renewal options were not reasonably assured of being exercised and have been excluded from future minimum lease payments. Operating lease expense was $71,797 for each of the years ended December 31, 2020 and 2019. Future minimum lease payments as of December 31, 2020 are as follows:

For the Years Ending December 31	Future Minimum Lease Payments
2021	$71,797
2022	71,797
2023	71,797
2024	71,797
2025	71,797
Thereafter	1,794,925
Total future undiscounted lease payments	$2,153,910

7. INCOME TAXES

The income taxes for EVAP Operations have been presented on a separate return basis for the purposes of the combined carve-out financial statements. EVAP Operations is not a separate legal entity but is contained within SERES. In conjunction with the proposed business combination and the acquisition by ELM of the net assets of the EVAP Operations, the fixed assets tax basis, income tax methods and other tax attributes presented below will not carryover to ELM.

The components of income tax expense consist of the following:

Years Ended December 31,
	2020	2019
Current:
Federal	$—	$—
State	—	—
Total income tax expense	$—	$—

Following is a reconciliation of income taxes computed at the statutory U.S. federal income tax rate (21%) to the income tax expense reflected in the combined carve-out statements of operations and comprehensive loss:

	Years Ended December 31,
	2020	2019
Statutory U.S. federal income tax rate (21%)	$(1,607,254)	$(3,017,824)
Increase (reductions) resulting from:
State taxes, net of federal benefits	(291,516)	(630,422)
Permanent differences	25,792	38,616
Change in valuation allowance	1,695,919	3,576,593
Change in state tax rate	177,060	33,037
Total income tax expense	$—	$—

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

7. INCOME TAXES (cont.)

The difference between the provision for income taxes recorded and the provision for income taxes determined by applying the statutory federal income tax rate of 21% was due primarily to losses generated where no benefit was recorded due to the valuation allowance.

Significant components of EVAP Operations’ net deferred tax assets as of December 31, 2020 and 2019 consist of the following:

	2020	2019
Deferred tax assets:
Property and equipment	$452	$(294)
Net periodic pension costs	27,233	$22,240
Net operating loss carryforwards (NOLs)	9,533,947	7,843,767
	9,561,632	7,865,713
Valuation allowance	(9,561,632)	(7,865,713)
Total deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the deferred tax assets will not be realized; accordingly, a valuation allowance has been established on U.S. net deferred tax assets. The valuation allowance recorded of $7,865,713 as of December 31, 2019 increased by $1,695,919 during the year ended December 31, 2020.

As of December 31, 2020, EVAP Operations had net operating loss carryforwards of approximately $38,333,590 for federal and state income tax purposes. The federal net operating loss carryforward carries forward indefinitely and the state net operating loss carryforward will begin to expire 2038.

As of December 31, 2020, and 2019, there were no unrecognized tax benefits. EVAP Operations does not expect the unrecognized tax benefits to change significantly over the next 12 months.

8. SEVERANCE COSTS AND SUPPLEMENTAL BENEFITS

In August 2020, SERES announced a reduction in force that included the payment of one-time involuntary termination benefits based on the duration of employment with SERES to affected salaried employees. The resulting impact was cash severance costs of $97,062 for the year ended December 31, 2020. All costs were fully paid by October 31, 2020.

In May 2020, SERES announced the lay-off of union hourly workers due to the COVID-19 pandemic requiring the payment of supplemental unemployment benefits under the collective bargaining agreement based on seniority at the time of lay-off. Due to the pandemic, EVAP Operations did not require employees to provide proof of unemployment before payment and paid the benefit each weekly pay period beginning on May 1, 2020. The resulting impact was supplemental cash benefits expense of $26,805 for the year ended December 31, 2020. All costs were fully paid by October 31, 2020.

In July 2019, SERES announced a reduction in force that included the payment of one-time involuntary termination benefits based on duration of employment with SERES to affected salaried employees and the lay-off of union hourly employees requiring the payment of supplemental unemployment benefits under the collective bargaining agreement based on seniority at the time of lay-off. Subsequently, in December 2019, SERES made a further reduction in its work force of salaried employees. The impact to EVAP Operations included cash severance

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

8. SEVERANCE COSTS AND SUPPLEMENTAL BENEFITS (cont.)

costs of $96,493 and supplemental cash benefits expense of $15,602 for the year ended December 31, 2019, which were reported within personnel expense in the combined carve-out statements of operations and comprehensive loss. There was a liability as of December 31, 2019 of $1,937 related to supplemental benefits, which was fully paid by March 31, 2020.

9. SHARE BASED COMPENSATION

Certain employees of the EVAP Operations are covered by the SF Motors 2018 Stock Option Plan. Under the 2018 SF Motors Stock Option Plan, the maximum aggregate number of shares of common stock of SERES which may be optioned and sold is two hundred million shares. The stock option compensation expense has been derived from the equity awards granted by SERES to employees of EVAP Operations who are specifically identified in the plan as well as an allocation of expenses related to corporate employees of SERES. The compensation expense is based on the fair value of stock options recognized over the requisite service period of the individual grantee, which equals the vesting period.

The SERES options expire ten years from the date of grant. Share options granted generally vest over either 42 or 48 months. The options vest 25% on the one-year anniversary of the date of grant with the remaining balance vesting equally on a monthly basis over the remaining vesting term. Upon termination of employment, SERES employees have 90 days to exercise any vested options before the options are forfeited and cancelled. SERES’s policy is to recognize forfeitures as they occur.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model to measure the compensation cost associated with the award. The Black-Scholes option pricing model requires various highly subjective assumptions that represent management’s best estimate of the fair value of SERES’s common stock, volatility, risk-free interest rates, expected term and dividend yield. No options were granted to EVAP Operations’ employees during the years ended December 31, 2020 and 2019. The following table reflects the status and activity for all options to purchase common stock of SERES by employees of the EVAP Operations for the period indicated:

	Shares under Option	Weighted Average Exercise Prices	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value
Options outstanding as of December 31, 2018	5,860,077	$0.26	9.5	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited/cancelled	(2,140,750)	0.26	—	—
Options outstanding as of December 31, 2019	3,719,327	0.26	8.5	—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited/cancelled	(2,183,077)	0.26	—	—
Options outstanding as of December 31, 2020	1,536,250	0.26	7.5	—
Exercisable as of December 31, 2020	1,048,434

Share based compensation expense was $89,341 and $175,655 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, there was $46,561 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting period, with a weighted average period of 1.0 year. As of December 31, 2020, there were 155,236 options outstanding and exercisable related to terminated employees that were later forfeited after the 90-day exercise period expired.

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

10. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans

SF Motors 401(k) Plan — Certain employees of EVAP Operations participate in the SF Motors 401(k) Plan established on April 1, 2017 covering all non-union SERES U.S. employees. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES may match employees’ contributions to the plan up to the lesser of 5% of each employee’s salary or $8,000 per employee during each plan year. EVAP Operations recorded expense for contributions to this plan related to dedicated EVAP Operations employees of $37,836 and $239,323 for the years ended December 31, 2020 and 2019, respectively.

SF Motors, Inc. Union 401(k) Plan — The SF Motors, Inc. Union 401(k) was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations. Eligible employees may contribute a percentage of their compensation up to an amount allowed by the Internal Revenue Service. SERES will match 50% of employees’ elective deferrals up to 4% of the compensation for each employee each payroll period. EVAP Operations recorded expense for contributions to this plan of $5,801 and $19,126 for the years ended December 31, 2020 and 2019, respectively.

Defined Benefit Plan

SF Motors, Inc. Union Defined Benefit Plan — The SF Motors, Inc. Union Defined Benefit Plan was established on January 1, 2018 for union employees located at the Mishawaka, Indiana plant. All participants of this plan are employees of the EVAP Operations. Pension benefits accrue in an equal amount for each year of credited service.

The measurement date for the defined benefit plan is December 31. The following provides a reconciliation of the plan benefit obligations, plan assets and funded status as of December 31, 2020 and 2019:

	2020	2019
Change in benefit obligation:
Benefit obligation – beginning of year	$122,444	$37,078
Service cost	32,392	49,747
Interest cost	4,131	1,573
Actuarial loss	20,592	34,046
Benefit obligation-end of year	$179,559	$122,444
Change in plan assets:
Fair value of plan assets – beginning of year	35,036	—
Contributions	35,000	35,000
Actual return on plan assets	28	36
Fair value of plan assets – end of year	70,064	35,036
Unfunded status of plan	$109,495	$87,408

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

10. EMPLOYEE BENEFIT PLANS (cont.)

Amounts recognized on the combined carve-out balance sheet consist of the following as of December 31, 2020 and 2019:

	2020	2019
Noncurrent liabilities	$(109,495)	$(87,408)

Information regarding accumulated benefit obligations in excess of plan assets:

	2020	2019
Projected benefit obligation	$179,559	$122,444
Fair value of plan assets	$70,064	$35,036

Net periodic pension costs for the years ended December 31, 2020 and 2019 consist of the following:

	2020	2019
Service cost	$32,392	$49,747
Interest cost	4,131	1,573
Expected return on plan assets	(930)	(338)
Actuarial loss	21,494	34,348
Net periodic costs	$57,087	$85,330

The following assumptions were used in accounting for the pension plan for the years ended December 31, 2020 and 2019:

	2020	2019
Assumptions used to determine benefit obligation:
Discount rate	2.7%	3.4%
Assumptions used to determine net periodic benefit cost:
Discount rate	3.4%	4.3%
Expected long-term return on plan assets	2.0%	2.0%

Estimated future benefit payments are as follows:

Pension Plan
2021	$1,918
2022	2,398
2023	3,230
2024	3,824
2025	4,236
2026 – 2030	50,207

Pension plan assets as of December 31, 2020 and 2019 consisted of cash and cash equivalents.

11. RELATED PARTY TRANSACTIONS

EVAP Operations has not historically operated as a separate company and has various relationships with SERES whereby SERES provides services to EVAP Operations.

Corporate Overhead and Other Allocations — The financial information in these combined carve-out financial statements does not necessarily include all the expenses that would have been incurred had EVAP Operations been a separate, independent company. SERES provides EVAP Operations certain services, including, but not limited to, corporate executives, finance, human resources, information technology, legal affairs, office

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

11. RELATED PARTY TRANSACTIONS (cont.)

operations, project management office, and supply chain, as well as other general support. The combined carve-out financial statements of EVAP Operations reflect an allocation of these costs reported in general and administrative expenses. When specific identification is not practicable, a proportional cost method is used, primarily based on headcount. Corporate allocations include Santa Clara support from inception and Auburn Hills from September 16, 2019, the date SERES commenced an Auburn Hills office lease. Total Santa Clara and Auburn Hills corporate overhead and other allocations were $2,895,323 and $2,957,722 for the years ended December 31, 2020 and 2019, respectively. Total Sokon Group corporate support allocations were $44,000 for each of the years ended December 31, 2020 and 2019. The allocations include stock compensation expense for SERES Santa Clara and Auburn Hills corporate executives and support employees of $178,156 for the year ended December 31, 2019. The allocations include $276,118 and $158,545 for the years ended December 31, 2020 and 2019 related to rent expense for the headquarters office in Santa Clara which SERES subleases from Sokon Investment, Inc.

Share based compensation — The employees of EVAP Operations participate in SERES’s share based compensation plans, the costs of which have been specifically identified for EVAP Operations’ dedicated employees and recorded in general and administrative expenses in the combined carve-out statements of operations and comprehensive loss. Share based compensation costs related to the employees of EVAP Operations were $89,341 and $175,655 for the years ended December 31, 2020 and 2019, respectively. These amounts do not include share-based compensation allocated as part of corporate overhead and other allocations.

Retirement Benefits — The employees of EVAP Operations participate in defined benefit and defined contribution plans sponsored by SERES. The costs of such plans related to employees of EVAP Operations were $100,724 and $343,779 for the years ended December 31, 2020 and 2019, respectively. These amounts do not include employee defined contribution benefit costs allocated as part of corporate overhead and other allocations.

Centralized Cash Management — As SERES uses a centralized cash management system, all allocated costs and expenses have been deemed to have been paid by EVAP Operations to SERES in the year in which costs were incurred. This resulted in changes in SERES’s net investment of $(475,723) and $5,898,901 for the years ended December 31, 2020 and 2019, respectively.

12. COMMITMENTS AND CONTINGENCIES

Sampling results received in 2020 related to a groundwater investigation at the Mishawaka, Indiana facility indicated chromium contamination is present in the groundwater. The source of the chromium contamination is unknown, and EVAP Operations has not used, stored or disposed of chromium during its period of ownership or operation. The Indiana Department of Environmental Management (“IDEM”) and the United States Environmental Protection Agency (“USEPA”) have received the sampling results. IDEM and USEPA have not made any specific requests or demands for additional investigation of the plant, but additional discussions with IDEM and USEPA are anticipated. In the pending investigation, IDEM and USEPA have threatened a potential enforcement action to compel further investigation or remediation. The likelihood of an unfavorable outcome and estimated loss is not determinable at the time of these financial statements.

13. SUBSEQUENT EVENTS

EVAP Operations evaluated all events or transactions that occurred after December 31, 2020 through May 6, 2021, the date the financial statements were available to be issued.

On April 9, 2021, SERES and ELM renegotiated and entered into an agreement relating to the purchase by ELM of the Mishawaka, Indiana plant, including related tangible and intangible personal property, and the assumption by ELM of any liabilities related to environmental matters, employee benefit plans and union obligations. The aggregate purchase price under this agreement is $145 million, plus the assumption of assumed liabilities, and is payable in part at closing with the remainder payable over the next 21 consecutive months. This

ELECTRIC VEHICLE ASSEMBLY PLANT OPERATIONS
(A Component of SERES)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

13. SUBSEQUENT EVENTS (cont.)

agreement also requires the delivery of 5,000,000 shares of Forum common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the closing of the business combination.

On April 9, 2021, SERES and ELM renegotiated and entered into an exclusive IP license agreement pursuant to which SERES will grant ELM a license to make, import, use, and offer commercial vehicle product models EC35 and D51 in North America for an initial royalty fee of $5 million plus $100 per vehicle sold for the first 100,000 vehicles. The exclusivity period under this agreement will be for a period of 30 years if ELM reaches a minimum milestone of more than 10,000 vehicles sold in the first two years and more than 100,000 vehicles sold in the first ten years. If the minimum milestones are not met, then the exclusivity for the license expires.

On April 9, 2021, ELM and Sokon entered into a five-year supply agreement which provides that, during each of the calendar years 2021, 2022, and 2023, ELM agrees to procure from Sokon a certain forecasted minimum amount of equipment, goods and components used in the manufacture of commercial EC35 and D51 vehicle models. If ELM fails to meet the annual minimum quantity for any such year, Sokon has the right to terminate the agreement.

ELECTRIC LAST MILE, INC.
CONDENSED BALANCE SHEET (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020

	March 31, 2021	December 31, 2020
ASSETS

Cash and cash equivalents	$16,388,316	$25,204,728
Prepaids and other current assets	491,365	—
Total current assets	16,879,681	25,204,728
Property and equipment, net	196,692	—
Intangible and other assets, net	73,724	38,221
TOTAL ASSETS	$17,150,097	$25,242,949

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable	1,395,799	1,345,780
Accrued expenses	508,586	5,531,518
Total current liabilities	1,904,385	6,877,298
Deferred rent	1,371	—
Convertible promissory notes	25,500,832	25,094,088
Total liabilities	27,406,588	31,971,386

COMMITMENTS AND CONTINGENCIES

Common stock, $0.0001 par value; 200,000 shares authorized; 100,000 issued and outstanding at March 31, 2021 and December 31, 2020	10	10
Additional paid-in capital	999,990	999,990
Accumulated deficit	(11,256,491)	(7,728,437)
Total shareholders’ deficit	(10,256,491)	(6,728,437)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$17,150,097	$25,242,949

See notes to condensed financial statements.

ELECTRIC LAST MILE, INC.
CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021

OPERATING EXPENSES:
General and administrative expense	$3,124,188
Total operating expense	3,124,188
OPERATING LOSS	(3,124,188)
Interest expense	(406,744)
Dividend income	2,878
LOSS BEFORE INCOME TAXES	(3,528,054)
Income tax benefit	—
NET LOSS AND COMPREHENSIVE LOSS	$(3,528,054)

LOSS PER SHARE:
Basic and diluted loss per share	$(35.28)
Basic and diluted weighted shares outstanding	100,000

See notes to condensed financial statements.

ELECTRIC LAST MILE, INC.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balances – December 31, 2020	100,000	$10	$999,990	$(7,728,437)	$(6,728,437)
Net loss				(3,528,054)	(3,528,054)
BALANCE – March 31, 2021	100,000	$10	$999,990	$(11,256,491)	$(10,256,491)

See notes to condensed financial statements.

ELECTRIC LAST MILE, INC.
CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021

OPERATING ACTIVITIES:
Net loss	$(3,528,054)
Adjustment to reconcile net loss to net cash used in operating activities:
PIK interest on convertible promissory notes	9,246
Accretion of convertible promissory notes to redemption value	397,498
Amortization and depreciation expense	15,255
Deferred rent expense	1,371
Changes in operating assets and liabilities:
Prepaids and other current assets	(491,364)
Accounts payable	26,727
Accrued expenses	(5,023,387)
Net cash used in operating activities	(8,592,708)

INVESTING ACTIVITIES
Purchase of property and equipment	(176,093)
Purchase of intangible assets	(47,611)
Net cash used in investing activities	(223,704)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,816,412)
CASH AND CASH EQUIVALENTS – Beginning of period	25,204,728
CASH AND CASH EQUIVALENTS – End of period	$16,388,316
Noncash investing activities of property and equipment	$30,520
Noncash investing activities of intangible assets	$32,158

See notes to condensed financial statements.

ELECTRIC LAST MILE, INC.
Notes to CONDENSED Financial Statements (UNAUDITED)
as of MARCH 31, 2021 AND DECEMBER 31, 2020
and for the THREE MONTHS ENDED MARCH 31, 2021

1. Nature of Business

Electric Last Mile, Inc. (“ELM”) was incorporated in Michigan on August 20, 2020 for the purpose of entering into certain agreements with SF Motors, Inc. (d/b/a SERES) (“SERES”) to facilitate a merger and the creation of a business to produce and sell commercial electric vehicles in the U.S. On November 12, 2020, ELM converted from a Michigan corporation to a Delaware corporation and reduced its authorized common stock from 1,000,000 shares to 200,000 shares.

Recent Developments

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO declared the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. As such, it is uncertain as to the full magnitude of the impact that the pandemic will have on ELM’s operations and financial condition, liquidity, and future results of operations which further impacts the ability of ELM to continue as a going concern. The extent to which COVID-19 impacts ELM’s business and its ability to raise capital has not been material to date but will depend on future developments, which are highly uncertain and cannot be predicted at this time. Management is actively monitoring the situation and its impact on ELM’s financial condition, liquidity, operations, and suppliers.

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The CARES Act includes numerous tax provisions and other stimulus measures, including refundable payroll tax credits, deferral of employer side social security payments, modifications to the net interest deduction limitations, expansions to the use and carryback of net operating losses, and a technical correction to the depreciation method applicable to qualified improvement property under the 2017 Tax Cuts and Jobs Act. The Cares Act has had no impact on ELM.

2. Proposed Business Combination

On December 10, 2020, Forum Merger III Corporation (“Forum”), ELMS Merger Corp. (“Merger Sub”), ELM, and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into an agreement and plan of merger, which was amended on May 7, 2021 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement and assuming a favorable vote of the Forum stockholders, Merger Sub, a newly formed subsidiary of Forum, will be merged with and into ELM (the “business combination”). Upon consummation of the business combination, the separate corporate existence of Merger Sub shall cease, and ELM will survive and become a wholly owned subsidiary of Forum.

On April 9, 2021, ELM renegotiated and entered into an agreement of purchase and sale with SERES for the purchase of the assets of the Electric Vehicle Assembly Plant Operations, a wholly owned component of SERES (“EVAP Operations”), along with certain other agreements, which will give ELM the rights to produce and sell electric commercial vehicles in the U.S. EVAP Operations primarily consists of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. The agreements will govern the use of by ELM of certain intellectual property of SERES, the supply of inventory from Chongqing Sokon Motors (Group) Imp. & Exp. Co., Ltd. (“Sokon”), and other arrangements required to operate the EVAP Operations on a standalone basis.

ELECTRIC LAST MILE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
AND FOR THE THREE MONTHS ENDED MARCH 31, 2021

3. Basis of Presentation and going concern

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Going Concern

The accompanying financial statements have been prepared assuming ELM will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2021, ELM incurred a total comprehensive loss of $3,528,054, negative cash flows from operations of $8,592,708, and has a negative capital deficiency. The loss, negative cash flows from operations, and negative capital deficiency of ELM raise substantial doubt about its ability to continue as a going concern. ELM’s future operations are dependent on the completion of the transactions contemplated by the agreements with SERES and Sokon as well as the proposed business combination. ELM does not have sufficient capital to complete the retooling of the facility in Mishawaka and begin operation of EVAP Operations without additional funding to be obtained through the business combination. The accompanying financial statements do not include adjustments that might result from the outcome of this uncertainty, including any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should ELM be unable to continue as a going concern.

ELM is dependent on the completion of the business combination with Forum and the agreements with SERES and Sokon in order to operationalize EVAP Operations and generate future revenues. Even if the business combination with Forum and the transactions contemplated by the agreements with SERES and Sokon are completed during 2021, there can be no assurances that ELM will generate sufficient cash flows to support its operations.

4. Summary of Significant Accounting Policies

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Actual results may differ from those estimates.

Unaudited Interim Condensed Financial Statements — The accompanying interim condensed financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These financial statements include all adjustments, consisting of normal recurring adjustments, ELM management believes are necessary to fairly state the financial position, results of operations and comprehensive loss, changes in shareholder’s deficit and cash flows. ELM management believes the disclosures are adequate to make the information presented not misleading when read in conjunction with the audited financial statements and notes thereto included in ELM audited annual financial statements for the period from August 20, 2020 (inception) through December 31, 2020. The results of operations and comprehensive loss and cash flows for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the full fiscal year or any other periods.

Cash and Cash Equivalents — ELM considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash includes cash equivalents which are highly liquid investments that are readily convertible to cash. Money market funds are valued at the closing price reported by the fund sponsor from an actively traded exchange and are included in cash equivalents.

Concentration of Credit Risk — ELM’s cash and cash equivalents are placed with high-credit-quality financial institutions and issuers, which exceed federally insured limits as of March 31, 2021 and December 31, 2020. ELM has not experienced any credit loss related to its cash and cash equivalents.

ELECTRIC LAST MILE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
AND FOR THE THREE MONTHS ENDED MARCH 31, 2021

4. Summary of Significant Accounting Policies (cont.)

Property and equipment — Property and equipment is stated at cost less accumulated depreciation. Property and equipment are initially recorded at cost or fair value established at the acquisition date if acquired as part of a business combination. Maintenance, repairs and minor improvements are charged to expense as incurred, while major renewals and betterments are capitalized. Leasehold improvements are amortized over the terms of the leases or useful lives, whichever is shorter. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Vehicles	5*
Computer hardware	3
Furniture and fixtures	3

____________

*        This category has not been placed in service and is therefore not being depreciated as of March 31, 2021.

Leases — ELM leases an office building under a long-term operating lease. Operating lease expense is recognized on a straight-line basis over the expected lease term. The lease term begins on the date ELM has the right to control the use of the leased property pursuant to the terms of the lease. The difference recognized between rental expense and amounts payable under the lease is recorded as deferred rent.

Website Development Costs — ELM expenses or capitalizes website development costs based on the nature of the activities. Planning stage activities are expensed as incurred. Application and development stage activities are capitalized. Graphic development stage activities involving the overall design of the website are capitalized. Costs incurred to input content on the website are expensed as incurred. Operating stage activities post implementation are generally expensed as incurred unless they add additional functionality to the website. Capitalized website development costs are reported as intangible assets and amortized over a useful life of 3 years once the website is launched.

Computer Software — Software is stated at cost less accumulated amortization. Purchased software licenses are initially recorded at cost. Software licenses are reported as intangible and other assets and amortized over the shorter of the term of the license or a useful life of 3 years once the software is placed in service. As of March 31, 2021, computer software consisted only of perpetual licenses being amortized over three years. Software licenses with a subscription period of one year or less are recorded in prepaids and amortized to expense over the term of the subscription.

Impairment and Disposal of Long-Lived Assets — The carrying amount of long-lived assets is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, ELM will compare the carrying amounts of the assets to their undiscounted expected future cash flows. If ELM determines that the carrying value of the asset is not recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its fair value. When a long-lived asset is disposed, the related costs and accumulated depreciation or amortization are removed and any gain or loss on the disposal is recorded.

Research and Development Costs — ELM expenses research and development costs as they are incurred. Research and development costs consist primarily of prototyping costs and contracted development services, which are reported in general and administrative expense in the Statement of Operations and Comprehensive Loss. ELM recorded research and development costs of $329,250 for the three months ended March 31, 2021.

Income Taxes — Deferred tax assets and liabilities are recognized on the basis of the future tax consequences attributable to temporary differences that exist between the financial statement carrying value of the assets and liabilities and the respective tax values, and net operating losses and tax credit carryforwards on a tax jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. The effect on deferred tax assets and liabilities of a

ELECTRIC LAST MILE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
AND FOR THE THREE MONTHS ENDED MARCH 31, 2021

4. Summary of Significant Accounting Policies (cont.)

change in tax rates is recorded in the results of operations in the period that includes the enactment date under the law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ELM believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its combined financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. ELM does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Fair Value Measurements — ELM follows the accounting guidance of Accounting Standards Codification (“ASC”) 820 Fair Value Measurement for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1:	Quoted prices in active markets for identical assets or liabilities
Level 2:	Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.
Level 3:

Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation. The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying values of cash and cash equivalents, prepaids and other current assets, accounts payable, and accrued liabilities approximate fair value at March 31, 2021 due to the short maturity nature of these items. Money market funds are valued at the closing price reported by the fund sponsor from an actively traded exchange, which are included in cash equivalents and Level 1 fair value measurements. As of March 31, 2021, ELM did not have any assets or liabilities measured at fair value on a recurring basis, with the exception of the money market funds reported in cash and cash equivalents.

We estimate the fair value of the convertible promissory notes issued by ELM (the “ELM Convertible Notes”) using Level 3 inputs in a probability weighted discounted cash flow with potential scenarios for (1) conversion under a qualified business combination, (2) conversion under an initial public offering, (3) no conversion with full repayment of the ELM Convertible Notes at maturity on June 10, 2022, or (4) no payment applying a discount rate based on the initial transaction date using a USD CCC credit rating. The $25,500,832 carrying value of ELM Convertible Notes had an estimated fair value of $26,536,552 as of March 31, 2021.

Earnings (Loss) Per Share — ELM computes basic earnings (loss) per share by dividing income available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted earnings (loss) per share is similar to the computation of basic earnings (loss) per share, except ELM adjusts the weighted average number of shares outstanding to include estimates of additional shares that would be issued if potentially dilutive common shares had been issued. In addition, ELM adjusts income (loss) available to common shareholders to include any changes in income or loss that would result from the assumed issuance of the dilutive

ELECTRIC LAST MILE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
AND FOR THE THREE MONTHS ENDED MARCH 31, 2021

4. Summary of Significant Accounting Policies (cont.)

common shares. For the three months ended March 31, 2021, there were no dilutive potential common shares due to the fact that the issuance of shares under the ELM Convertible Notes is contingent on a business combination or an initial public offering, which had not been completed as of March 31, 2021.

Recently Issued Accounting Pronouncements — In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods beginning after December 31, 2021, with early adoption permitted. The amendments in this ASU should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. ELM is currently evaluating the effect that ASU 2018-15 will have on its financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2021, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. ELM is currently evaluating the impact of the new standard on its financial statements and related disclosures.

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contract in an Entity’s Own Equity.” This ASU is intended to simplify the accounting by reducing the number of accounting models with measurement guidance to separate into a debt component and an equity or derivative component. This ASU also enhances information transparency by making improvements in the disclosure requirements. ASU 2020-06 is effective for annual periods beginning after December 15, 2023. ELM does not expect this standard to have a material impact on the financial statements.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material impact on its financial statements or disclosures.

5. Prepaids and other current assets

Prepaids and other current assets consist of the following:

As of March 31, 2021
Prepaid engineering costs	$258,855
Prepaid prototype costs	80,656
Prepaid software subscriptions	150,357
Total prepaids	489,868
Other receivables	1,496
Total prepaids and other current assets	$491,364

ELECTRIC LAST MILE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
AND FOR THE THREE MONTHS ENDED MARCH 31, 2021

6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

As of March 31, 2021
Computer hardware	$77,331
Furniture and fixtures	108,734
Leasehold improvements	11,688
Vehicles	8,860
Subtotal	206,613
Accumulated depreciation	(9,921)
Net property and equipment	$196,692

Depreciation related to property and equipment was $9,921 for the three months ended March 31, 2021. There was no property and equipment as of December 31, 2020.

ELM has no capital leases.

7. LEASES

On January 16, 2021 ELM commenced an operating lease for an office building expiring on December 31, 2023. Operating lease expense was $54,839 for the three months ended March 31, 2021.

8. Intangible AND OTHER assets

Intangible and other assets consist of the following:

	As of March 31, 2021	As of December 31, 2020
Website development cost	$47,987	$38,932
Computer software	31,782	—
Subtotal	79,769	38,932
Accumulated amortization	(6,045)	(711)
Net intangible assets	$73,724	$38,221

Amortization related to intangible assets was $5,334 for the three months ended March 31, 2021.

9. INCOME TAXES

ELM has a valuation allowance against the full amount of its deferred tax asset. ELM currently provides a valuation allowance against deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized. ELM deferred tax asset valuation allowance increased by approximately $409,860 during the three months ended March 31, 2021.

10. convertible promissory notes

On December 10, 2020, ELM issued the ELM Convertible Notes, which mature on June 10, 2022, to certain investors. The principal amount of $25,000,000 accrues interest at the rate of 0.15% per annum. Unpaid interest shall be payable by capitalizing it and adding it to the outstanding principal balance on each anniversary of the ELM Convertible Notes (“PIK Interest”). If the ELM Convertible Notes remain outstanding as of June 10, 2022, all unpaid principal and unpaid accrued interest shall be due and payable. In the event that ELM is involved in a business

ELECTRIC LAST MILE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
AND FOR THE THREE MONTHS ENDED MARCH 31, 2021

10. convertible promissory notes (cont.)

combination transaction that results in the common shares of ELM, its successor or a new parent company or other entity that owns or controls ELM being listed on a national securities exchange (the “Surviving Entity Stock”), then upon closing of such business combination, the outstanding principal amount and any unpaid accrued interest shall automatically convert in whole into the Surviving Entity Stock at a conversion price equal to the product of (i) either the price paid in a private investment in public equity transaction or, in the case of a business combination that does not involve a private investment in public equity transaction, the volume weighted average trading price of share of Surviving Entity Stock on the Nasdaq Capital Market for the five consecutive trading days ending on the trading day immediately preceding the closing of such business combination, multiplied by (ii) 0.90909. In the event ELM consummates an initial public offering, on or before the maturity date, then, upon closing of the initial public offering, the outstanding principal amount of the ELM Convertible Notes and any unpaid interest shall automatically convert at a conversion price equal to the initial public offering price per share of the equity securities sold in the IPO, multiplied by 0.90909. ELM accounts for the ELM Convertible Notes as a share-settled debt under ASC 480-10 based on its conclusion that the ELM Convertible Notes represent an obligation to issue a variable number of shares predominantly based on a fixed amount. As a result, ELM is accreting the carrying value of the ELM Convertible Notes to the expected settlement value of $27,500,028 over the life of the ELM Convertible Notes under the effective interest method. There were no debt issuance costs to capitalize.

Accretion of the ELM Convertible Notes from their principal balance of $25,000,000 to the redemption amount of $27,500,028 is being applied using the effective interest method. The effective interest rate for the accretion is 6.29%. ELM recognized $397,498 of interest expense for such accretion for the three months ended March 31, 2021.

11. shareholders’ DEFICIT

On August 20, 2020, ELM had 1,000,000 common shares authorized to be issued under its Michigan articles of incorporation. On November 12, 2020, pursuant to the terms and conditions of Section 450.1745 of the Michigan Business Corporation Act, ELM was converted to a Delaware corporation, at which time, all 1,000 issued and outstanding shares of common stock became shares of common stock with a par value of $0.0001 of the converted Delaware entity and the authorized common stock decreased from 1,000,000 shares to 200,000 shares.

12. Related Party Transactions

As of March 31, 2021 and December 31, 2020, $3,125,000 principal of ELM Convertible Notes were held by two separate entities controlled by Jason Luo and Albert Li, ELM’s Chief Financial Officer.

As of March 31, 2021 and December 31, 2020 85,477 shares of common stock, in the aggregate, were held by two entities controlled by one of the founders of ELM (Jason Luo) and a third entity controlled by the other founder of ELM (James Taylor).

13. Subsequent Events

ELM evaluated all events or transactions that occurred after March 31, 2021 through May 26, 2021, the date the financial statements were available to be issued.

On April 9, 2021, SERES and ELM renegotiated and entered into an agreement relating to the purchase by ELM of the Mishawaka, Indiana plant, including related tangible and intangible personal property, and the assumption by ELM of any liabilities related to environmental matters, employee benefit plans and union obligations. The aggregate purchase price under this agreement is $145 million, plus the assumption of assumed liabilities, and is payable in part at closing with the remainder payable over the next 21 consecutive months. This agreement also requires the delivery of 5,000,000 shares of Forum common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the closing of the business combination.

ELECTRIC LAST MILE, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
AND FOR THE THREE MONTHS ENDED MARCH 31, 2021

13. Subsequent Events (cont.)

On April 9, 2021, SERES and ELM renegotiated and entered into an exclusive IP license agreement pursuant to which SERES will grant ELM a license to make, import, use, and offer commercial vehicle product models EC35 and D51 in North America for an initial royalty fee of $5 million plus $100 per vehicle sold for the first 100,000 vehicles. The exclusivity period under this agreement will be for a period of 30 years if ELM reaches a minimum milestone of more than 10,000 vehicles sold in the first two years and more than 100,000 vehicles sold in the first ten years. If the minimum milestones are not met, then the exclusivity for the license expires.

On April 9, 2021, ELM and Sokon entered into a five-year supply agreement which provides that during each of the calendar years 2021, 2022, and 2023, ELM agrees to procure from Sokon a certain forecasted minimum amount of equipment, goods and components used in the manufacture of commercial EC35 and D51 vehicle models. If ELM fails to meet the annual minimum quantity for any such year, Sokon has the right to terminate the agreement.

On March 24, 2021, ELM and SERES entered into a service agreement which provides ELM with engineering, technical and consulting services relating to electric vehicle prototypes ELM will purchase from Seres. Pursuant to the agreement, ELM agreed to pay SERES $5,320,000 for engineering, technical and consulting services already provided in 2020 by SERES, its affiliates or subcontractors. These expenses, plus sales tax of $14,000, for a total of $5,334,000 were accrued as of December 31, 2020 and paid by ELM to SERES on March 29, 2021.

Report of independent registered public accounting firm

Shareholders and Board of Directors
Electric Last Mile, Inc.
Troy, Michigan

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Electric Last Mile, Inc. (the “Company”) as of December 31, 2020, the related statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the period from August 20, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020, and the results of its operations and its cash flows for the period from August 20, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has experienced a net loss since its inception and has negative cash flows from operations and working capital deficiency as of December 31, 2020. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2020.

Troy, Michigan

May 06, 2021

ELECTRIC LAST MILE, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2020

ASSETS

Cash and cash equivalents	$25,204,728
Total current assets	25,204,728
Intangible assets	38,221
TOTAL ASSETS	$25,242,949

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable	1,345,780
Accrued expenses	5,531,518
Total current liabilities	6,877,298
Convertible promissory notes	25,094,088
Total liabilities	31,971,386

COMMITMENTS AND CONTINGENCIES

Common stock, $0.0001 par value; 200,000 shares authorized; 100,000 issued and outstanding at December 31, 2020	10
Additional paid-in capital	999,990
Accumulated deficit	(7,728,437)
Total shareholders’ deficit	(6,728,437)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$25,242,949

See notes to financial statements.

ELECTRIC LAST MILE, INC.
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

OPERATING EXPENSES:
General and administrative expense	$7,633,994
Total operating expense	7,633,994
OPERATING LOSS	(7,633,994)
Interest expense	(94,088)
Investment loss	(355)
LOSS BEFORE INCOME TAXES	(7,728,437)
Income tax benefit	—
NET LOSS AND COMPREHENSIVE LOSS	$(7,728,437)

LOSS PER SHARE:
Basic and diluted loss per share	$(191.30)
Basic and diluted weighted shares outstanding	40,400

See notes to financial statements.

ELECTRIC LAST MILE, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balances – August 20, 2020 (inception)	—	$—	$—	$—	$—
Issuance of common stock	100,000	10	999,990		1,000,000
Net loss				(7,728,437)	(7,728,437)
BALANCE – December 31, 2020	100,000	$10	$999,990	$(7,728,437)	$(6,728,437)

See notes to financial statements

ELECTRIC LAST MILE, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

OPERATING ACTIVITIES:
Net loss	$(7,728,437)
Adjustment to reconcile net loss to net cash used in operating activities:
PIK interest on convertible promissory notes	2,158
Accretion of convertible promissory notes to redemption value	91,930
Amortization expense	711
Changes in operating assets and liabilities:
Accounts payable	1,306,848
Accrued expenses	5,531,518
Net cash used in operating activities	(795,272)

FINANCING ACTIVITIES
Issuance of common stock	1,000,000
Issuance of convertible promissory notes	25,000,000
Net cash provided by financing activities	26,000,000
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,204,728
CASH AND CASH EQUIVALENTS – Beginning of period	—
CASH AND CASH EQUIVALENTS – End of period	$25,204,728
Noncash investing activities for website development	$38,932

See notes to financial statements.

ELECTRIC LAST MILE, INC.
Notes to Financial Statements
as of December 31, 2020,
and for the period FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

1. Nature of Business

Electric Last Mile, Inc. (“ELM”) was incorporated in Michigan on August 20, 2020 for the purpose of entering into certain agreements with SF Motors, Inc. (d/b/a SERES) (“SERES”) to facilitate a merger and the creation of a business to produce and sell commercial electric vehicles in the U.S. On November 12, 2020, ELM converted from a Michigan corporation to a Delaware corporation and reduced its authorized common stock from 1,000,000 shares to 200,000 shares.

Recent Developments

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO declared the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. As such, it is uncertain as to the full magnitude of the impact that the pandemic will have on ELM’s operations and financial condition, liquidity, and future results of operations which further impacts the ability of ELM to continue as a going concern. The extent to which COVID-19 impacts ELM’s business and its ability to raise capital has not been material to date but will depend on future developments, which are highly uncertain and cannot be predicted at this time. Management is actively monitoring the situation and its impact on ELM’s financial condition, liquidity, operations, and suppliers.

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The CARES Act includes numerous tax provisions and other stimulus measures, including refundable payroll tax credits, deferral of employer side social security payments, modifications to the net interest deduction limitations, expansions to the use and carryback of net operating losses, and a technical correction to the depreciation method applicable to qualified improvement property under the 2017 Tax Cuts and Jobs Act. The Cares Act has had no impact on ELM.

2. Proposed Business Combination

On December 10, 2020, Forum Merger III Corporation (“Forum”), ELMS Merger Corp. (“Merger Sub”), ELM, and Jason Luo, in the capacity as the initial stockholder representative of ELM, entered into an agreement and plan of merger, which was amended on May 7, 2021 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement and assuming a favorable vote of the Forum stockholders, Merger Sub, a newly formed subsidiary of Forum, will be merged with and into ELM (the “business combination”). Upon consummation of the business combination, the separate corporate existence of Merger Sub shall cease, and ELM will survive and become a wholly owned subsidiary of Forum.

On April 9, 2021, ELM renegotiated and entered into an agreement of purchase and sale with SERES for the purchase of the assets of the Electric Vehicle Assembly Plant Operations, a wholly owned component of SERES (“EVAP Operations”), along with certain other agreements, which will give ELM the rights to produce and sell electric commercial vehicles in the U.S. EVAP Operations primarily consists of a facility in Mishawaka, Indiana retooled to manufacture electric passenger vehicles. The agreements will govern the use of by ELM of certain intellectual property of SERES, the supply of inventory from Chongqing Sokon Motors (Group) Imp. & Exp. Co., Ltd. (“Sokon”), and other arrangements required to operate the EVAP Operations on a standalone basis.

ELECTRIC LAST MILE, INC.
Notes to Financial Statements
as of December 31, 2020,
and for the period FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

3. Basis of Presentation and going concern

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Going Concern

The accompanying financial statements have been prepared assuming ELM will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During 2020, ELM incurred a total comprehensive loss of $7,728,437, negative cash flows from operations of $795,272, and has a negative capital deficiency. The 2020 loss, negative cash flows from operations, and negative capital deficiency of ELM raise substantial doubt about its ability to continue as a going concern. ELM’s future operations are dependent on the completion of the transactions contemplated by the agreements with SERES and Sokon as well as the proposed business combination. ELM does not have sufficient capital to complete the retooling of the facility in Mishawaka and begin operation of the EVAP Operations without additional funding to be obtained through the business combination. The accompanying financial statements do not include adjustments that might result from the outcome of this uncertainty, including any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should ELM be unable to continue as a going concern.

ELM is dependent on the completion of the business combination with Forum and the agreements with SERES and Sokon in order to operationalize EVAP Operations and generate future revenues. Even if the business combination with Forum and the transactions contemplated by the agreements with SERES and Sokon are completed during 2021, there can be no assurances that ELM will generate sufficient cash flows to support its operations.

4. Summary of Significant Accounting Policies

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Actual results may differ from those estimates.

Cash and Cash Equivalents — ELM considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash includes cash equivalents which are highly liquid investments that are readily convertible to cash. Money market funds are valued at the closing price reported by the fund sponsor from an actively traded exchange and are included in cash equivalents.

Concentration of Credit Risk — ELM’s cash and cash equivalents are placed with high-credit-quality financial institutions and issuers, which exceed federally insured limits as of December 31, 2020. ELM has not experienced any credit loss related to its cash and cash equivalents.

Website Development Costs — ELM expenses or capitalizes website development costs based on the nature of the activities. Planning stage activities are expensed as incurred. Application and development stage activities are capitalized. Graphic development stage activities involving the overall design of the website are capitalized. Costs incurred to input content on the website are expensed as incurred. Operating stage activities post implementation are generally expensed as incurred unless they add additional functionality to the website. Capitalized website development costs are reported as intangible assets and amortized over a useful life of 3 years once the website is launched.

ELECTRIC LAST MILE, INC.
Notes to Financial Statements
as of December 31, 2020,
and for the period FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

4. Summary of Significant Accounting Policies (cont.)

Research and Development Costs — ELM expenses research and development costs as they are incurred. Research and development costs consist primarily of prototyping costs and contract professional services, which are reported in general and administrative expense in the Statement of Operations and Comprehensive Loss. ELM recorded research and development costs of $1,591,500 for the period from August 20, 2020 (inception) through December 31, 2020.

Income Taxes — Deferred tax assets and liabilities are recognized on the basis of the future tax consequences attributable to temporary differences that exist between the financial statement carrying value of the assets and liabilities and the respective tax values, and net operating losses and tax credit carryforwards on a tax jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. The effect on deferred tax assets and liabilities of a change in tax rates is recorded in the results of operations in the period that includes the enactment date under the law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ELM believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its combined financial position, results of operations or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. ELM does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Fair Value Measurements — ELM follows the accounting guidance of Accounting Standards Codification (“ASC”) 820 Fair Value Measurement for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1:	Quoted prices in active markets for identical assets or liabilities
Level 2:	Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.
Level 3:

Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation. The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying values of cash and cash equivalents, accounts payable, and accrued liabilities approximate fair value at December 31, 2020 due to the short maturity nature of these items. Money market funds are valued at the closing price reported by the fund sponsor from an actively traded exchange, which are included in cash equivalents and Level 1 fair value measurements. As of December 31, 2020, ELM did not have any assets or liabilities measured at fair value on a recurring basis, with the exception of the money market funds reported in cash and cash equivalents.

ELECTRIC LAST MILE, INC.
Notes to Financial Statements
as of December 31, 2020,
and for the period FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

4. Summary of Significant Accounting Policies (cont.)

We estimate the fair value of the convertible promissory notes issued by ELMS (the “ELM Convertible Notes”) using Level 3 inputs in a probability weighted discounted cash flow with potential scenarios for (1) conversion under a qualified business combination, (2) conversion under an initial public offering, (3) no conversion with full repayment of the ELM Convertible Notes at maturity on June 10, 2022, or (4) no payment applying a discount rate based on the initial transaction date using a USD CCC credit rating. The $25,000,000 carrying value of ELM Convertible Notes had an estimated fair value of $25,410,540 as of December 31, 2020.

Earnings (Loss) Per Share — ELM computes basic earnings (loss) per share by dividing income available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted earnings (loss) per share is similar to the computation of basic earnings (loss) per share, except ELM adjusts the weighted average number of shares outstanding to include estimates of additional shares that would be issued if potentially dilutive common shares had been issued. In addition, ELM adjusts income (loss) available to common shareholders to include any changes in income or loss that would result from the assumed issuance of the dilutive common shares. For the period from August 20, 2020 (inception) through December 31, 2020, there were no dilutive potential common shares due to the fact that the issuance of shares under the ELM Convertible Notes is contingent on a business combination or an initial public offering, which had not been completed as of December 31, 2020.

Recently Issued Accounting Pronouncements — In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”. This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods beginning after December 31, 2021, with early adoption permitted. The amendments in this ASU should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. ELM is currently evaluating the effect that ASU 2018-15 will have on its financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2021, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. ELM is currently evaluating the impact of the new standard on its financial statements and related disclosures.

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contract in an Entity’s Own Equity.” This ASU is intended to simplify the accounting by reducing the number of accounting models with measurement guidance to separate into a debt component and an equity or derivative component. This ASU also enhances information transparency by making improvements in the disclosure requirements. ASU 2020-06 is effective for annual periods beginning after December 15, 2023. ELM does not expect this standard to have a material impact on the financial statements.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material impact on its financial statements or disclosures.

ELECTRIC LAST MILE, INC.
Notes to Financial Statements
as of December 31, 2020,
and for the period FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

5. INCOME TAXES

The components of income tax expense/(benefit) consist of the following:

For the period from August 20, 2020 (inception) through December 31, 2020
Current tax expense:
Federal	$—
State and Local	—
Total current tax expense/(benefit)	$—

Deferred tax expense:
Federal	$(1,096,059)
State and Local	(333,148)
Valuation allowance	1,429,207
Total deferred tax expense/(benefit)	$—

Total tax expense/(benefit)	$—

Following is a reconciliation of income taxes computed at the statutory U.S. Federal income tax rate (21%) to the income tax expense reflected in the Statement of Operations and Comprehensive Loss:

For the period from August 20, 2020 (inception) through December 31, 2020
Statutory U.S. Federal income tax rate (21%)	$(1,622,972)
Increase (reductions) resulting from:
State taxes, net of federal benefit	(263,187)
Nondeductible expenses	456,952
Change in valuation allowance	1,429,207
Total income tax benefit	$—

Significant components of ELM’s net deferred tax assets as of December 31, 2020 consist of the following:

December 31, 2020
Net operating loss carryforwards (NOLs)	$823,928
Capitalized costs	$605,279
Valuation allowance	$(1,429,207)
Total deferred tax assets	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the deferred tax assets will not be realized; accordingly, a valuation allowance has been established for the full amount of the deferred tax assets.

As of December 31, 2020, ELM had net operating loss carryforwards of approximately $3,200,952 for federal and state income tax purposes. The federal net operating loss carryforward carries forward indefinitely and the state net operating loss carryforward will expire in 2039.

ELECTRIC LAST MILE, INC.
Notes to Financial Statements
as of December 31, 2020,
and for the period FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

5. INCOME TAXES (cont.)

As of December 31, 2020, there were no unrecognized tax benefits. ELM does not expect the unrecognized tax benefits to change significantly over the next 12 months. ELM currently has no federal or state tax examinations in progress nor has it had any federal or state tax examinations since its inception. As a result, all of ELM’s net operating loss carryforwards are subject to federal and state tax examination.

6. convertible promissory notes

On December 10, 2020, ELM issued the ELM Convertible Notes, which mature on June 10, 2022, to certain investors. The principal amount of $25,000,000 accrues interest at the rate of 0.15% per annum. Unpaid interest shall be payable by capitalizing it and adding it to the outstanding principal balance on each anniversary of the ELM Convertible Notes (“PIK Interest”). If the ELM Convertible Notes remain outstanding as of June 10, 2022, all unpaid principal and unpaid accrued interest shall be due and payable. In the event that ELM is involved in a business combination transaction that results in the common shares of ELM, its successor or a new parent company or other entity that owns or controls ELM being listed on a national securities exchange (the “Surviving Entity Stock”), then upon closing of such business combination, the outstanding principal amount and any unpaid accrued interest shall automatically convert in whole into the Surviving Entity Stock at a conversion price equal to the product of (i) either the price paid in a private investment in public equity transaction or, in the case of a business combination that does not involve a private investment in public equity transaction, the volume weighted average trading price of share of Surviving Entity Stock on the Nasdaq Capital Market for the five consecutive trading days ending on the trading day immediately preceding the closing of such business combination, multiplied by (ii) 0.90909. In the event ELM consummates an initial public offering, on or before the maturity date, then, upon closing of the initial public offering, the outstanding principal amount of the ELM Convertible Notes and any unpaid interest shall automatically convert at a conversion price equal to the initial public offering price per share of the equity securities sold in the IPO, multiplied by 0.90909. ELM accounts for the ELM Convertible Notes as a share-settled debt under ASC 480-10 based on its conclusion that the ELM Convertible Notes represent an obligation to issue a variable number of shares predominantly based on a fixed amount. As a result, ELM is accreting the carrying value of the ELM Convertible Notes to the expected settlement value of $27,500,028 over the life of the ELM Convertible Notes under the effective interest method. There were no debt issuance costs to capitalize.

Accretion of the ELM Convertible Notes from their principal balance of $25,000,000 to the redemption amount of $27,500,028 is being applied using the effective interest method. ELM recognized $91,930 of interest expense for such accretion for the period from December 10, 2020 through December 31, 2020.

7. shareholders’ DEFICIT

On August 20, 2020, ELM had 1,000,000 common shares authorized to be issued under its Michigan articles of incorporation. On September 11, 2020, 1,000 common shares were issued to an entity controlled by one of the founders of ELM for $10 per share. On November 12, 2020, pursuant to the terms and conditions of Section 450.1745 of the Michigan Business Corporation Act, ELM was converted to a Delaware corporation, at which time, all 1,000 issued and outstanding shares of common stock became shares of common stock with a par value of $0.0001 of the converted Delaware entity and the authorized common stock decreased from 1,000,000 shares to 200,000 shares. The financial statements have been retrospectively adjusted to reflect the authorized, issued and outstanding common stock of the converted entity.

8. Related Party Transactions

On September 11, 2020, an entity controlled by one of the founders of ELM purchased 1,000 shares of ELM’s common stock for an aggregate purchase price of $10,000.

On November 19, 2020, ELM issued an additional 84,477 shares of common stock, in the aggregate, to two entities controlled by one of the founders of ELM (Jason Luo) and a third entity controlled by the other founder of ELM (James Taylor) for $10 per share.

On December 10, 2020, ELM issued ELM Convertible Notes to entities controlled by Jason Luo and Albert Li, ELM’s Chief Financial Officer, for aggregate cash consideration of $3,125,000.

ELECTRIC LAST MILE, INC.
Notes to Financial Statements
as of December 31, 2020,
and for the period FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

8. Related Party Transactions (cont.)

As of December 31, 2020, ELM accrued expenses related to support services it received from SERES in the amount of $5,334,000 to facilitate the knowledge transfer of the commercial vehicles to be manufactured by the EVAP Operations subsequent to its acquisition by ELM. SERES is considered a related party as the ELM co-founders and other ELM executives were SERES executives or employees during a portion of the time these services were provided. These expenses were reported in general and administrative expenses including research and development costs of $1,591,500.

9. COMMITMENTS AND CONTINGENCIES

ELM entered into a nomination agreement on December 21, 2020 with a supplier, pursuant to which the supplier agreed to develop, manufacture and supply batteries. As part of the terms of the agreement, ELM agreed to pay the supplier $163,283 for engineering, development and testing costs expected to be incurred in 2021 related to the development of the batteries for use in ELM products. The agreement stipulates ELM and the supplier expect to mutually agree to detailed terms and conditions related to the purchase and warranty of the developed batteries in future months. The engineering, development and testing costs were paid and expensed in February 2021.

10. Subsequent Events

ELM evaluated all events or transactions that occurred after December 31, 2020 through May 6, 2021, the date the financial statements were available to be issued.

In January 2021, ELM entered into a noncancelable lease agreement for an office building in Troy, Michigan for a lease term commencing on January 15, 2021 and terminating on December 31, 2023. The lease is classified as an operating lease requiring the minimum lease payments of $778,718 to be expensed on a straight-line basis over the lease term. The lease requires monthly lease payments in advance on the first of the month over the lease term. The lease also requires payment for actual operating expenses (utilities, taxes, insurance, etc.) as incurred.

On April 9, 2021, SERES and ELM renegotiated and entered into an agreement relating to the purchase by ELM of the Mishawaka, Indiana plant, including related tangible and intangible personal property, and the assumption by ELM of any liabilities related to environmental matters, employee benefit plans and union obligations. The aggregate purchase price under this agreement is $145 million, plus the assumption of assumed liabilities, and is payable in part at closing with the remainder payable over the next 21 consecutive months. This agreement also requires the delivery of 5,000,000 shares of Forum common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the closing of the business combination.

On April 9, 2021, SERES and ELM renegotiated and entered into an exclusive IP license agreement pursuant to which SERES will grant ELM a license to make, import, use, and offer commercial vehicle product models EC35 and D51 in North America for an initial royalty fee of $5 million plus $100 per vehicle sold for the first 100,000 vehicles. The exclusivity period under this agreement will be for a period of 30 years if ELM reaches a minimum milestone of more than 10,000 vehicles sold in the first two years and more than 100,000 vehicles sold in the first ten years. If the minimum milestones are not met, then the exclusivity for the license expires.

On April 9, 2021, ELM and Sokon entered into a five-year supply agreement which provides that during each of the calendar years 2021, 2022, and 2023, ELM agrees to procure from Sokon a certain forecasted minimum amount of equipment, goods and components used in the manufacture of commercial EC35 and D51 vehicle models. If ELM fails to meet the annual minimum quantity for any such year, Sokon has the right to terminate the agreement.

On March 24, 2021, ELM and SERES entered into a service agreement which provides ELM with engineering, technical and consulting services relating to electric vehicle prototypes ELM will purchase from Seres. Pursuant to the agreement, ELM agreed to pay SERES $5,320,000 for engineering, technical and consulting services already provided in 2020 by SERES, its affiliates or subcontractors. These expenses, plus sales tax of $14,000, for a total of $5,334,000 have been reported in these financial statements and disclosed in the related party footnote.

******

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses to be borne by the Company in connection with this offering. All expenses incurred with respect to the registration of the securities will be borne by the Company. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$126,325
Legal fees and expenses	250,000
Accounting fees and expenses	37,500
Printer expenses	25,000
Total	$438,825

Item 14. Indemnification of Directors and Officers

The Third Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate”) limits the Company’s directors’ liability to the fullest extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Company’s amended and restated bylaws provide that the Company will, in certain situations, indemnify the Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

The Company maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

Issuances and Sales Prior to the Business Combination

On June 26, 2019, we issued an aggregate of 5,750,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On July 1, 2020, we effected a stock split of 1:1.25 with respect to our Class B common stock, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. On October 5, 2020, the IPO underwriter’s over-allotment option expired unexercised, and, as a result, the Sponsor forfeited 937,500 Founder Shares, resulting in the Sponsor holding an aggregate of 6,250,000 Founder Shares. The foregoing issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On August 21, 2020, we consummated the initial public offering of 25,000,000 units. The units were sold at an offering price of $10.00 per unit, generating total gross proceeds of $250,000,000. Jefferies acted as the sole book running manager. The securities sold in the offering were registered under the Securities Act on a Registration Statement on Form S-1 (No. 333-240171). The SEC declared that Registration Statement effective on August 18, 2020.

Simultaneously with the consummation of the initial public offering, we consummated a private placement of 741,250 Private Placement Units at a price of $10.00 per Private Placement Unit, in a private placement to the Sponsor and the IPO underwriter, generating gross proceeds of $7,412,500. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Private Placement Units are the same as the units sold in the initial public offering, except that warrants included in the Private Placement Units (the “Private Placement Warrants”) are not transferable, assignable or salable until July 25, 2021 (30 days after the completion of the Business Combination), subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

Issuances and Sales In Connection with the Business Combination

On June 25, 2021, in connection with the Closing of the Business Combination, we:

•        issued 77,110,597 shares of common stock to the ELM stockholders as merger consideration pursuant to the Merger Agreement and deposited 5,250,000 shares of common stock (the Adjustment Escrow Stock and the Earnout Shares) into escrow for distribution to the ELM stockholders pursuant to the Merger Agreement;

•        issued and sold 13,000,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $130,000,000, pursuant to previously disclosed Subscription Agreements with the PIPE Investors;

•        issued 2,752,223 shares of common stock to the holders of $25,000,000 in aggregate principal amount, plus accrued interest, of ELM Convertible Notes, upon automatic conversion of the ELM Convertible Notes into common stock at a conversion price of $9.0909 per share; and

•        issued 5,000,000 shares of common stock to SERES in accordance with the SERES Asset Purchase Agreement upon the closing of the Business Combination.

In addition, in connection with the Closing, all shares of Forum’s Class B common stock, par value $0.0001 per share (“Class B common stock”), were reclassified as Class A common stock, par value $0.0001 per share (“Class A common stock”), and, immediately thereafter, all shares of Class A common stock were reclassified as common stock.

The securities issued in connection with and/or pursuant to the Merger Agreement (including the shares of common stock issued to the ELM stockholders and SERES), the Subscription Agreements, and the conversion of the ELM Convertible Notes have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The issuance of Class A common stock upon the automatic conversion of the Class B common stock and the issuance of common stock upon the automatic conversion of the Class A common stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(A) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description
2.1†

Agreement and Plan of Merger, dated as of December 10, 2020, by and among Forum Merger III Corporation, ELMS Merger Corp., Electric Last Mile, Inc. and Jason Luo, in the capacity as the initial stockholder representative thereto (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on December 11, 2020).

2.2

First Amendment to the Agreement and Plan of Merger, dated as of May 7, 2021, by and among Forum Merger III Corporation, ELMS Merger Corp., Electric Last Mile, Inc. and Jason Luo (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on May 7, 2021).

3.1

Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 8-A/A (File No. 001-39457), filed with the SEC on June 25, 2021).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 8-A/A (File No. 001-39457), filed with the SEC on June 25, 2021).
4.1	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-240171), filed with the SEC on August 7, 2020).
4.2

Warrant Agreement, dated August 18, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on August 21, 2020).

5.1*	Opinion of Foley & Lardner LLP.
10.1	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on December 11, 2020).
10.2

Form of Convertible Promissory Note of Electric Last Mile, Inc., dated December 10, 2020 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-39457), filed with the SEC on December 11, 2020).

10.3†

Escrow Agreement, dated June 25, 2021, by and among Forum Merger III Corporation, Jason Luo, in the capacity as the initial stockholder representative, Forum Investors III LLC, and Continental Stock Transfer & Trust Company, as escrow agent (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.4

Director Nomination Agreement, dated June 25, 2021, by and between Electric Last Mile Solutions, Inc. and Forum Investors III LLC (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.5

Amended and Restated Registration Rights Agreement, dated June 25, 2021, by and among Forum Merger III Corporation and the parties listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form 8-A/A (File No. 001-39457), filed with the SEC on June 25, 2021).

10.6

Agreement of Purchase and Sale, dated April 9, 2021, between SF Motors, Inc. DBA SERES and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.7

Exclusive IP License Agreement, dated April 9, 2021, by and between SF Motors, Inc., d/b/a SERES and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.8

Supply Agreement, dated April 9, 2021, by and between Chongqing Sokon Motors (Group) Imp. & Exp. Co., Ltd. and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.9

Land Contract, dated June 25, 2021, by and between SF Motors, Inc. DBA SERES and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.10

Form of Promissory Note in the Original Principal Amount of $43,620,689.66, dated June 25, 2021, by Electric Last Mile, Inc. in favor of SF Motors, Inc. DBA SERES (incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

Exhibit No.	Exhibit Description
10.11††

Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between Jason Luo and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.11 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.12††

Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between James Taylor and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.12 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.13††

Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between Hailiang Hu and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.14††

Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between Benjamin Wu and Electric Last Mile, Inc. (incorporated herein by reference to Exhibit 10.14 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.15	Form of Director Offer Letter (incorporated herein by reference to Exhibit 10.15 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).
10.16††	2020 Incentive Plan (incorporated herein by reference to Exhibit 10.16 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).
10.17††

Form of Restricted Stock Unit Award Agreement (Earnout Shares) (incorporated herein by reference to Exhibit 10.17 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.18††

Form of Restricted Stock Unit Award Agreement (Time-Vesting) (incorporated herein by reference to Exhibit 10.18 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.19††

Form of Restricted Stock Unit Award Agreement (Performance-Vesting) (incorporated herein by reference to Exhibit 10.19 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).

10.20

Letter Agreement, dated as of May 7, 2021, by Forum Merger III Corporation (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on May 7, 2021).

10.21**

Master Purchase Agreement, effective as of March 19, 2021 and fully executed as of July 7, 2021, by and between Electric Last Mile, Inc. and Liuzhou Wuling Automobile Industry Co., Ltd. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on July 12, 2021).

10.22

Agreement for Engineering, Design & Development Services, effective as of March 18, 2021 and fully executed as of July 7, 2021, by and between Electric Last Mile, Inc. and Liuzhou Wuling Automobile Industry Co., Ltd. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on July 12, 2021).

10.23

Supplemental Agreement, fully executed as of July 7, 2021, by and between Electric Last Mile, Inc. and Liuzhou Wuling Automobile Industry Co., Ltd. (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on July 12, 2021).

16.1	Letter re: Change in Certifying Accountant (incorporated herein by reference to Exhibit 16.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on July 19, 2021).
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on June 30, 2021).
23.1*	Consent of WithumSmith+Brown, PC.
23.2	Consent of BDO USA, LLP (Electric Last Mile, Inc.).
23.3	Consent of BDO USA, LLP (US Electric Vehicle Assembly Plant Operations).
23.4*	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of Registration Statement).

____________

*        Previously filed.

†        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

††      Indicates a management contract or compensatory plan.

**      Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

(B) Financial Statement Schedules.

All schedules are omitted because the required information is (i) not applicable, (ii) not present in amounts sufficient to require submission of the schedule and/or (iii) included in the financial statements and accompanying notes thereto included in the prospectus filed as part of this Registration Statement.

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and.

ii.      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining any liability of the undersigned under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on July 29, 2021.

Electric Last Mile Solutions, Inc.

By:	/s/ James Taylor
Name:	James Taylor
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James Taylor	Chief Executive Officer
James Taylor	(Principal Executive Officer) and Director	July 29, 2021
/s/ Albert Li	Chief Financial Officer and Treasurer
Albert Li	(Principal Financial Officer and Principal Accounting Officer)	July 29, 2021
*	Executive Chairman, President, and Director	July 29, 2021
Jason Luo
*	Director	July 29, 2021
Shauna F. McIntyre
*	Director	July 29, 2021
Richard N. Peretz
*	Director	July 29, 2021
Brian M. Krzanich
*	Director	July 29, 2021
David Boris
*	Director	July 29, 2021
Neil Goldberg
*By:	/s/ James Taylor
James Taylor
Attorney-in-Fact